As filed with the Securities and Exchange Commission on January 31, 2022.

Registration No. 333-261522

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Concierge Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	6199	90-1133909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 Calle Iglesia Unit B San Clemente, CA 92672 949-429-5370
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas Gerber, Chief Executive Officer Concierge Technologies, Inc. 120 Calle Iglesia Unit B San Clemente, CA 92672 Telephone: 949-429-5370
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Peter Gennuso, Esq. McCarter & English, LLP Worldwide Plaza 825 Eighth Avenue, 31st Floor New York, NY 10019 Telephone: 212-609-6862	Brett Hanson, Esq. Emily Humbert, Esq. Fox Rothschild LLP Two22 Building – Suite 2000 222 S. Ninth St. Minneapolis, MN 55402-3338 Telephone: 612-607-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share(2)	$ 9,200,000	$ 1,003.72
Underwriter’s Warrants to Purchase Common Stock(3)	—	—
Common Stock underlying Underwriter’s Warrants(4)	$ 552,000	$ 60.22
Total	$ 9,752,000	$ 1,063.94(5)

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act. The information in this registration statement does not reflect the impact of any such event.
(2)	Includes 358,209 additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.
(3)	No registration fee pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Underwriter’s Warrants are exercisable at a per share exercise price equal to 120% of the public offering price. The proposed maximum aggregate offering price of the Underwriter’s Warrants is $552,000, which is equal to 120% of $460,000 (5% of $9,200,000). Assumes the full exercise of the underwriter’s over-allotment option.
(5)	The Company previously paid $2,260.03 on December 7, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JANUARY 31, 2022

CONCIERGE TECHNOLOGIES, INC.

2,388,060 Shares of Common Stock

This is a firm commitment underwritten public offering of 2,388,060 shares of Common Stock, par value $0.001 (“Common Stock”, and each a “Share” and collectively, the “Shares”) of Concierge Technologies, Inc. (the “Company,” “Concierge,” “we,” “our” or “us”) at an assumed offering price of $3.35 per share of Common Stock. The actual public offering price per share will be determined between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Our common stock is presently subject to quotation on OTC Pink, operated by OTC Markets Group, Inc. under the symbol “CNCG.” We have applied to list our common stock on the NYSE American LLC (“NYSE American”), under the symbol “MGLD”, subject to official notice of issuance. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NYSE American, however, we cannot guarantee that we will be successful in listing our common stock on the NYSE American. We will not consummate this offering unless our common stock will be listed on the NYSE American. We intend to change our name to The Marygold Companies, Inc. upon listing on the NYSE American. No assurance can be given that our application will be approved or that the trading prices of our common stock on the OTC Pink will be indicative of the prices of our common stock if our common stock were traded on the NYSE American.

On January 24, 2022, the last reported sale price of our common stock was $3.35 per share. The actual public offering price per share will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” STARTING ON PAGE 18 OF THIS PROSPECTUS AS WELL AS THE INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING ANY DECISION TO BUY SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$—	$—
Underwriting discounts and commissions(1)	—	—
Proceeds, before expenses, to us(2)	$—	$—

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below and (ii) warrants being issued to the underwriter in this offering. See “Underwriting” for additional information regarding total underwriter compensation.

We engaged Maxim Group LLC (“Maxim” or the “underwriter”) as our lead managing underwriter and sole book running manager in connection with this offering on a “firm commitment” basis. The underwriter is obligated to take and pay for all the shares of common stock offered by this prospectus if the underwritten offer is consummated. We have granted the underwriter a 45-day option to purchase up to an additional 358,209 shares of common stock from us at the public offering price, to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby).

The underwriter expects to deliver our shares to purchasers in the offering on or about ____________ ___, 2022.

Sole Book-Running Manager

MAXIM GROUP LLC

The date of this prospectus ________ 2022.

iii

Printstock Products Ltd.

Supplying New Zealand & Australia with packaging products.

A leading printing & laminating, award winning company.

Marygold & Co.

Marygold & Co.

Original Sprout.

Worry-Free Luxury™

USCF

INVEST IN WHAT'S REAL

GOURMET

FOODS

THE TRADITIONAL TASTE OF NEW ZEALAND

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TABLE OF CONTENTS

v

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 94, before making an investment decision. You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 94.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor the underwriter have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Our logo and some of our trademarks and tradenames are used in this prospectus. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 18 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to Concierge Technologies, Inc., is also based on our good faith estimates.

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Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Concierge” and “Concierge Technologies” refer to Concierge Technologies, Inc. and its subsidiaries.

In addition, unless the context otherwise requires:

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

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Cautionary Statement Regarding Forward Looking Statements

This prospectus contains certain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions. Examples of forward-looking statements include statements relating to outcomes relating to class action lawsuits or investigations by regulators, potential impact to our business due to the COVID-19 pandemic and macroeconomic conditions; our expectations regarding future growth, including future revenue and earnings increases; our expectations regarding new products and market acceptance of current and new products; anticipated changes in regulations and market acceptance of our products and industry; our growth plans and opportunities, including our strategies for future acquisitions, future product expansion, potential client marketing and targeting and potential geographic expansion; estimated returns on future acquisitions; and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape for our products, plans or intentions relating to acquisitions and developments and other information that is not historical information, and our assumptions underlying these expectations.

This prospectus also contains statements that are based on the current expectations of our Company and management. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

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Prospectus Summary

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

About Concierge Technologies, Inc.

Concierge Technologies, Inc., (the “Company” or “Concierge”), a Nevada corporation, operates through its wholly-owned subsidiaries who are engaged in varied business activities. The operations of the Company’s wholly-owned subsidiaries are more particularly described herein but are summarized as follows:

•	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries, United States Commodity Funds LLC (“USCF”), and USCF Advisers LLC (“USCF Advisers”), each of which manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares which trade on the NYSE Arca stock exchange.
•	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly-owned New Zealand subsidiary company, Printstock Products Limited (“Printstock”), prints specialty wrappers for the food industry in New Zealand and Australia (collectively “Gourmet Foods”).
•	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems under the names Brigadier Security Systems and Elite Security in the province of Saskatchewan.
•	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
•	Marygold & Co., a newly formed U.S. based company, together with wholly-owned limited liability company, Marygold & Co. Advisory Services, LLC (collectively “Marygold”), was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, and is still in the development stage as of September 30, 2021. Through September 30, 2021, expenditures were limited to developing the business model and the associated application development.
•	Marygold & Co. (UK) Limited, a newly formed UK company (“Marygold UK”), was established to be the holding company for acquisitions that may be consummated in the region, along with other regional business activities by Concierge and its wholly-owned subsidiary, Marygold & Co., which is targeting an introduction of a mobile app for its Fintech services business in the U.K. and E.U. next year. Through September 30, 2021, expenditures have been limited to developing the business model and the associated application development.

Concierge manages its operating businesses on a decentralized basis. There are no centralized or integrated operational functions such as marketing, sales, legal or other professional services and there is little involvement by Concierge’s management in the day-to-day business affairs of its operating subsidiary businesses apart from oversight. Concierge’s corporate management is responsible for capital allocation decisions, investment activities and selection and retention of the Chief Executive to head each of the operating subsidiaries. Concierge’s corporate management is also responsible for corporate governance practices, monitoring regulatory affairs, including those of its operating businesses and involvement in governance-related issues of its subsidiaries as needed. Across Concierge and its subsidiaries the Company employs 114 people.

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Subsidiary Business Overview

Wainwright

On December 9, 2016, we acquired all of the issued and outstanding stock in Wainwright. Wainwright wholly owns both USCF and USCF Advisers, which collectively operate 10 exchange traded products (“ETPs”) and exchange traded funds (“ETFs”), each of which has its shares listed on the NYSE Arca, Inc. (“NYSE Arca”). The ETPs and ETFs managed by USCF and USCF Advisers have a total of approximately $4.2 billion in assets under management as of September 30, 2021. Wainwright receives revenues as a result of its ownership of USCF and USCF Advisers, which provides investment management and advisory services in exchange for management fees charged against the ETPs and ETFs. The ETPs and ETFs managed by USCF and USCF Advisers invest in a broad base index or single commodity, particularly in oil, natural gas, gasoline and metals. We acquired Wainwright in a stock-for-stock exchange for (i) 27,293,333 shares of our common stock and (ii) 311,804 shares of our Series B Convertible Preferred stock (which preferred shares are convertible into approximately 6,236,079 shares of Company Common Stock).

USCF currently serves as the General Partner or the Sponsor to the following commodity pools, each of which is currently conducting a public offering of its shares pursuant to the Securities Act of 1933, as amended:

USCF as General Partner for the following funds
United States Oil Fund, LP (“USO”)	Organized as a Delaware limited partnership in May 2005
United States Natural Gas Fund, LP (“UNG”)	Organized as a Delaware limited partnership in November 2006
United States Gasoline Fund, LP (“UGA”)	Organized as a Delaware limited partnership in April 2007
United States 12 Month Oil Fund, LP (“USL”)	Organized as a Delaware limited partnership in June 2007
United States 12 Month Natural Gas Fund, LP (“UNL”)	Organized as a Delaware limited partnership in June 2007
United States Brent Oil Fund, LP (“BNO”)	Organized as a Delaware limited partnership in September 2009
USCF as fund Sponsor - each a series within the USCIF Trust
United States Commodity Index Fund (“USCI”)	A commodity pool formed in April 2010 and made public August 2010
United States Copper Index Fund (“CPER”)	A commodity pool formed in November 2010 and made public November 2011

In addition, USCF served as a Sponsor to the USCF Funds Trust, a Delaware Statutory Trust that initially launched two series – United States 3X Oil Fund and United States 3X Short Oil Fund – both of which were liquidated in December 2019.

USCF Advisers, a registered investment adviser, serves as the investment adviser to the funds listed below within the USCF ETF Trust (the “ETF Trust”) and has overall responsibility for the general management and administration for the ETF Trust. Pursuant to the current Investment Advisory Agreements, USCF Advisers provides an investment program for each of series within the ETF Trust and manages the investment of the assets.

USCF Advisers as fund manager for each series within the USCF ETF Trust:
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”)	Fund launched May 2018
USCF Midstream Energy Income Fund (“UMI”)	Fund launched March 2021

In addition, USCF Advisers previously served as the investment adviser to the USCF SummerHaven SHPEI Index Fund, which launched in November 2017 and was liquidated in October 2020, and USCF SummerHaven SHPEN Index Fund, which launched in November 2017 and was liquidated in May 2020.

All commodity pools managed by USCF and each series of the ETF Trust managed by USCF Advisers are collectively referred to as the “Funds” hereafter.

5

For the year ended June 30, 2021 approximately 84% of Wainwright’s revenue were attributed to its three largest funds which were United States Oil Fund, LP, United States Natural Gas Fund, LP and United States Brent Oil Fund, LP as compared to the year ended June 30, 2020 with approximately 86% of the revenue attributed to United States Oil Fund, LP, United States Natural Gas Fund, LP and United States Commodity Index Fund.

Competition

Wainwright faces competition from other commodity fund managers, which include larger, better financed companies that offer products similar to Wainwright’s. Many of these competitors have substantially greater financial, technical, and human resources than Wainwright does, as well as greater experience in the discovery and development of products and the commercialization of those products. Our competitors’ products may be more effective, or more effectively marketed and sold, than any products we may commercialize. Wainwright will continue to develop and consider new fund opportunities identified through its research efforts and review of market needs. However, the cost of launching and seeding new funds is dependent upon existing and new capital resources. The ability to successfully launch new funds competing with much larger financial institutions with greater financial and human capital will be challenging.

Regulation

Wainwright’s operating subsidiaries, USCF and USCF Advisers, are subject to federal, state and local laws and regulations generally applicable to the investment services industry. USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) under the Commodities Exchange Act of 1936, as amended (the “CEA”). USCF Advisers is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is also registered as a CPO under the CEA. Public offerings conducted by ETPs sponsored by USCF are required to be registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended and each ETP has SEC reporting obligations under the Securities Exchange Act of 1934, as amended. The series of the ETF Trust managed by USCF Advisers are registered investment companies under the Investment Company Act of 1940, as amended.

Employees

Wainwright’s operating subsidiaries employ approximately 15 persons, a majority of whom are located in Walnut Creek, California. The operating subsidiaries are responsible for the retention of sub-advisers to manage the investments of each managed Funds’ assets in conformity with their respective investment policies if the operating subsidiary does not provide those services directly. Wainwright’s operating subsidiaries may also retain third-parties to provide custody, distribution, fund administration, transfer agency, and all other non-distribution related services necessary for each fund to operate. Wainwright, through its operating subsidiaries, bears all of its own costs associated with providing these advisory services and the expenses of the members of the board of directors of each fund who are affiliated with Wainwright.

Intellectual Property

Wainwright subsidiary USCF owns registered trademarks for USCF and USCF Advisers.  The Funds for which USCF is a general partner or sponsor have registered trademarks owned by USCF. Additionally, USCF was granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an ETF that tracks the price of one or more commodities.

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Gourmet Foods

Gourmet Foods was organized in its current form in 2005 (previously known as Pats Pantry Ltd) and acquired by Concierge in August 2015. Pats Pantry was founded in 1966 to produce and sell wholesale bakery products, meat pies and patisserie cakes and slices, in New Zealand. Gourmet Foods, located in Tauranga, New Zealand, sells substantially all of its goods to supermarkets and service station chains with stores located throughout New Zealand. Gourmet Foods also has a large number of smaller independent lunch bars, cafes and corner dairies among the customer list, however they comprise a relatively insignificant dollar volume in comparison to the primary accounts of large distributors and retailers.

On July 1, 2020, Gourmet Foods acquired the New Zealand company Printstock. Located in nearby Napier, New Zealand, Printstock prints wrappers for food products, including those used by Gourmet Foods. Printstock is a wholly-owned subsidiary of Gourmet Foods and its operating results are consolidated with those of Gourmet Foods from July 1, 2020 onwards.

Products and Customers

Concierge, through Gourmet Foods, and following the acquisition of Printstock on July 1, 2020, has two major customer groups comprising gross revenues: 1) baking, and 2) printing. While these major groups are comprised of different customers and supply chains, we consider the consolidation of Gourmet Foods with Printstock to be within the food industry as Printstock only supplies the food industry manufacturers, some of which are competitors to Gourmet Foods, and the inclusion of Printstock to the Gourmet Foods operations does not extend its presence beyond the food industry.

Baking: Within the baking sector there are three major customer groups; 1) grocery, 2) gasoline convenience stores, and 3) independent retailers. The grocery industry is dominated by several large chain operations, which are customers of Gourmet Foods, and there are no long-term guarantees that these major customers will continue to purchase products from Gourmet Foods, however, many of the existing relationships have been in place for sufficient time to give management reasonable confidence in their continuing business.

For the year ended June 30, 2021, Gourmet Foods’ largest customer in the grocery and food industry, who operates through a number of independently branded stores, accounted for approximately 18% of baking sales revenues as compared to 20% for the year ended June 30, 2020. This customer accounted for 19% of the baking accounts receivable at June 30, 2021 as compared to 15% as of June 30, 2020. The second largest customer in the grocery and food industry did not account for significant sales during the years ended June 30, 2021 and 2020. However, this customer did account for 27% of baking accounts receivable as of June 30, 2021 and 2020.

In the gasoline convenience store market customer group, Gourmet Foods supplies two major channels. The largest is a marketing consortium of gasoline dealers operating under the same brand who, for the years ended June 30, 2021 and 2020 accounted for approximately 49% and 45%, respectively, of baking gross sales revenues. No single member of the consortium is responsible for a significant portion of Gourmet Foods’ accounts receivable, however as a group they collectively accounted for 22% and 19% of baking accounts receivable as of June 30, 2021 and June 30, 2020. A second consortium of gasoline convenience stores accounted for 23% and 15% of baking accounts receivable as of June 30, 2021 and June 30, 2020, respectively, but no single member of the consortium was a significant contributor to Gourmet Foods’ sales revenues, but as a group they contributed 9% of the baking sales revenues for the years ended June 30, 2021 and June 30, 2020.

The third major customer group is independent retailers and cafes, which collectively accounted for the balance of baking sales revenue, however no single customer in this group was a significant contributor of sales revenue or accounts receivable as of and for the years ended June 30, 2021 and 2020.

Printing: The printing sector of Gourmet Foods’ gross revenues is comprised of many customers, some large and some small, with one customer accounting for 33% of the printing sector revenues and 40% of the printing sector accounts receivable as of and for the year ended June 30, 2021. No other customers comprised a significant contribution to printing sector sales revenues or accounts receivable as of and for the year ended June 30, 2021. The acquisition of Printstock occurred on July 1, 2020; therefore, there are no results for the prior year to compare to the year ended June 30, 2021.

7

Consolidated: With respect to Gourmet Foods’ consolidated risk, the largest three customers accounted for 32%, 12% and 12% of Gourmet Foods’ consolidated gross revenues for the year ended June 30, 2021. Because Printstock was acquired on July 1, 2020, there is no relevant consolidated comparisons for the prior year period ended June 30, 2020. These same customers accounted for 26% of the consolidated accounts receivable of Gourmet Foods as of June 30, 2021, with no single customer accounting for more than 10% of Gourmet Foods’ consolidated accounts receivable for the period.

Sources and Availability of Materials

Gourmet Foods, including Printstock, is not dependent upon any one major supplier as many alternative sources are available in the local marketplace should the need arise. However, the unavailability of, or increase in price in, any of the ingredients on which Gourmet Foods relies to produce its products could harm its operating results for such period.

Competition

Gourmet Foods faces competition from other commercial-scale manufacturers of meat pies located in New Zealand and Australia. Competitors’ products may be more effective, or more effectively marketed and sold, than any products Gourmet Foods may commercialize. Larger competitors in New Zealand also enjoy a wider and more entrenched market share making it particularly difficult for us to penetrate certain market segments and, even if penetrated, might make it difficult to maintain. In an effort to expand its market presence and limit competitive interference, Gourmet Foods from time to time attempts to acquire other commercial-scale manufacturers of meat pies or confections. Gourmet Foods has also collapsed a portion of its supply chain by acquiring Printstock, who prints the food wrappers utilized by Gourmet Foods. Printstock, in turn, also faces competition from other New Zealand-based printing companies who offer similar services to the food production industry.

Seasonality

The location of Gourmet Foods in the southern hemisphere provides it with a warm Christmas holiday season and some increased business as customers tend to be traveling and purchase more ready-to-eat foods. Although this increase in sales is observable, it is not deemed significant and the opposing seasons to the northern hemisphere work to offset any corresponding downturn in revenues for Brigadier, our Canadian subsidiary, during winter months. Overall, Concierge’s consolidated business does not experience any material seasonality due to Gourmet Foods.

Regulation

In New Zealand our subsidiary, Gourmet Foods, is required to have certain permits from health regulatory agencies and export permits for certain products it chooses to export. Gourmet Foods is also subject to local regulations as are usual and customary for those in the food processing, manufacturing and distribution business. Gourmet Foods believes it has all necessary licenses and permits and is compliant in all material respects with New Zealand laws and local regulations.

Intellectual Property

Gourmet Foods, Ponsonby Pies and Pat’s Pantry are all registered trademarks of Gourmet Foods, Ltd.

Employees

Gourmet Foods, including Printstock, employs approximately 63 persons in New Zealand.

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Brigadier

On June 2, 2016, we acquired all of the issued and outstanding stock in Brigadier, a Canadian corporation headquartered in Saskatoon, Saskatchewan. Brigadier sells and installs alarm monitoring and security systems to commercial and residential customers under the brand names “Brigadier Security Systems” and “Elite Security” throughout the province of Saskatchewan with offices in Saskatoon and Regina.

Services, Products and Customers

Brigadier, founded in 1985, is a leading electronic security company in the province of Saskatchewan. Brigadier has two offices located in the urban areas of Saskatchewan, Brigadier Security Systems in Saskatoon, and operating as Elite Security in Regina. The company’s management team has a combined industry experience of over 135 years. Brigadier provides comprehensive security solutions including access control, camera systems, fire alarm monitoring panels, and intrusion alarms to home and business owners as well as government offices, schools, and public buildings. Their experience as the provider of choice on many large notable sites shows a commitment to design, service and support. Brigadier specializes, and is certified, in several major manufacturers’ products: Honeywell Security, Panasonic, Avigilon and JCI/DSC/Kantech security products. Brigadier and its staff are recognized for dedication to customer service with annual awards from SecurTek including being recipients of the Customer Retention, Service Excellence, and overall best dealer with the President’s Award. Brigadier has demonstrated a commitment to delivering outstanding quality to customers by the notable facilities, businesses, and homes they secure.

Brigadier is an authorized SecurTek dealer. SecurTek is owned by SaskTel which is Saskatchewan’s leading Information and Communications Technology (ICT) provider with over 1.4 million customer connections across Canada. Under the terms of its authorized dealer contract with the monitoring company, Brigadier earns monthly payments during the term of the monitoring contract in exchange for performance of customer service activities on behalf of the monitoring company.

Concierge, through Brigadier, is partially dependent upon its contractual relationship with the alarm monitoring company that provides monitoring services to Brigadier’s customers. In the event this contract is terminated, Brigadier would be compelled to find an alternate source of alarm monitoring, or establish such a facility itself. Management believes that the contractual relationship is sustainable, and has been for many years, with alternate solutions available should the need arise. Sales to the largest customer, which includes contracts and recurring monthly support fees, totaled 49% and 49% of the total Brigadier revenues for the years ended June 30, 2021 and June 30, 2020, respectively. The same customer accounted for approximately 31% of Brigadier’s accounts receivable as of the balance sheet date of June 30, 2021 as compared to 40% as of June 30, 2020. Another customer accounted for 12% of total Brigadier revenues and 39% of accounts receivable as of and for the year ended June 30, 2021, but was insignificant for the year ended June 30, 2020. No other single customer accounted for a significant percentage of total sales or accounts receivable for the fiscal years ended June 30, 2021 or 2020.

Sources and Availability of Materials

Brigadier purchases alarm panels, digital and analog cameras, mounting hardware and accessory items needed to complete security installations from a variety of sources. The manufacture of electronic items such as those sought by Brigadier has expanded to a global scale thus providing Brigadier with a broad choice of suppliers. Brigadier bases its vendor selection on several criteria including: price, availability, shipping costs, quality, suitability for purpose and the technical support of the manufacturer. Brigadier is not reliant on any one supplier.

Competition

Although it holds a leading market position in the province of Saskatchewan, Brigadier faces competition from larger, better financed companies that offer similar products and services throughout Canada and globally. In addition, it is possible that Brigadier may face increasing competition as disruptive technologies enter the market. However, with respect to the market share it currently enjoys, Brigadier expects to maintain its current market position in Saskatchewan and believes that opportunities exist to capitalize on the deployment of new technologies within this market. Brigadier’s management will continue efforts to capture additional customers through organic growth and a focus on quality.

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Seasonality

Brigadier, due to its location in the province of Saskatchewan, Canada, is far enough north that winter weather has a negative effect on its ability to complete some installations, particularly those involving new construction. For this reason, the period from November through March typically produces less revenue than comparison periods during other seasons of the year. Although this decrease in sales is observable, the downturn in sales revenues for the winter months at Brigadier are offset in large part by the increase in revenues for our subsidiary Gourmet Foods in the Southern Hemisphere. Overall, Concierge, on a consolidated basis, does not experience any material seasonality due to Brigadier.

Employees

Brigadier employs approximately 21 persons in Canada.

Original Sprout

Kahnalytics was founded in 2015 and began doing business as Original Sprout in December 2017. Original Sprout formulates and packages various hair and skin care products that are 100% vegan, tested safe and non-toxic, and marketed globally through distribution networks to salons, resorts, grocery stores, health food stores, e-tail sites and on Original Sprout’s website. Original Sprout operates from warehouse and sales offices located in San Clemente, CA, USA.

Products and Customers

As a result of the ongoing COVID-19 pandemic, Original Sprout has made adjustments to its primary distribution and marketing channels. Prior to the pandemic Original Sprout relied heavily upon its wholesale distribution network to place products at retail locations and generally to make products available to consumers, whereas in the current environment of social distancing and closures of retail businesses, Original Sprout initially encountered a significant drop in sales volumes as consumers avoided traditional sales outlets. In response to this trend, Original Sprout has established new sales channels with online retailers and also encouraged those national retail chains who stock its products to also make them available at online shopping carts. The positive effects of this transition are now being realized, while decreased sales through the wholesale distribution business continue as a result of the continuation of the pandemic. The result is that total sales overall have been relatively stable during the pandemic, though derived from different sources.

Original Sprout sells its products through 3 channels to market: 1) direct sales to end users via online shopping carts, 2) sales through wholesale distributors who, in turn, sell to other retailers or wholesalers, and 3) to retail stores selling to end users either from the shelf or online.

Original Sprout has thousands of customers and, from time to time, certain of them become significant during specific reporting periods, but may not be significant during other periods. Original Sprout had one significant customer for the year ended June 30, 2021 which accounted for 12% of Original Sprout’s total revenues and 15% of accounts receivable as compared to 3% of total revenues and 39% of accounts receivable as of and for the year ended June 30, 2020. A different customer who was insignificant for the year ended June 30, 2021, accounted for 10% of sales for the year ended June 30, 2020 and 0% of accounts receivable.

Sources and Availability of Materials

Original Sprout is dependent upon its relationship with a product formulating and packaging company who, at the direction of Original Sprout, produces its products in accordance with proprietary formulas, packages them in appropriate containers, and delivers the finished goods to Original Sprout for distribution to its customers. All of Original Sprout’s products are currently produced by this packaging company. If this relationship were to terminate, Original Sprout believes that there are other similar packaging companies available to Original Sprout at competitive pricing. Because of the nature of the Original Sprout product ingredients, some of the ingredients may, at times, be difficult to source in a timely fashion or at the expected price point. To safeguard against this possibility Original Sprout endeavors to maintain at least a 90-day supply of all products in stock. Estimating and maintaining a reserve stock account is not a guarantee that a shortage of ingredient supplies will not affect production such that Original Sprout will not exhaust its reserves or be unable to fulfill customer orders.

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Competition

Original Sprout manufactures and distributes only 100% vegan, safe and non-toxic, hair and skin care products which it believes differentiate it significantly from competitors that do not employ such standards. The use of organic and natural extracts is a growing trend in the U.S. and abroad, and other established brands are beginning to make products that directly compete with Original Sprout. As more entrants to the high-end, vegan, hair care segment come into existence it is inevitable that some will be better financed and have more brand recognition and resources than those of Original Sprout. Original Sprout is focused on promoting its own brand name as a recognized pioneer in 100% vegan, safe, effective, hair care products through the recruitment of addition distributors, contracts with additional nationwide retail stores, a continued emphasis on online sales either directly or through retail stores and an increased social media presence. Original Sprout believes that these steps will allow for the continued growth of annual revenues and market share protection, though there can be no guarantees that such efforts will be sufficient to offset the effects of competition in the future.

Seasonality

There is no significant seasonality for sales of products for Original Sprout, though sales will fluctuate around traditional holidays, and certain products, such as sun screen, will be lower in winter months than in summer months. Overall, Concierge, on a consolidated basis, does not experience any material seasonality due to Original Sprout.

Regulation

In the U.S. our subsidiary, Original Sprout, is not required to have permits or inspections by regulatory agencies for the products it formulates and distributes in the U.S.; however, it has chosen to gain recognition from certain testing laboratories and other quasi-regulatory agencies for compliance with accepted standards for hair and skin care ingredients and lack of toxic chemicals in their formulas and processes. For export, Original Sprout is often compelled to submit its products to foreign government agencies or certified laboratories for ingredient testing prior to being accepted for import as a “safe” product. We believe that Original Sprout products comply with all applicable regulations, both domestic and foreign, in areas where they are sold or distributed.

Intellectual Property

The formulations and ingredient percentages of the many products of Original Sprout are considered its intellectual property, though many cannot be patented, they are maintained as confidential. The names “Original Sprout” and “D’Organiques Original Sprout” are registered trademarks of Original Sprout.

Employees

Original Sprout employs 10 persons on a full time basis at its location in San Clemente, California.

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Marygold & Co

While still in the development phase, Marygold & Co. continues to devote considerable resources to the development of a proprietary Fintech software application that is envisioned to provide a superior mobile banking experience to its customers. Marygold & Co. employs 5 full time staff members and also subcontracts for a variety of services. These operating expenses are combined with those of Concierge in our Consolidated Financial Statements and segmented reports. Marygold & Co. estimates that it will launch its mobile app during the fiscal year ending June 30, 2022 and, at that time, its operations will be segregated from those of the parent, Concierge.

Recent Developments

On August 2, 2021, the Company formed a wholly-owned subsidiary named Marygold & Co. (UK) Limited organized under the laws of England and Wales. Marygold UK was initially capitalized with GBP 50,000 (approximately US$70,000) and Matthew Parden was named President. On August 13, 2021, Marygold UK entered into a Share Purchase Agreement that, when consummated, would result in the acquisition of all the outstanding and issued shares of Tiger Financial and Asset Management Limited, a U.K. limited company, (“Tiger”) in exchange for GBP 1,500,000 (approximately US$2,100,000) plus acquired cash-on-hand at the time of closing. Marygold UK will pay the purchase price in 3 approximately equal payments commencing at closing and at each annual anniversary date. Funding for the purchase price will be provided through a loan facility granted by Concierge. The Company plans to project its Marygold Fintech services into the U.K. market provided a successful launch in the U.S. is realized. Tiger is an established and certified investment advisor in the U.K., and will be able to offer such services as Marygold’s to its clientele and other U.K. residents thus greatly reducing the cost and time to market for Marygold. The transaction remains subject to regulatory approval and other usual and customary prerequisites for a transaction of this nature (see Current Report on Form 8-K dated August 13, 2021).

On or about August 25, 2021, the Company received written consents in lieu of a meeting of stockholders representing a majority of the issued and outstanding shares, or 59.33%, of the voting securities of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the following: (1) the amendment to the Company’s Articles of Incorporation, as amended, to effect the name change of the Company to “The Marygold Companies, Inc.” (the “Name Change”); (2) the amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of our Common Stock by a ratio of not less than 1-for-1.5 and not more than 1-for-2.75 (the “Reverse Stock Split”) at any time prior to the one year anniversary of filing of a definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set within the above range as determined by the Board in its discretion; and (3) the adoption of the Concierge Technologies, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan” and, together with the Name Change and Reverse Stock Split, the “Actions”).

On August 24, 2021, the Board of Directors of the Company approved the Actions by unanimous written consent in lieu of a meeting. The Plan became effective upon approval of the Majority Stockholders. The Name Change and Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than October 3, 2021, which is the 20th calendar day after the Company’s Definitive Information Statement was mailed or furnished to the stockholders of record as of September 3, 2021. (See Schedule 14C Definitive Information Statement, dated September 13, 2021 filed with the U.S. Securities and Exchange Commission on September 13, 2021).

As it relates to Wainwright, on November 2, 2021, the USCF ETF Trust (“Trust”) launched its new series (or fund), the USCF Gold Strategy Plus Income Fund (“GLDX”). The Trust had previously approved the fund’s formation on May 5, 2021. On November 3, 2021 the fund commenced trading on the NYSE and USCF Advisers purchased $1.25 million of GLDX shares in the open market with existing cash balances.

On November 8, 2021, one of Concierge Technologies, Inc.’s (the “Company”) indirect subsidiaries, the United States Commodity Funds LLC (“USCF”), together with United States Oil Fund, LP (“USO”), for which USCF is the general partner, announced a resolution with each of the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures Trading Commission (the “CFTC”) relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC as more fully described below.

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•	On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice stated that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), and Section 10(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Rule 10b-5 thereunder.
•	Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice stated that the CFTC staff made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act, as amended (the “CEA”), 7 U.S.C. §§ 6o(1)(A) and (B) and 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019).
•	On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities . . . to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.
•	Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1)(B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.
•	Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), USCF was required to pay to the SEC and CFTC civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000), of which one million two hundred fifty thousand dollars ($1,250,000) would be paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders. As of date of this prospectus, USCF paid the full amount owed to each of the SEC and the CFTC.
•	The SEC Order and CFTC Order were each based on an alleged failure to timely disclose that certain limitations had been imposed on USO by its sole futures commission merchant (“FCM”) on or around April 22 or 23 that, according to the SEC Order and CFTC Order, rendered statements made about USO misleading. Specifically, the FCM communicated to USO that it could not invest through the FCM any proceeds generated by the future sale of newly-created shares in certain oil futures contracts in the event that the registration statement filed by USO on April 20, 2020 was approved and shares were registered, available for issuance, created and issued. Following this restriction, according to the SEC Order and CFTC Order, USO failed to timely disclose the character and nature of the restriction in certain of the public filings with the SEC, including pre-effective amendments to the April 20, 2020 registration statement which went effective in June 2020.

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•	The above summaries of the SEC Order (SEC Release No. 11006) and CFTC Order (CFTC Docket No. 22-06) do not purport to be complete and are qualified in their entirety by reference to the actual orders which can be accessed at www.sec.gov and www.cftc.gov, respectively.

On December 2, 2021, Marygold became aware of certain activity indicative of potential fraud on its Fintech platform, which was still in beta testing stage of development, and associated with the opening of end-customer accounts. As of the date of this prospectus, Marygold estimates that approximately 80 end-customer accounts were opened fraudulently that resulted in approximately $300,000 being misappropriated. Upon learning of this activity, Marygold removed its app from all App Stores including, Apple and Android, to prevent any fraudulent activity through opening of new accounts created on its platform. Marygold further believes that no personal identifiable information was compromised. Marygold will continue to monitor the security measures of its Fintech platform and hopes to re-launch the beta of its Fintech platform in the near future.

Novel Coronavirus (COVID-19)

Because the Company conducts its businesses through its wholly-owned operating subsidiaries, the risks related to our wholly-owned subsidiaries are also risks that impact the Company’s financial condition and results of operations. The emergence of a novel coronavirus on a global scale, known as COVID-19, and related geopolitical events has lead and may continue to lead to increased market volatility, disruption to U.S. and world economies and markets and has and may continue to have significant adverse effects on the Company and its wholly-owned subsidiaries. The financial risk to future operations is largely unknown.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

•	The Company’s business and operation could be negatively affected by any material litigation involving the Company or its subsidiaries.
•	The emergence of a novel coronavirus on a global scale, known as COVID-19, and related geopolitical events could continue to lead to increased market volatility, disruption to U.S. and world economies and markets has and may continue to have significant adverse effects on the Company and its wholly-owned subsidiaries.
•	Concierge is a holding company and its only material assets are its cash in hand, equity interests in its operating subsidiaries and its other investments. As a result, Concierge’s principal source of cash flow is distributions from its subsidiaries and its subsidiaries may be limited by law and by contract in making distributions to Concierge.

•	We are dependent on certain key personnel, the loss of which may adversely affect our financial condition or results of operations.
•	We need qualified personnel to manage and operate our subsidiaries.
•	Unauthorized computer infiltration, denial-of-service attacks, phishing efforts, unauthorized access, malicious software codes, computer viruses or other such harmful computer campaigns may negatively impact our business causing significant disruptions to our business operations.
•	Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.
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•	There is no guarantee that our application to list our common stock on the NYSE American will be approved, and if our common stock is listed on the NYSE American, there can be no assurance that we will be able to comply with the NYSE American’s continued listing standards.
•	If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.
•	The Company’s business and operation could be negatively affected by any material litigation involving the Company or its subsidiaries.
•	The Company’s business and operation could be negatively affected by the SEC Order and CFTC Order.
•	Risks related to commodity prices could materially and adversely affect USCF’s business.
•	We derive a substantial portion of our revenues from our Wainwright subsidiary, as a result, our operating results are particularly exposed to investor sentiment toward investing in the ETPs and ETFs sponsored by USCF and USCF Advisers.
•	We could be subject to a cybersecurity attack.
•	We could consume resources in researching acquisitions, business opportunities or financings and capital market transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or invest in another business.
•	We may effect a reverse stock split of our outstanding common stock immediately following the effective date but prior to the closing of the offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the NYSE American in which case this offering may not be completed.

NYSE American Listing

We have applied to list of our common stock on the NYSE American. If our application to the NYSE American is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on the NYSE American, we will not complete the offering.

Company Information

Our executive offices are located at 120 Calle Iglesia, Unit B, San Clemente, CA 92672, and our telephone number is (949) 429-5370. Our corporate website address is https://www.conciergetechnology.net/. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Issuer:	Concierge Technologies, Inc.

Number of shares of common stock offered by us:	2,388,060 shares of common stock.

Shares of common stock outstanding prior to the offering:	37,485,959 shares(1)

Shares of common stock outstanding after the offering:	39,874,019 shares(2)

Over-allotment option:	We have granted the underwriter a 45-day option to purchase up to an additional 358,209 shares of common stock (equal to 15% of the number of shares sold in the offering) from us at the public offering price per share of common stock, less the underwriting discount, to cover over-allotments, if any.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $7,188,341 from our sale of common stock in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: debt repayment, product launches, fund development, marketing and sales and working capital. See “Use of Proceeds.”

Underwriter compensation:	In connection with this offering, the underwriter will receive an underwriting discount equal to 7.0% of the gross proceeds from the sale of common stock in the offering. We have agreed to issue, upon the closing of this offering, warrants to Maxim Group LLC (or its designees) entitling it to purchase a number of shares of common stock equal to up to 5% of the total number of shares of common stock sold in this offering, with an exercise price equal to 120% of the per share public offering price of common stock in this offering. The registration statement of which this prospectus is a part also registers for sale the underwriter’s warrants, as a portion of the underwriting compensation in connection with this offering, and the shares of common stock issuable upon exercise of the underwriter’s warrants. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering. See “Underwriting.”

Trading symbol:	Our common stock is presently subject to quotation on OTC Pink, operated by OTC Markets Group, Inc. under the symbol “CNCG.” We intend to change our name to The Marygold Companies, Inc. and have filed an application to have our common stock offered in the offering listed on the NYSE American under the symbol “MGLD”.

Reverse Stock Split	We may effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than 1-for-1.5 and not more than 1-for-2.75, as determined by our board of directors, in order to obtain NYSE American approval for our listing of our common stock. There is no assurance that we will effect a reverse split or that effecting such a reverse split will enable us to list on the NYSE American.
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Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Dividends:	We do not anticipate paying dividends on our common stock for the foreseeable future.

Lock-up Agreements:

We and our directors, officers and certain shareholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, without Maxim’s prior written consent. See “Underwriting—Lock-Up Agreements.”

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 37,485,959 shares of common stock outstanding on September 30, 2021.

(2)	The number of shares outstanding after this offering is based on 37,485,959 shares of common stock outstanding on September 30, 2021, and excludes the following:

	•	987,200 shares of our common stock reserved for issuance pursuant to the conversion of 49,360 shares of the Company’s Series B Convertible, Voting, Preferred Stock;

	•	exercise of the underwriter’s option to purchase additional shares from us in this offering; and

	•	shares of common stock underlying the warrant to be issued to the underwriter in connection with this offering.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional shares from us in this offering and no exercise of the warrant to be issued to the representative in connection with this offering.

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Risk Factors

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to Our Business

The Company’s business and operation could be negatively affected by any material litigation involving the Company or its subsidiaries.

USCF, an indirect wholly-owned subsidiary of the Company, is currently subject to class action litigation. Estimating an amount or range of possible losses resulting from litigation proceedings is inherently difficult and requires an extensive degree of judgment, particularly where the matters involve indeterminate claims for monetary damages, are in the early stages of the proceedings, and are subject to appeal. In addition, because most legal proceedings are resolved over extended periods of time, potential losses are subject to change due to, among other things, new developments, changes in legal strategy, the outcome of intermediate procedural and substantive rulings and other parties’ settlement posture and their evaluation of the strength or weakness of their case against us. For these reasons, we are currently unable to predict the ultimate timing or outcome of, or reasonably estimate the possible losses or a range of possible losses resulting therefrom. In light of the inherent uncertainties involved in such matters, an adverse outcome in this litigation could materially adversely affect the Company’s financial condition, results of operations or cash flows in any particular reporting period. Litigation could result in substantial costs and divert management’s attention and resources from a company’s business. Additionally, litigation could give rise to perceived uncertainties as to a company’s future, adversely affect its relationships with vendors and make it more difficult to attract and retain qualified personnel. Also, a company subject to litigation may be required to incur significant legal fees and other expenses related to any litigation.

The Company’s business and operation could be negatively affected by the SEC Order and CFTC Order.

On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued the SEC Order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities . . . to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction. Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued the CFTC Order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1)(B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction, and paid to the SEC and CFTC civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate, of which one million two hundred fifty thousand dollars ($1,250,000) was paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders.

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The SEC Order and CFTC Order, and the actions of USCF and USO set forth in the SEC Order and CFTC Order, could harm our reputation, damage investor confidence in our brand and business, and adversely affect our results of operations and financial condition and may affect the market for and the market price of our common stock. In addition, USCF or USO could be subject to private damages actions brought against them by or on behalf of one or more investors based on substantially the same facts as alleged in the SEC Order and CFTC Order, which could result in an adverse outcome that could materially adversely affect the Company’s financial condition, results of operations or cash flows.

The COVID-19 pandemic and measures taken to contain it have significantly adversely affected, and are likely to continue to significantly adversely affect, our business, results of operations, financial condition, cash flows, liquidity and stock price.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and has now been detected globally. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. COVID-19 has resulted in numerous deaths, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines and the imposition of both local and more widespread “work from home” measures, cancellations, supply chain disruptions, and lower consumer demand, as well as general concern and uncertainty. The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are increasingly impacted by the outbreak and government and other measures seeking to contain its spread. The impact of COVID-19, and other infectious illness outbreaks that may arise in the future, could adversely affect individual issuers and capital markets in ways that cannot necessarily be foreseen. In addition, actions taken by government and quasi-governmental authorities and regulators throughout the world in response to the COVID-19 outbreak, including significant fiscal and monetary policy changes, may affect the value, volatility, pricing and liquidity of some investments or other assets, including those held by or invested in by the Company. Public health crises caused by the COVID-19 outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The duration of the COVID-19 outbreak and its ultimate impact on the Company and, on the global economy, cannot be determined with certainty. The COVID-19 pandemic and its effects may last for an extended period of time, and could result in significant and continued declines in global financial markets, higher default rates, and a substantial economic downturn or recession. The foregoing could disrupt the operations of the Company’s service providers, adversely affect the Company’s stock price, and negatively impact the Company’s performance and your investment in the Company. The extent to which COVID-19 will affect the Company and its service providers will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions taken to contain COVID-19. Given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the Company’s results of operations could be adversely impacted.

Concierge is a holding company and its only material assets are its cash in hand, equity interests in its operating subsidiaries and its other investments. As a result, Concierge’s principal source of cash flow is distributions from its subsidiaries and its subsidiaries may be limited by law and by contract in making distributions to Concierge.

As a holding company, Concierge’s assets are its cash and cash equivalents, the equity interests in its subsidiaries and other investments. The principal source of cash flow is distributions from our subsidiaries. Thus, our ability to finance future acquisitions or develop new projects is dependent on the ability of our subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they may be wholly-owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends, distributions or otherwise. The ability of our subsidiaries to distribute cash to us are and will remain subject to, among other things, restrictions that are contained in each subsidiaries’ financing agreements, availability of sufficient funds and applicable state laws and regulatory restrictions. Additionally, we may decide to sell all or a portion of our equity interests in one or more of our operating subsidiaries and, as a result, future cash flows to Concierge could be impacted.

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Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent our cash flow is dependent on our subsidiaries ability to make distributions to us could materially limit our ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses.

Our business is subject to extensive government regulation and oversight. Our failure to comply with extensive, complex, overlapping, and frequently changing rules, regulations, and legal interpretations could materially harm our business.

Our business is subject to complex and changing laws, rules, regulations, policies, and legal interpretations in the markets in which we operate, including, but not limited to, those governing and enforcing: banking, credit, deposit taking, cross-border and domestic money transmission, prepaid access, foreign currency exchange, privacy and data protection, data governance, cybersecurity, banking secrecy, digital payments and cryptocurrency, payment services (including payment processing and settlement services), fraud detection, consumer protection, antitrust and competition, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. As we, through our subsidiaries, introduce new products and services and expand into new markets, including through acquisitions, we may become subject to additional regulations, restrictions, and licensing requirements.

Any failure or perceived failure to comply with existing or new laws, regulations, or orders of any government authority, such as the SEC Order and the CFTC Order (including changes to or expansion of their interpretation) may subject us to significant fines, penalties, criminal and civil lawsuits, forfeiture of significant assets, and enforcement actions in one or more jurisdictions; result in additional compliance and licensure requirements; cause us to lose existing licenses or prevent or delay us from obtaining additional licenses that may be required for our business; increase regulatory scrutiny of our business; divert management’s time and attention from our business; restrict our operations; lead to increased friction for customers; force us to make changes to our business practices, products or operations; require us to engage in remediation activities; or delay planned transactions, product launches or improvements. Any of the foregoing, including our failure to comply with the terms and conditions of the SEC Order or the CFTC Order, could, individually or in the aggregate, harm our reputation, damage our brands and business, and adversely affect our results of operations and financial condition. We have implemented policies and procedures designed to help ensure compliance with applicable laws and regulations, but there can be no assurance that our employees, contractors, and agents will not violate such laws and regulations.

We are dependent on certain key personnel, the loss of which may adversely affect our financial condition or results of operations.

Major capital allocation decisions and investment decisions are made by Chief Executive Officer and Chairman of the Board of Directors, Nicholas Gerber, with consultation from key personnel, from our management team and the executive management team from our subsidiaries. The executive management teams that lead the Company and our subsidiaries are also highly experienced and possess extensive skills in their industry. If Mr. Gerber were to become unavailable, there could be a material adverse impact on our operations. However, the Company’s Board of Directors have the power and authority to fill a vacancy left by Mr. Gerber. The ability to retain key personnel is important to our success and future growth. Competition for these professionals can be intense, and we may not be able to retain and motivate our existing officers and senior employees, and continue to compensate such individuals competitively. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on our operations and negatively impact our financial condition or results of operations of our businesses, and could hinder the ability of our business and our subsidiaries to effectively compete in the various industries in which we operate.

We need qualified personnel to manage and operate our subsidiaries.

Our decentralized business model requires that we retain qualified and competent managers to continue day-to-day operations of our subsidiaries and continue business operations in a changing political, business or regulatory environment. Our subsidiaries require qualified and competent personnel to execute their business plans and continue servicing their clients, suppliers and other stakeholders. Our inability to attract and retain qualified personnel to operate our business subsidiaries could negatively impact our operating results and our overall financial condition that is important to our success and future growth.

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Risks related to commodity prices could materially and adversely affect USCF’s business.

In 2020, in the context of the COVID-19 pandemic and disputes among oil-producing countries regarding potential limits on the production of crude oil, significant market volatility occurred and is continuing in the crude oil markets as well as the oil futures markets. As a result of this significant market volatility in the oil futures markets, the market price of the front month futures contract fell below zero for a period of time. USO is an exchange-traded product that seeks for the changes in its net asset value (“NAV”) to track the changes in the spot price of crude oil. In April 2020, USO’s sole futures commission merchant (“FCM”) communicated to USO a limitation that would inhibit USO’s ability to invest through the FCM the proceeds generated by the future creation of new USO shares in any investment that would increase USO’s risk profile, which restricted USO from investing the proceeds generated by the future sale of newly-created shares in certain oil futures contracts. This meant that those proceeds would have to be invested in U.S. Treasuries or cash equivalents or simply held as cash, thereby introducing the risk of tracking error between USO’s investment objective and its NAV whenever the suspension of new creations was lifted. If USO or USCF is subject to similar limitations in the future, their business and operations could be negatively impacted.

Crude oil prices also vary depending on a number of factors affecting supply. For example, increased supply from the development of new oil supply sources and technologies to enhance recovery from existing sources tends to reduce crude oil prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or petrochemical manufacturing capacity may impact the supply of crude oil. World oil supply levels can also be affected by factors that reduce available supplies, such as adherence by member countries to the Organization of the Petroleum Exporting Countries (“OPEC”) production quotas and the occurrence of wars, hostile actions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the petroleum industry to find, produce, and refine oil and to manufacture petrochemicals, which in turn may affect the supply of and demand for oil. The demand for crude oil also correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on crude oil prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, pandemics (e.g. COVID-19), government austerity programs, or currency exchange rate fluctuations, can also impact the demand for crude oil. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions (e.g. pandemics such as COVID-19) that impair the functioning of financial markets and institutions also may adversely impact the demand for crude oil.

Abnormally wide bid/ask spreads and market disruptions that halt or disrupt trading or create extreme volatility could undermine investor confidence in the ETP investment structure and limit investor acceptance of ETPs.

ETPs trade on exchanges in market transactions that generally approximate the value of the referenced assets or underlying portfolio of securities held by the particular ETP. Trading involves risks including the potential lack of an active market for fund shares, abnormally wide bid/ask spreads (the difference between the prices at which shares of an ETP can be bought and sold) that can exist for a variety of reasons and losses from trading. These risks can be exacerbated during periods when there is low demand for an ETP, when the markets in the underlying investments are closed, when markets conditions are extremely volatile or when trading is disrupted. This could result in limited growth or a reduction in the overall ETP market and result in our revenues not growing as rapidly as it has in the recent past or even in a reduction of revenues.

We derive a substantial portion of our revenues from our Wainwright subsidiary, as a result, our operating results are particularly exposed to investor sentiment toward investing in the ETPs and ETFs sponsored by USCF and USCF Advisers.

Approximately 63% and 58% of our revenues were derived from Wainwright’s operations, which consists of the management of ETPs and ETFs by USCF and USCF Advisers, for the year ended June 30, 2021 and the three month period ended September 30, 2021, respectively. As a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the assets under management of these funds, as well as investor sentiment toward investing in the funds’ strategies. If the assets under management in these funds were to decline, either because of declining market values or net outflows from these funds, our revenues would be adversely affected.

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We rely on third party suppliers, and our business may be affected by interruption of supplies or increases in product costs.

Gourmet Foods obtains most food related products and services from third party suppliers. Gourmet Foods typically does not have long-term contracts with suppliers. Although Gourmet Foods’ purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies Gourmet Foods needs in the quantities and at the time and prices requested. Gourmet Foods does not control the actual production of most of the products it sells. This means Gourmet Foods is also subject to delays caused by interruption in production and increases in product costs based on conditions outside its control. These conditions include work slowdowns, work interruptions, strikes or other job actions by employees of suppliers; severe weather; crop conditions; product recalls; transportation interruptions; unavailability of fuel or increases in fuel costs; competitive demands; and natural disasters, terrorist attacks or other catastrophic events (including, but not limited to, the outbreak of food-borne illnesses in the United States). Gourmet Foods’ inability to obtain adequate supplies of foodservice and related products because of any of these or other factors could mean that Gourmet Foods could not fulfill its obligations to its customers and, as a result, customers may turn to other distributors.

Product recalls or other product liability claims could materially and adversely affect us.

Selling products for human consumption involves inherent legal and other risks, including product contamination, spoilage, product tampering, allergens, or other adulteration. We could in the future be required to recall products due to suspected or confirmed product contamination, adulteration, product mislabeling or misbranding, tampering, undeclared allergens, or other deficiencies. Product recalls or market withdrawals could result in significant losses due to their costs, the destruction of product inventory, and lost sales due to the unavailability of the product for a period of time. Adverse attention about these types of concerns, whether or not valid, may damage our reputation, discourage consumers from buying our products, or cause production and delivery disruptions that could negatively impact our net sales and financial condition.

We may also suffer losses if our products or operations violate applicable laws or regulations, or if our products cause injury, illness, or death. In addition, our marketing could face claims of false or deceptive advertising or other criticism. A significant product liability or other legal judgment or a related regulatory enforcement action against us, or a significant product recall, may materially and adversely affect our reputation and profitability. Moreover, even if a product liability or fraud claim is unsuccessful, has no merit, or is not pursued to conclusion, the negative publicity surrounding assertions against our products or processes could materially and adversely affect our product sales, financial condition, and operating results.

We have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks.

We face increased operational, regulatory, financial, compliance, reputational and foreign exchange rate risks as a result of our international expansion. The failure of our compliance and internal control systems to properly mitigate such additional risks, or of our operating infrastructure to support such expansion, could result in operational failures and regulatory fines or sanctions. If our international products and operations experience any negative consequences or are perceived negatively in non-U.S. markets, it may also harm our reputation in other markets, including the U.S. market.

Our risk management policies and procedures, and those of our third-party vendors upon which we rely, may not be fully effective in identifying or mitigating risk exposure, including employee misconduct. If our policies and procedures do not adequately protect us from exposure to these risks, we may incur losses that would adversely affect our financial condition, reputation and market share. We continue to refine our risk management policies and procedures as we conduct our business. Many of our procedures involve oversight of third-party vendors that provide us with critical services. Our policies and procedures to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure.

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These risks are difficult to detect in advance and deter, and could harm our business, results of operations or financial condition. If our policies and procedures do not adequately protect us from exposure and our exposure is not adequately covered by insurance or other risk-shifting tools, we may incur losses that would adversely affect our financial condition and could cause a reduction in our revenues as investors in our products shift their investments to the products of our competitors.

We rely on trademarks, trade secrets, and other forms of intellectual property protections, which may not be adequate to protect us from misappropriation or infringement of our intellectual property.

We rely on a combination of trademark, trade secret and other intellectual property laws in the U.S. and foreign jurisdictions in which we operate our businesses. We have applied for registration of a limited number of trademarks in the U.S. and in certain other countries, some of which have been registered or issued. We cannot guarantee that our applications will be approved by the applicable governmental authorities, or that third parties will not seek to oppose or otherwise challenge our registrations or applications. We also rely on unregistered proprietary rights, including common law trademark protection. Third parties may use trademarks identical or confusingly similar to ours, or independently develop trade secrets or know-how similar or equivalent to ours. If our proprietary information is divulged to third parties, including our competitors, or our intellectual property rights are otherwise misappropriated or infringed, our business could be harmed or adversely affected.

Cyber Security Risks

The efficient operation of our businesses is dependent on computer hardware and software systems. Unauthorized computer infiltration, denial-of-service attacks, phishing efforts, unauthorized access, malicious software codes, computer viruses or other such harmful computer campaigns may negatively impact our business causing significant disruptions to our business operations. We expect that we may be subject to a cyber-attack in some form or fashion in the future as such attacks become more sophisticated and frequent to all industries and all businesses of every size. There can be no assurance that our cyber-security measures and technology will adequately protect us from these and other risks, including external risks such as natural disasters and power outages and internal risks such as insecure coding and human error. Although we have undertaken steps to prevent and mitigate cyber risks, there is no guarantee that our efforts will prevent cyber-attacks perpetrated against our information systems which could result in loss of assets and critical information, theft of intellectual property or inappropriate disclosure of confidential information and could expose us to remediation costs and reputational damage which could adversely affect our business in ways that cannot be predicted at this time. Any of these risks could materially affect our results of operations and consolidated financial results.

Moreover, the Marygold mobile banking business, which is currently in the beta testing phase of development, has inherent cybersecurity risks that may result in business disruptions. Marygold, a development stage company, has been, and in the future may be, subject to cybersecurity and malware attacks and other intentional hacking. Any failure to identify and address such defects or errors or prevent a cyber- or malware-attack could result in service interruptions, operational difficulties, future loss of revenues or market share, liability to our customers or others, the diversion of corporate resources, injury to our reputation and increased service and maintenance costs.

Fraudulent and other illegal activity involving our products and services could adversely affect our financial position and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities using deposit account products (including prepaid cards), reload products, or customer information. Illegal activities involving our products and services often include malicious social engineering schemes. Illegal activities may also include fraudulent payment or refund schemes and identity theft. A single significant incident of fraud, or increases in the overall level of fraud, involving our products and services could result in reputational damage to us. Such damage could reduce the use and acceptance of our products and service, or lead to greater regulation that would increase our compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect our business, results of operations and financial condition.

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We could be exposed to losses from our Marygold customer accounts.

Fraudulent activity involving our Marygold customer accounts may lead to customer disputed transactions, for which we may be liable under banking regulations and payment network rules. Our fraud detection and risk control mechanisms may not prevent all fraudulent or illegal activity. To the extent our Marygold customer accounts incur losses from disputed transactions, our business, results of operations and financial condition could be materially and adversely affected.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We are a holding company that owns interests in a number of different businesses. We have in the past, and intend in the future, to acquire businesses that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. There can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us or the entities that we may acquire. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry, which can lead to significant losses on material investments. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt may be adversely impacted depending on the specific risks applicable to any business we invest in or acquire and our ability to address those risks.

We could consume resources in researching acquisitions, business opportunities or financings and capital market transactions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or invest in another business.

We are a holding company in the business of owning diverse and profitable businesses. Our business model also encompasses researching and investigating new acquisitions and business opportunities to support the growth of our Company. With each new contemplated acquisition or business opportunity, there are resources that must be allocated towards acquisition or engaging in a new business opportunity such as, the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments with respect to such transaction and may require substantial management time and attention and substantial costs for financial advisors, accountants, attorneys and other advisors. If a decision is made not to consummate a specific acquisition, business opportunity or financing and capital market transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition, investment target or financing, we may fail to consummate the investment or acquisition for any number of reasons, including those beyond our control. Any such event could consume significant management time and result in a loss to us of the related costs incurred, which could adversely affect our financial position and our ability to consummate other acquisitions and investments.

We may fail to effectively integrate the businesses we acquire.

Historically, a portion of our growth has come through acquisitions. If we are unable to integrate acquired businesses successfully or realize anticipated synergies in a timely manner, our business and results of operations may be adversely affected. Integrating acquired businesses may be more difficult in a region or market where we have limited expertise. A significant expansion of our business and operations, in terms of geography or magnitude, could strain our administrative and/or operational resources. Significant acquisitions may also require incurring debt. This could increase our interest expense and make it difficult for us to obtain financing for other significant acquisitions or capital investments in the future.

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Risks Related to Our Common Stock and the Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $        per share based on the assumed public offering price of $2.68 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

There is no guarantee that our application to list our common stock on the NYSE American will be approved, and if our common stock is listed on the NYSE American, there can be no assurance that we will be able to comply with the NYSE American’s continued listing standards.

As a condition to consummating this offering, our common stock offered in this prospectus must be listed on the NYSE American. Accordingly, we have applied to list our common stock on the NYSE American under the symbol “MGLD”. There can be no assurance that the NYSE American will approve our application for the listing of our common stock. The approval process for the listing of our shares on the NYSE American, or any other exchange, involves factors beyond our control.

Assuming that our common stock is listed and after the consummation of this offering, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our underwriter is not obligated to make a market in our securities, and even if it does make a market, it can discontinue market making at any time without notice. Neither we nor the underwriter can provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such market will continue.

If our common stock is approved for listing on the NYSE American, there is no guarantee that we will be able to maintain such listing for any period of time by perpetually satisfying the NYSE American’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from the NYSE American.

The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by the NYSE American, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or OTC Pink Market, where an investor may find it more difficult to sell our securities or obtain accurate quotations as to the market value of our securities. In the event our common stock is delisted from the NYSE American in the future, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

There may be potential adverse consequences to our Common Stock if the Company effects a Reverse Stock Split

The Company may choose to effect the reverse stock split for the purpose of enabling its uplisting to the NYSE American. If completed, a reverse stock split in the range of 1 to 1.5 to 1 to 2.75 would increase the price of our common stock but would also reduce the number of outstanding shares of our common stock. We cannot provide any assurance that the post reverse stock split price would remain higher than the NYSE American requirement. Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

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Our stock price may change significantly, and you may not be able to sell your shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The stock market routinely experiences periods of large or extreme volatility. In some instances, this volatility is unrelated or disproportionate to the operating performance of particular companies.

•	The trading price of our common stock may be adversely affected due to a number of factors, many of which we cannot control. These factors may include, among other things, results of operations that vary from the expectations of securities analysts and investors; changes in expectations as to our or our industry’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors, and the publication of research reports regarding the same;
•	changes in general economic or market conditions or trends in our industry or markets;
•	future issuances or sales or purchases of our common stock or other securities;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC; and
•	changes in senior management or other key personnel.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist and may in the future discover areas of our internal control that need improvement.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to the closing of this offering), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock will not be considered “penny stock” following this offering since it will be listed on the NYSE American, if we are unable to maintain that listing and our common stock on the NYSE American, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.
•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering for debt repayment (a portion of which shall be used to repay the Company’s debt obligations to the Schoenberger Family Trust, an affiliate of our shareholder and director, Scott Schoenberger), product launches, fund development, marketing and sales and working capital. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

The sale of shares by our directors and officers may adversely affect the market price for our shares.

Although our officers and directors have agreed not to sell any shares of common stock for a period of 180 days after the date of this prospectus, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, in the future, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Your ownership may be diluted if additional capital stock is issued to raise capital, to finance acquisitions or in connection with strategic transactions.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell our Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell our Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

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The concentration of our common stock ownership by our current management and the Voting Agreement between the Company and certain affiliates will limit your ability to influence corporate matters.

Our directors and executive officers beneficially own and are able to vote, on a fully diluted basis including conversion of Series B Preferred stock to 987,200 shares of common stock, in the aggregate 60.04% of our outstanding common stock prior to this offering and will own approximately 56.53% of our outstanding common stock after this offering (55.87% assuming the full exercise of the underwriter’s over-allotment option), based on an assumed public offering price of $3.35 per share, which was the last reported sale price of our common stock on OTC Pink Market, operated by OTC Markets Group Inc., on January 24, 2022. Pursuant to a voting agreement (the “Voting Agreement”), shares by the trusts beneficially owned by Nicholas D. Gerber and Scott Schoenberger, who collectively own 59.33% of our common stock, on a fully diluted basis, will vote all shares of voting stock owned by them concurringly on matters submitted to the Company’s stockholders. As such, our directors and executive officers, as stockholders, will have the ability to exert significant influence over all corporate activities, including the election or removal of directors and the outcome of tender offers, mergers, proxy contests or other purchases of common stock that could give our stockholders the opportunity to realize a premium over the then-prevailing market price for their shares of common stock. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. In addition, such concentrated control could discourage others from initiating changes of control. In such cases, the perception of our prospects in the market may be adversely affected and the market price of our common stock may decline.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our Board of Directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. Our strategy on dividends is to declare and pay dividends only from retained earnings and only when our Board of Directors deems it prudent and in the best interests of the Company to declare and pay dividends. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock to earn a return on their investment.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may be volatile.

Until our common stock is listed on the NYSE American, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Additionally, the market price of our common stock will likely be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

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As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Series B Preferred Stock issued to directors, upon conversion thereof, will cause significant dilution to existing stockholders.

Members of the Board of Directors own 47,728 shares of Series B Voting, Convertible Preferred Stock, (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible, at the option of the holder, into 20 shares of common stock 270 days after its issuance; provided, however, that all shares of Series B Preferred Stock must be converted by the holder at the same time, and such conversion may only occur at a time when the Company has sufficient authorized shares of common stock under its articles of incorporation to satisfy such conversion. Until converted, each share of Series B Preferred Stock may cast 20 votes on all matters brought before the Company’s shareholders. In addition, the common stock issuable upon conversion of the Series B Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series B Preferred Stock will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

There is a limited public market for our securities and you could lose all or part of your investment.

Our securities are currently quoted on the OTC Pink Market maintained by OTC Markets. We currently have a volatile, sporadic and illiquid market for our common stock, which is subject to wide fluctuations in response to several factors. The trading price of our common stock is likely to continue to be volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

•	actual or anticipated variations in our results of operations;
•	our ability or inability to generate revenues;
•	the number of shares in our public float;
•	increased competition; and
•	conditions and trends in the market for our services and products.

Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Stockholders and potential investors in our common stock should exercise caution before making an investment in us, and should not rely solely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine the value of our common stock based on the information contained in our public disclosures, industry information, and those business valuation methods commonly used to value private companies.

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Additionally, the market price of our common stock historically has fluctuated significantly based on, but not limited to, such factors as general stock market trends, announcements of developments related to our business, actual or anticipated variations in our operating results, our ability or inability to generate revenues, and conditions and trends in the industries in which our customers are engaged.

In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We will incur significant costs to ensure compliance with U.S. and NYSE American reporting and corporate governance requirements.

We will incur significant costs associated with our public company reporting requirements and with applicable U.S. and NYSE American corporate governance requirements (assuming our common stock is approved for listing on the NYSE American), including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and the NYSE American. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

In the event our common stock is approved for listing on the NYSE American, we will need to meet certain continued listing requirements in order to not have our common stock delisted from such market.

Among the conditions required for continued listing on the NYSE American are maintaining a minimum average closing price per share of $1.00 and an average market capitalization of at least $50 million. If we fail to timely comply with the applicable requirements of the NYSE American depending on where we choose to list our common stock, and assuming our common stock is approved for listing on such market, our stock may be delisted. In addition, even if we demonstrate compliance with the requirements above, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on the applicable market. Delisting from the NYSE American could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. Without a NYSE American listing, stockholders may have a difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock could decline. Delisting from the NYSE American could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the secondary market. If our common stock is delisted by the NYSE American, our common stock may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. In the event our common stock is delisted from the NYSE American, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

General Risk Factors

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

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If we do not successfully implement any acquisition strategies, our operating results and prospects could be harmed.

We face competition within our industries for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms or at all because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits. If we are unable to successfully address any of these risks, our business, financial condition or operating results could be harmed.

Failure to adequately manage our planned aggressive growth strategy may harm our business or increase our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing. Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results. Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

•	implement additional management information systems;
•	further develop our operating, administrative, legal, financial, and accounting systems and controls;
•	hire additional personnel;
•	develop additional levels of management within our company;
•	locate additional office space; and
•	maintain close coordination among our operations, legal, finance, sales and marketing, and client service and support personnel.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

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If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
•	the effect of any government regulations which relate to the business acquired;
•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and
•	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our Amended and Restated Bylaws provides for the indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our Amended and Restated Bylaws provides that the Company has the power to indemnify any person made a party to any action, suit or proceeding, by reason of the fact that such person, his or her testator or intestate representative is or was a director, officer or employee of the Company, or of any company in which he or she served as such at the request of the Company, for acts that the person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful, against reasonable expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which such person shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for breach of his or her duties to the Company or its stockholders where such breach involves intentional misconduct, fraud or knowing violation of law.

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Stockholders may be diluted significantly through our efforts to obtain financing.

We may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Our common stock may continue to be followed by only a limited number of analysts and there may continue to be a limited number of institutions acting as market makers for our common stock.

For the foreseeable future, our common stock is unlikely to be followed by a significant number of market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

* * * * *

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

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Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $7,188,341 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the underwriter’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $8,304,341. We intend to use the net proceeds from this offering, which excludes the over-allotment option being exercised in full, for the following purposes:

Proceeds:
Gross Proceeds	$8,000,000
Discounts	560,000
Fees and Expenses	251,659
Net Proceeds	$7,188,341

Uses:
Debt Repayment- loans and mortgage(1)	$1,115,341
Acquisition in Tiger Financial and Asset Management Limited (UK)	$2,100,000
Marygold Product Launch US	$2,500,000
USCF Fund Development	$1,000,000
Working Capital	$473,000
Total Uses	$7,188,341

(1)	Of the debt repayment amount, $730,000 is being used to repay the Company’s debt obligations consisting of (i) approximately $305,000 to repay the Schoenberger Family Trust, an affiliate of our shareholder and director, Scott Schoenberger; and (ii) approximately $425,000 to the Gerber Family Trust, a non-affiliated trust established for the benefit of the adult children of Nicholas Gerber, the Chief Executive Officer and Chairman of the Board of the Company. Mr. Gerber disclaims beneficial ownership to the shares of common stock owned by the Gerber Family Trust.

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to further grow the business and increase cash flows from operations.

Capitalization

The following table sets forth our capitalization as of September 30, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of 2,388,060 shares of common stock, based on an assumed offering price of $3.35 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on September 22, 2021, our Quarterly Report on Form 10-Q filed with the SEC for the fiscal period ended September 30, 2021 filed with the SEC on November 15, 2021 and our consolidated financial statements and the accompanying notes, which are included in this prospectus.

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	As of September 30, 2021
	Actual	As Adjusted
Cash and Cash Equivalents	$17,281,380	24,469,721
Total Current Liabilities	7,805,960	7,805,960
Total Long-Term Liabilities	1,031,896	1,031,896
Stockholders’ Equity:
Preferred stock, par value $0.001, 50,000,000 shares authorized Series B Convertible Preferred Stock: 49,360 shares issued and outstanding	49	49
Common stock, par value $0.001, 900,000,000 shares authorized, 37,485,959 shares issued and outstanding, actual: 39,874,019, as adjusted	37,486	39,874
Additional paid in capital	9,330,843	16,516,796
Accumulated Other Comprehensive Income	56,413	56,413
Retained Earnings	13,894,712	13,894,712
Total Stockholders’ Equity	23,319,503	30,507,844
Total Liabilities and Stockholders’ Equity	$32,157,359	$39,345,700

The above and table is based on 37,485,959 shares outstanding as of September 30, 2021 and excludes, as of that date, 987,200 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock.

Determination of the Offering Price

The offering price has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. The price does not bear any relationship to our assets, book value or earnings. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

Market For Our Common Stock

Our common stock is presently subject to quotation on OTC Pink, operated by OTC Markets Group, Inc. under the symbol “CNCG”. Quotations on the OTC Pink reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. On January 24, 2022, the last reported sale price of our common stock was $3.35 per share. We have filed an application to have our common stock offered in the offering listed on the NYSE American under the symbol “MGLD”. There can be no assurance that the NYSE American will approve our application for the listing of our common stock. The approval process for the listing of our shares on the NYSE American, or any other exchange, involves factors beyond our control.

Holders

As of January 24, 2022, we had approximately 364 shareholders of record of our common stock. The number of stockholders of record does not include certain beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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Dilution

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2021 was approximately $20 million, or $0.53 per share of common stock, excluding 987,200 shares reserved for conversion of our Series B Preferred Stock.

Pro forma as adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of common stock in this offering at the assumed public offering price of $3.35 per share and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us and the issuance by us of 2,388,060 shares of common stock to the underwriter or its designees at the closing. Our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $27.2 million, or $0.68 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $0.15 per share to our existing stockholders, and an immediate dilution of $2.67 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share	$3.35
Net tangible book value per share as of September 30, 2021	$0.53
Pro forma net tangible book value per share as of September 30, 2021	$0.68
Increase in as adjusted net tangible book value per share after this offering	$0.15
Dilution in as adjusted net tangible book value per share to new investors	$2.67

A $1.00 increase (decrease) in the assumed public offering price of $3.35 per share would increase (decrease) the as adjusted net tangible book value per share by $0.06, and the dilution per share to new investors in this offering by $0.94, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $0.70 per share, representing an immediate increase to existing stockholders of $0.17 per share and an immediate dilution of $2.65 per share to new investors.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 37,485,959 shares of common stock outstanding on September 30, 2021, and excludes the following:

•	987,200 shares of our common stock reserved for issuance pursuant to the conversion of 49,360 shares of the Company’s Series B Convertible, Voting, Preferred Stock

•	exercise of the underwriter’s option to purchase additional shares from us in this offering.

•	shares of common stock underlying the warrant to be issued to the underwriter in connection with this offering.
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Description of Business

Business Overview

Concierge Technologies, Inc., (the “Company” or “Concierge”), a Nevada corporation, operates through its wholly-owned subsidiaries who are engaged in varied business activities. The operations of the Company’s wholly-owned subsidiaries are more particularly described herein but are summarized as follows:

•	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries, United States Commodity Funds LLC (“USCF”), and USCF Advisers LLC (“USCF Advisers”), each of which manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares which trade on the NYSE Arca stock exchange.
•	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly-owned New Zealand subsidiary company, Printstock Products Limited (“Printstock”), prints specialty wrappers for the food industry in New Zealand and Australia (collectively “Gourmet Foods”).
•	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems under the names Brigadier Security Systems and Elite Security in the province of Saskatchewan.
•	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
•	Marygold & Co., a newly formed U.S. based company, together with wholly-owned limited liability company, Marygold & Co. Advisory Services, LLC (collectively “Marygold”), was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, and is still in the development stage as of September 30, 2021. Through September 30, 2021, expenditures were limited to developing the business model and the associated application development.
•	Marygold & Co. (UK) Limited (“Marygold UK”), a newly formed UK company, was established to be the holding company for acquisitions that may be consummated in the region, along with other regional business activities by Concierge and its wholly-owned subsidiary, Marygold & Co., which is targeting an introduction of a mobile app for its Fintech services business in the U.K. and E.U. next year. Through September 30, 2021, expenditures have been limited to developing the business model and the associated application development.

Concierge manages its operating businesses on a decentralized basis. There are no centralized or integrated operational functions such as marketing, sales, legal or other professional services and there is little involvement by Concierge’s management in the day-to-day business affairs of its operating subsidiary businesses apart from oversight. Concierge’s corporate management is responsible for capital allocation decisions, investment activities and selection and retention of the Chief Executive to head each of the operating subsidiaries. Concierge’s corporate management is also responsible for corporate governance practices, monitoring regulatory affairs, including those of its operating businesses and involvement in governance-related issues of its subsidiaries as needed. Across Concierge and its subsidiaries the Company employs 114 people.

Subsidiary Business Overview

Wainwright

On December 9, 2016, we acquired all of the issued and outstanding stock in Wainwright. Wainwright wholly owns both USCF and USCF Advisers, which collectively operate 10 exchange traded products (“ETPs”) and exchange traded funds (“ETFs”), each of which has its shares listed on the NYSE Arca, Inc. (“NYSE Arca”). The ETPs and ETFs managed by USCF and USCF Advisers have a total of approximately $4.5 billion in assets under management as of September 30, 2021. Wainwright receives revenues as a result of its ownership of USCF and USCF Advisers, which provides investment management and advisory services in exchange for management fees charged against the ETPs and ETFs. The ETPs and ETFs managed by USCF and USCF Advisers invest in a broad base index or single commodity, particularly in oil, natural gas, gasoline and metals. We acquired Wainwright in a stock-for-stock exchange for (i) 27,293,333 shares of our common stock and (ii) 311,804 shares of our Series B Convertible Preferred stock (which preferred shares are convertible into approximately 6,236,079 shares of Company Common Stock).

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USCF currently serves as the General Partner or the Sponsor to the following commodity pools, each of which is currently conducting a public offering of its shares pursuant to the Securities Act of 1933, as amended:

USCF as General Partner for the following funds
United States Oil Fund, LP (“USO”)	Organized as a Delaware limited partnership in May 2005
United States Natural Gas Fund, LP (“UNG”)	Organized as a Delaware limited partnership in November 2006
United States Gasoline Fund, LP (“UGA”)	Organized as a Delaware limited partnership in April 2007
United States 12 Month Oil Fund, LP (“USL”)	Organized as a Delaware limited partnership in June 2007
United States 12 Month Natural Gas Fund, LP (“UNL”)	Organized as a Delaware limited partnership in June 2007
United States Brent Oil Fund, LP (“BNO”)	Organized as a Delaware limited partnership in September 2009
USCF as fund Sponsor - each a series within the USCIF Trust
United States Commodity Index Fund (“USCI”)	A commodity pool formed in April 2010 and made public August 2010
United States Copper Index Fund (“CPER”)	A commodity pool formed in November 2010 and made public November 2011

In addition, USCF served as a Sponsor to the USCF Funds Trust, a Delaware Statutory Trust that initially launched two series – United States 3X Oil Fund and United States 3X Short Oil Fund – both of which were liquidated in December 2019.

USCF Advisers, a registered investment adviser, serves as the investment adviser to the funds listed below within the USCF ETF Trust (the “ETF Trust”) and has overall responsibility for the general management and administration for the ETF Trust. Pursuant to the current Investment Advisory Agreements, USCF Advisers provides an investment program for each of series within the ETF Trust and manages the investment of the assets.

USCF Advisers as fund manager for each series within the USCF ETF Trust:
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”)	Fund launched May 2018
USCF Midstream Energy Income Fund (“UMI”)	Fund launched March 2021

In addition, USCF Advisers previously served as the investment adviser to the USCF SummerHaven SHPEI Index Fund, which launched in November 2017 and was liquidated in October 2020, and USCF SummerHaven SHPEN Index Fund, which launched in November 2017 and was liquidated in May 2020.

All commodity pools managed by USCF and each series of the ETF Trust managed by USCF Advisers are collectively referred to as the “Funds” hereafter.

For the year ended June 30, 2021 approximately 84% of Wainwright’s revenue were attributed to its three largest funds which were United States Oil Fund, LP, United States Natural Gas Fund, LP and United States Brent Oil Fund, LP as compared to the year ended June 30, 2020 with approximately 86% of the revenue attributed to United States Oil Fund, LP, United States Natural Gas Fund, LP and United States Commodity Index Fund.

Competition

Wainwright faces competition from other commodity fund managers, which include larger, better financed companies that offer products similar to Wainwright’s. Many of these competitors have substantially greater financial, technical, and human resources than Wainwright does, as well as greater experience in the discovery and development of products and the commercialization of those products. Our competitors’ products may be more effective, or more effectively marketed and sold, than any products we may commercialize. Wainwright will continue to develop and consider new fund opportunities identified through its research efforts and review of market needs. However, the cost of launching and seeding new funds is dependent upon existing and new capital resources. The ability to successfully launch new funds competing with much larger financial institutions with greater financial and human capital will be challenging.

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Regulation

Wainwright’s operating subsidiaries, USCF and USCF Advisers, are subject to federal, state and local laws and regulations generally applicable to the investment services industry. USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) under the Commodities Exchange Act of 1936, as amended (the “CEA”). USCF Advisers is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is also registered as a CPO under the CEA. Public offerings conducted by ETPs sponsored by USCF are required to be registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended and each ETP has SEC reporting obligations under the Securities Exchange Act of 1934, as amended. The series of the ETF Trust managed by USCF Advisers are registered investment companies under the Investment Company Act of 1940, as amended.

Employees

Wainwright’s operating subsidiaries employ approximately 15 persons, a majority of whom are located in Walnut Creek, California. The operating subsidiaries are responsible for the retention of sub-advisers to manage the investments of each managed Funds’ assets in conformity with their respective investment policies if the operating subsidiary does not provide those services directly. Wainwright’s operating subsidiaries may also retain third-parties to provide custody, distribution, fund administration, transfer agency, and all other non-distribution related services necessary for each fund to operate. Wainwright, through its operating subsidiaries, bears all of its own costs associated with providing these advisory services and the expenses of the members of the board of directors of each fund who are affiliated with Wainwright.

Intellectual Property

Wainwright subsidiary USCF owns registered trademarks for USCF and USCF Advisers.  The Funds for which USCF is a general partner or sponsor have registered trademarks owned by USCF. Additionally, USCF was granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an ETF that tracks the price of one or more commodities.

Gourmet Foods

Gourmet Foods was organized in its current form in 2005 (previously known as Pats Pantry Ltd) and acquired by Concierge in August 2015. Pats Pantry was founded in 1966 to produce and sell wholesale bakery products, meat pies and patisserie cakes and slices, in New Zealand. Gourmet Foods, located in Tauranga, New Zealand, sells substantially all of its goods to supermarkets and service station chains with stores located throughout New Zealand. Gourmet Foods also has a large number of smaller independent lunch bars, cafes and corner dairies among the customer list, however they comprise a relatively insignificant dollar volume in comparison to the primary accounts of large distributors and retailers.

On July 1, 2020, Gourmet Foods acquired the New Zealand company, Printstock. Located in nearby Napier, New Zealand, Printstock prints wrappers for food products, including those used by Gourmet Foods. Printstock is a wholly-owned subsidiary of Gourmet Foods and its operating results are consolidated with those of Gourmet Foods from July 1, 2020 onwards.

Products and Customers

Concierge, through Gourmet Foods, and following the acquisition of Printstock on July 1, 2020, has two major customer groups comprising gross revenues: 1) baking, and 2) printing. While these major groups are comprised of different customers and supply chains, we consider the consolidation of Gourmet Foods with Printstock to be within the food industry as Printstock only supplies the food industry manufacturers, some of which are competitors to Gourmet Foods, and the inclusion of Printstock to the Gourmet Foods operations does not extend its presence beyond the food industry. Therefore, for the purpose of segment reporting (Note 15), both revenue streams are considered part of the same “food industry” segment.

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Baking: Within the baking sector there are three major customer groups; 1) grocery, 2) gasoline convenience stores, and 3) independent retailers. The grocery industry is dominated by several large chain operations, which are customers of Gourmet Foods, and there are no long-term guarantees that these major customers will continue to purchase products from Gourmet Foods, however, many of the existing relationships have been in place for sufficient time to give management reasonable confidence in their continuing business.

For the year ended June 30, 2021, Gourmet Foods’ largest customer in the grocery and food industry, who operates through a number of independently branded stores, accounted for approximately 18% of baking sales revenues as compared to 20% for the year ended June 30, 2020. This customer accounted for 19% of the baking accounts receivable at June 30, 2021 as compared to 15% as of June 30, 2020. The second largest customer in the grocery and food industry did not account for significant sales during the years ended June 30, 2021 and 2020. However, this customer did account for 27% of baking accounts receivable as of June 30, 2021 and 2020.

In the gasoline convenience store market customer group, Gourmet Foods supplies two major channels. The largest is a marketing consortium of gasoline dealers operating under the same brand who, for the years ended June 30, 2021 and 2020 accounted for approximately 49% and 45%, respectively, of baking gross sales revenues. No single member of the consortium is responsible for a significant portion of Gourmet Foods’ baking accounts receivable, however as a group they collectively accounted for 22% and 19% of baking accounts receivable as of June 30, 2021 and 2020, respectively. A second consortium of gasoline convenience stores accounted for 23% and 15% of baking accounts receivable as of June 30, 2021 and June 30, 2020, respectively. No single member of this consortium was a significant contributor to Gourmet Foods’ sales revenues, but as a group they contributed 9% of the baking sales revenues for the years ended June 30, 2021 and 2020.

The third major customer group is independent retailers and cafes, which accounted for the balance of baking gross sales revenue, however no single customer in this group was a significant contributor of baking sales revenues or baking accounts receivable as of and for the years ended June 30, 2021 and 2020.

Printing: The printing sector of Gourmet Foods’ gross revenues is comprised of many customers, some large and some small, with one customer accounting for 33% of the printing sector revenues and 40% of the printing sector accounts receivable as of and for the year ended June 30, 2021. No other customers comprised a significant contribution to printing sector sales revenues or accounts receivable as of and for the year ended June 30, 2021. The acquisition of Printstock Products Limited occurred on July 1, 2020; therefore, there are no results for the prior year to compare to the year ended June 30, 2021.

Consolidated: With respect to Gourmet Foods’ consolidated risk, the largest three customers accounted for 32%, 12% and 12% of Gourmet Foods’ consolidated gross revenues for the year ended June 30, 2021. Because Printstock was acquired on July 1, 2020, there is no relevant consolidated comparisons for the prior year period ended June 30, 2020. These same customers accounted for 26% of the consolidated accounts receivable of Gourmet Foods as of June 30, 2021, with no single customer accounting for more than 10% of Gourmet Foods’ consolidated accounts receivable for the period.

Sources and Availability of Materials

Gourmet Foods, including Printstock, is not dependent upon any one major supplier as many alternative sources are available in the local market place should the need arise. However, the unavailability of, or increase in price in, any of the ingredients on which Gourmet Foods relies to produce its products could harm its operating results for such period.

Competition

Gourmet Foods faces competition from other commercial-scale manufacturers of meat pies located in New Zealand and Australia. Competitors’ products may be more effective, or more effectively marketed and sold, than any products Gourmet Foods may commercialize. Larger competitors in New Zealand also enjoy a wider and more entrenched market share making it particularly difficult for us to penetrate certain market segments and, even if penetrated, might make it difficult to maintain. In an effort to expand its market presence and limit competitive interference, Gourmet Foods from time to time attempts to acquire other commercial-scale manufacturers of meat pies or confections. Gourmet Foods has also collapsed a portion of its supply chain by acquiring Printstock, who prints the food wrappers utilized by Gourmet Foods. Printstock, in turn, also faces competition from other New Zealand-based printing companies who offer similar services to the food production industry.

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Seasonality

The location of Gourmet Foods in the southern hemisphere provides it with a warm Christmas holiday season and some increased business as customers tend to be traveling and purchase more ready-to-eat foods. Although this increase in sales is observable, it is not deemed significant and the opposing seasons to the northern hemisphere work to offset any corresponding down turn in revenues for Brigadier, our Canadian subsidiary, during winter months. Overall, Concierge’s consolidated business does not experience any material seasonality due to Gourmet Foods.

Regulation

In New Zealand our subsidiary, Gourmet Foods, is required to have certain permits from health regulatory agencies and export permits for certain products it chooses to export. Gourmet Foods is also subject to local regulations as are usual and customary for those in the food processing, manufacturing and distribution business. Gourmet Foods believes it has all necessary licenses and permits and is compliant in all material respects with New Zealand laws and local regulations.

Intellectual Property

Gourmet Foods, Ponsonby Pies and Pat’s Pantry are all registered trademarks of Gourmet Foods, Ltd.

Employees

Gourmet Foods, including Printstock, employs approximately 63 persons in New Zealand.

Brigadier

On June 2, 2016, we acquired all of the issued and outstanding stock in Brigadier, a Canadian corporation headquartered in Saskatoon, Saskatchewan. Brigadier sells and installs alarm monitoring and security systems to commercial and residential customers under the brand names “Brigadier Security Systems” and “Elite Security” throughout the province of Saskatchewan with offices in Saskatoon and Regina.

Services, Products and Customers

Brigadier, founded in 1985, is a leading electronic security company in the province of Saskatchewan. Brigadier has two offices located in the urban areas of Saskatchewan, Brigadier Security Systems in Saskatoon, and operating as Elite Security in Regina. The company’s management team has a combined industry experience of over 135 years. Brigadier provides comprehensive security solutions including access control, camera systems, fire alarm monitoring panels, and intrusion alarms to home and business owners as well as government offices, schools, and public buildings. Their experience as the provider of choice on many large notable sites shows a commitment to design, service and support. Brigadier specializes, and is certified, in several major manufacturers’ products: Honeywell Security, Panasonic, Avigilon and JCI/DSC/Kantech security products. Brigadier and its staff are recognized for dedication to customer service with annual awards from SecurTek including being recipients of the Customer Retention, Service Excellence, and overall best dealer with the President’s Award. Brigadier has demonstrated a commitment to delivering outstanding quality to customers by the notable facilities, businesses, and homes they secure.

Brigadier is an authorized SecurTek dealer. SecurTek is owned by SaskTel which is Saskatchewan’s leading Information and Communications Technology (ICT) provider with over 1.4 million customer connections across Canada. Under the terms of its authorized dealer contract with the monitoring company, Brigadier earns monthly payments during the term of the monitoring contract in exchange for performance of customer service activities on behalf of the monitoring company.

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Concierge, through Brigadier, is partially dependent upon its contractual relationship with the alarm monitoring company that provides monitoring services to Brigadier’s customers. In the event this contract is terminated, Brigadier would be compelled to find an alternate source of alarm monitoring, or establish such a facility itself. Management believes that the contractual relationship is sustainable, and has been for many years, with alternate solutions available should the need arise. Sales to the largest customer, which includes contracts and recurring monthly support fees, totaled 49% and 49% of the total Brigadier revenues for the years ended June 30, 2021 and June 30, 2020, respectively. The same customer accounted for approximately 31% of Brigadier’s accounts receivable as of the balance sheet date of June 30, 2021 as compared to 40% as of June 30, 2020. Another customer accounted for 12% of total Brigadier revenues and 39% of accounts receivable as of and for the year ended June 30, 2021, but was insignificant for the year ended June 30, 2020. No other single customer accounted for a significant percentage of total sales or accounts receivable for the fiscal years ended June 30, 2021 or 2020.

Sources and Availability of Materials

Brigadier purchases alarm panels, digital and analog cameras, mounting hardware and accessory items needed to complete security installations from a variety of sources. The manufacture of electronic items such as those sought by Brigadier has expanded to a global scale thus providing Brigadier with a broad choice of suppliers. Brigadier bases its vendor selection on several criteria including: price, availability, shipping costs, quality, suitability for purpose and the technical support of the manufacturer. Brigadier is not reliant on any one supplier.

Competition

Although it holds a leading market position in the province of Saskatchewan, Brigadier faces competition from larger, better financed companies that offer similar products and services throughout Canada and globally. In addition, it is possible that Brigadier may face increasing competition as disruptive technologies enter the market. However, with respect to the market share it currently enjoys, Brigadier expects to maintain its current market position in Saskatchewan and believes that opportunities exist to capitalize on the deployment of new technologies within this market. Brigadier’s management will continue efforts to capture additional customers through organic growth and a focus on quality.

Seasonality

Brigadier, due to its location in the province of Saskatchewan, Canada, is far enough north that winter weather has a negative effect on its ability to complete some installations, particularly those involving new construction. For this reason, the period from November through March typically produces less revenue than comparison periods during other seasons of the year. Although this decrease in sales is observable, the downturn in sales revenues for the winter months at Brigadier are offset in large part by the increase in revenues for our subsidiary Gourmet Foods in the Southern Hemisphere. Overall, Concierge, on a consolidated basis, does not experience any material seasonality due to Brigadier.

Employees

Brigadier employs approximately 21 persons in Canada.

Original Sprout

Kahnalytics was founded in 2015 and began doing business as Original Sprout in December 2017. Original Sprout formulates and packages various hair and skin care products that are 100% vegan, tested safe and non-toxic, and marketed globally through distribution networks to salons, resorts, grocery stores, health food stores, e-tail sites and on Original Sprout’s website. Original Sprout operates from warehouse and sales offices located in San Clemente, CA, USA.

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Products and Customers

As a result of the ongoing COVID-19 pandemic, Original Sprout has made adjustments to its primary distribution and marketing channels. Prior to the pandemic Original Sprout relied heavily upon its wholesale distribution network to place products at retail locations and generally to make products available to consumers, whereas in the current environment of social distancing and closures of retail businesses, Original Sprout initially encountered a significant drop in sales volumes as consumers avoided traditional sales outlets. In response to this trend, Original Sprout has established new sales channels with online retailers and also encouraged those national retail chains who stock its products to also make them available at online shopping carts. The positive effects of this transition are now being realized, while decreased sales through the wholesale distribution business continue as a result of the continuation of the pandemic. The result is that total sales overall have been relatively stable during the pandemic, though derived from different sources.

Original Sprout sells its products through 3 channels to market: 1) direct sales to end users via online shopping carts, 2) sales through wholesale distributors who, in turn, sell to other retailers or wholesalers, and 3) to retail stores selling to end users either from the shelf or online.

Original Sprout has thousands of customers and, from time to time, certain of them become significant during specific reporting periods, but may not be significant during other periods. Due to the increase in online sales channels, Original Sprout had 1 significant customer for the year ended June 30, 2021 which accounted for 12% of Original Sprout’s total revenues and 15% of accounts receivable as compared to 3% of total revenues and 39% of accounts receivable as of and for the year ended June 30, 2020. A different customer who was insignificant for the year ended June 30, 2021, accounted for 10% of sales for the year ended June 30, 2020 and 0% of accounts receivable.

Sources and Availability of Materials

Original Sprout is dependent upon its relationship with a product formulating and packaging company who, at the direction of Original Sprout, produces its products in accordance with proprietary formulas, packages them in appropriate containers, and delivers the finished goods to Original Sprout for distribution to its customers. All of Original Sprout’s products are currently produced by this packaging company. If this relationship were to terminate, Original Sprout believes that there are other similar packaging companies available to Original Sprout at competitive pricing. Because of the nature of the Original Sprout product ingredients, some of the ingredients may, at times, be difficult to source in a timely fashion or at the expected price point. To safeguard against this possibility Original Sprout endeavors to maintain at least a 90-day supply of all products in stock. Estimating and maintaining a reserve stock account is not a guarantee that a shortage of ingredient supplies will not affect production such that Original Sprout will not exhaust its reserves or be unable to fulfill customer orders.

Competition

Original Sprout manufactures and distributes only 100% vegan, safe and non-toxic, hair and skin care products which it believes differentiate it significantly from competitors that do not employ such standards. The use of organic and natural extracts is a growing trend in the U.S. and abroad, and other established brands are beginning to make products that directly compete with Original Sprout. As more entrants to the high-end, vegan, hair care segment come into existence it is inevitable that some will be better financed and have more brand recognition and resources than those of Original Sprout. Original Sprout is focused on promoting its own brand name as a recognized pioneer in 100% vegan, safe, effective, hair care products through the recruitment of addition distributors, contracts with additional nationwide retail stores, a continued emphasis on online sales either directly or through retail stores and an increased social media presence. Original Sprout believes that these steps will allow for the continued growth of annual revenues and market share protection, though there can be no guarantees that such efforts will be sufficient to offset the effects of competition in the future.

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Seasonality

There is no significant seasonality for sales of products for Original Sprout, though sales will fluctuate around traditional holidays, and certain products, such as sun screen, will be lower in winter months than in summer months. Overall, Concierge, on a consolidated basis, does not experience any material seasonality due to Original Sprout.

Regulation

In the U.S. our subsidiary, Original Sprout, is not required to have permits or inspections by regulatory agencies for the products it formulates and distributes in the U.S.; however, it has chosen to gain recognition from certain testing laboratories and other quasi-regulatory agencies for compliance with accepted standards for hair and skin care ingredients and lack of toxic chemicals in their formulas and processes. For export, Original Sprout is often compelled to submit its products to foreign government agencies or certified laboratories for ingredient testing prior to being accepted for import as a “safe” product. We believe that Original Sprout products comply with all applicable regulations, both domestic and foreign, in areas where they are sold or distributed.

Intellectual Property

The formulations and ingredient percentages of the many products of Original Sprout are considered its intellectual property, though many cannot be patented, they are maintained as confidential. The names “Original Sprout” and “D’Organiques Original Sprout” are registered trademarks of Original Sprout.

Employees

Original Sprout employs 10 persons on a full time basis at its location in San Clemente, California.

Marygold & Co

While still in the development phase, Marygold & Co. continues to devote considerable resources to the development of a proprietary Fintech software application that is envisioned to provide a superior mobile banking experience to its customers. Marygold & Co. employs 5 full time staff members and also subcontracts for a variety of services. These operating expenses are combined with those of Concierge in our Consolidated Financial Statements and segmented reports. Marygold & Co. estimates that it will launch its mobile app during the fiscal year ending June 30, 2022 and, at that time, its operations will be segregated from those of the parent, Concierge.

On December 2, 2021, Marygold became aware of certain activity indicative of potential fraud on its Fintech platform, which was still in beta testing stage of development, and associated with the opening of end-customer accounts. As of the date of this prospectus, Marygold estimates that approximately 80 end-customer accounts were opened fraudulently that resulted in approximately $300,000 being misappropriated. Upon learning of this activity, Marygold removed its app from all App Stores including, Apple and Android, to prevent any fraudulent activity through the opening of new accounts from being created on its platform. Marygold further believes that no personal identifiable information was compromised. Marygold will continue to monitor the security measures of its Fintech platform and hopes to re-launch the beta of its Fintech platform in the near future.

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Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the consolidated financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere in this quarterly report on Form 10-Q. See “Financial Statements.”

Overview

Concierge Technologies, Inc. (“Concierge” or the “Company”) conducts business through its wholly owned operating subsidiaries operating in the U.S., New Zealand, Canada and the United Kingdom. The operations of the Company’s wholly owned subsidiaries are more particularly described herein but are summarized as follows:

•	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries that manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares that trade on the NYSE Arca stock exchange.
•	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly owned New Zealand subsidiary company, Printstock Products Limited, prints specialty wrappers for the food industry in New Zealand and Australia. (collectively “Gourmet Foods”)
•	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems.
•	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
•	Marygold & Co., a newly formed U.S. based company, together with its wholly owned limited liability company, Marygold & Co. Advisory Services, LLC, (collectively “Marygold”) was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, still in the development stage as of September 30, 2021, and estimated to launch commercial services in the current fiscal year. Through September 30, 2021, expenditures have been limited to developing the business model and the associated application development.
•	Marygold & Co. (UK) Limited, a newly formed U.K. limited company (“Marygold UK”), was established to act as a holding company for acquisitions to be made in the U.K. As of September 30, 2021, there have been no acquisitions completed and no operations. The expenses of Marygold UK have been combined with those of Concierge.

Because the Company conducts its businesses through its wholly owned operating subsidiaries, the risks related to our wholly owned subsidiaries are also risks that impact the Company’s financial condition and results of operations. See, “Note 2. Summary of Significant Accounting Policies / Major Customers and Suppliers - Concentration of Credit Risk” in the consolidated financial statements for more information. The emergence of a novel coronavirus on a global scale, known as COVID-19, and related geopolitical events could lead to increased market volatility, disruption to U.S. and world economies and markets and may have significant adverse effects on the Company and its wholly owned subsidiaries. The financial risk to future operations is largely unknown, (refer to Part II, Item 1A, for further details.)

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Results of Operations

Concierge and Subsidiaries

Financial summary and comparison data for the three month periods ended September 30, 2021 and September 30, 2020.

The table below summarizes each of Concierges subsidiaries into one of two categories for the three months ended September 30, 2021 and September 30, 2020. The Wainwright business is included in the Financial Services columns and all other subsidiaries, including Gourmet Foods, Brigadier, and Original Sprout in the Other Operating Units columns. Corporate expenses, including Marygold and Marygold UK, are included in the Concierge Corporate columns. The table below is calculated using operating results rounded to the nearest thousand. The operating results depicted below may differ slightly compared to the actual results as indicated on our Condensed Consolidated Financial Statements as a result of rounding.

	Financial Services				Other Operating Units				Concierge Corporate				Consolidated
($’s in thousands)	For the Three Months Ended September 30,				For the Three Months Ended September 30,				For the Three Months Ended September 30,				For the Three Months Ended September 30,
	2021	2020	Change		2021	2020	Change		2021	2020	Change		2021	2020	Change
			$	%			$	%			$	%			$	%
Revenue	$5,657	$7,036	$(1,379)	(20)%	$4,074	$3,709	$365	10%	-	-	-	-	$9,730	$10,745	$(1,015)	(9)%
% of total revenue	58%	65%	-	(7)%	42%	35%	-	7%	-	-	-	-	-	-	-	-
Cost of revenue	-	-	-	-	2,652	2,399	253	11%	-	-	-	-	2,652	2,399	$253	11%
Gross profit	$5,657	$7,036	$(1,379)	(20)%	$1,422	$1,310	$112	9%	-	-	-	-	$7,078	$8,346	$(1,269)	(15)%
Operating expenses	6,023	3,805	2,218	58%	1,123	1,050	73	7%	1,579	622	957	154%	8,725	5,477	3,248	59%
% of total operating expenses	69%	69%	-	0%	13%	19%	-	5%	18%	11%	-	7%	-	-	-	-
(Loss) income from operations	$(366)	$3,231	$(3,597)	(111)%	$298	$259	$39	15%	$(1,579)	$(622)	$(957)	154%	$(1,647)	$2,869	$(4,517)	(157)%
Other (expense) income	6	4	2	42%	5	110	(105)	(96)%	(6)	3	(9)	(288)%	5	117	(112)	(96)%
(Loss) income before income taxes	$(360)	$3,235	$(3,595)	(111)%	$303	$369	$(66)	(18)%	$(1,584)	$(619)	$(965)	156%	$(1,642)	$2,986	$(4,629)	(155)%

For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

Revenue and Operating Income

Consolidated revenue for the three months ended September 30, 2021 was $9.7 million representing a $1.0 million decrease from the same prior year period revenue of $10.7 million. Net revenues decreased as a result of lower Fund AUM from our fund management business by approximately $1.4 million, or 20%, for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020. The Company’s revenues derived from its other operating units increased by $0.4 million, or 10%, from the same prior year period, resulting in an overall decrease in consolidated revenue of approximately 9%. Concierge had an operating (loss) for the three months ended September 30, 2021 of ($1.6) million as compared to operating income of $2.9 million for the three months ended September 30, 2020. The decrease in operating income was primarily attributable to the $2.5 million SEC / CFTC Wells Notice settlement in addition to lower fund management revenue from Wainwright due to lower AUM as well as higher costs within Original Sprout.

Other Income (Expense)

Other income (expense) for the three months ended September 30, 2021 and September 30, 2020, was $4 thousand and $117 thousand, respectively, resulting in net income (loss) before income taxes of ($1.6) million and $3.0 million, respectively.

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Income Tax

Provision for income tax (expense) benefit for the three months ended September 30, 2021 and September 30, 2020 were $239 thousand and $766 thousand, respectively, primarily attributable to our United States operations through our Wainwright subsidiary who recorded a lower income for the period ended September 30, 2021 as compared to the income for the period ended September 30, 2020. The Company files income taxes as a combined group and records most income taxes at the Concierge level.

Net Income (Loss)

Overall, the net income for the three months ended September 30, 2021 decreased by $4.1 million to a ($1.9) million net loss, as compared to net income of $2.2 million for the three months ended September 30, 2020. The decrease in profits for the three months ended September 30, 2021 was primarily attributable to the $2.5 million SEC / CFTC Wells Notice settlement recorded as an operating expense in addition to lower fund management fee revenue from Wainwright due to a lower amount of AUM, with only modest offsetting decreases in variable operating expenses, and general and administrative costs resulting in lower net income operating profit margins. All Other Operating Units contributed approximately $302 thousand of net income before tax representing a $99 thousand decrease from the same prior year period primarily as result of higher costs and lower profit margins within Original Sprout. Contributing to the overall decrease in net income were expenses of $817 thousand related to our development stage subsidiary, Marygold. After giving consideration to currency translation loss of ($86) thousand our comprehensive (loss) for the three months ended September 30, 2021 was ($2.0) million as compared to the three months ended September 30, 2020 where there was a currency translation gain of $73 thousand resulting in comprehensive income of $2.3 million. Comprehensive gains and losses are comprised of fluctuations in foreign currency exchange rates related to the effects in the valuation of our holdings in New Zealand and Canada.

Investment Fund Management - Wainwright Holdings

Wainwright was founded as a holding company in March 2004 as a Delaware corporation with one subsidiary, Ameristock Corporation, which was an investment adviser to Ameristock Mutual Fund, Inc., a registered 1940 Act large cap value equity fund. In January 2010, Ameristock Corporation was spun off as a standalone company. In May 2005, USCF was formed as a single member limited liability company in the state of Delaware. In June 2013, USCF Advisers was formed as a Delaware limited liability company and in July 2014, was registered as an investment adviser under the Investment Advisers Act of 1940, as amended. In November 2013, the USCF Advisers board of managers formed USCF ETF Trust (“ETF Trust”) and in July 2016, the USCF Mutual Funds Trust (“Mutual Funds Trust” and together with “ETF Trust” the “Trusts”) both as open-end management investment companies registered under the Investment Company Act of 1940, as amended (“the 1940 Act”). The Trusts are authorized to have multiple segregated series or portfolios. Wainwright owns all of the issued and outstanding limited liability company membership interests of its subsidiaries, USCF and USCF Advisers, each a Delaware limited liability company and are affiliated companies. USCF serves as the general partner (“General Partner”) for various limited partnerships (“LP”) and sponsor (“Sponsor”) as noted below. USCF and USCF Advisers are subject to federal, state and local laws and regulations generally applicable to the investment services industry. USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) under the Commodities Exchange Act (“CEA”). USCF Advisers is an investment adviser registered under the Investment Advisers Act of 1940, as amended and has registered as a CPO under the CEA. Exchange traded products (“ETPs”) issued or sponsored by USCF are required to be registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933. Wainwright operates through USCF and USCF Advisers, which collectively operate ten exchange-traded products (“ETPs”) and exchange traded funds (“ETFs”), each of which has its shares listed on the NYSE Arca, Inc. (“NYSE Arca”). The ETPs and ETFs managed by USCF and USCF Advisers have a total of approximately $4 billion assets under management as of September 30, 2021. Wainwright and subsidiaries USCF and USCF Advisers are collectively referred to as “Wainwright” hereafter.

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USCF currently serves as the General Partner or the Sponsor to the following commodity pools, each of which is currently conducting a public offering of its shares pursuant to the Securities Act of 1933, as amended:

USCF as General Partner for the following funds
United States Oil Fund, LP (“USO”)	Organized as a Delaware limited partnership in May 2005
United States Natural Gas Fund, LP (“UNG”)	Organized as a Delaware limited partnership in November 2006
United States Gasoline Fund, LP (“UGA”)	Organized as a Delaware limited partnership in April 2007
United States 12 Month Oil Fund, LP (“USL”)	Organized as a Delaware limited partnership in June 2007
United States 12 Month Natural Gas Fund, LP (“UNL”)	Organized as a Delaware limited partnership in June 2007
United States Brent Oil Fund, LP (“BNO”)	Organized as a Delaware limited partnership in September 2009

USCF as fund Sponsor - each a series within the United States Commodity Index Funds Trust (“USCIF Trust”)
United States Commodity Index Fund (“USCI”)	Series of the USCIF Trust created in April 2010
United States Copper Index Fund (“CPER”)	Series of the USCIF Trust created in November 2010

USCF Advisers, a registered investment adviser, serves as the investment adviser to the funds listed below within the USCF ETF Trust (the “ETF Trust”) and has overall responsibility for the general management and administration for the ETF Trust. Pursuant to the current Investment Advisory Agreements, USCF Advisers provides an investment program for each of series within the ETF Trust and manages the investment of the assets.

USCF Advisers as fund manager for each series within the USCF ETF Trust:
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”)	Fund launched May 2018
USCF Midstream Energy Income Fund (“UMI”)	Fund launched March 2021

In addition, USCF Advisers previously served as the investment adviser to the USCF SummerHaven SHPEI Index Fund, which launched in November 2017 and was liquidated in October 2020, and USCF SummerHaven SHPEN Index Fund, which launched in November 2017 and was liquidated in May 2020.

All commodity pools managed by USCF and each series of the ETF Trust managed by USCF Advisers are collectively referred to as the “Funds” hereafter.

Wainwright’s revenue and expenses are primarily driven by the amount of AUM. Wainwright earns monthly management and advisory fees based on agreements with each Fund as determined by the contractual basis point management fee structure in each agreement multiplied by the average AUM over the given period. Many of the company’s expenses are dependent upon the amount of AUM. These variable expenses include Fund administration, custody, accounting, transfer agency, marketing and distribution, and sub-adviser fees and are primarily determined by multiplying contractual fee rates by AUM. Total Operating Expenses are grouped into the following financial statement line items: General and Administrative, Marketing, Operations and Salaries and Compensation.

For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

Revenue

Average AUM for the three months ended September 30, 2021 was at $4.2 billion, as compared to approximately $5.6 billion from the three months ended September 30, 2020 primarily due to a decrease in USO, BNO and USL AUM, partially offset by an increase in CPER AUM. As a result, the revenues from management and advisory fees decreased by approximately $1.3 million, or 20%, to $5.7 million for the three months ended September 30, 2021 as compared to the three months ended September 30, 2020 where revenues from management and advisory fees totaled $7.0 million.

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Expenses

Wainwright’s total operating expenses, after recording the $2.5 million SEC / CFTC Wells Notice settlement, for three months ended September 30, 2021 increased by $2.2 million to $6.0 million, or approximately 58%, from $3.8 million for the three months ended September 30, 2020. Wainwright’s total operating expenses, excluding the settlement expense, for three months ended September 30, 2021 would have decreased by $0.3 million to $3.5 million, or approximately 7%, from $3.8 million for the three months ended September 30, 2020. Variable expenses, as described above, increased by $0.1 million due to increases of $0.3 million in UMI sub-advisory fees, which did not exist in the prior year quarter, offset by decreases in other variable expenses over the respective three-month period due to overall lower AUM which included variable marketing and distribution expenses, fund accounting and administration expenses, and other variable costs. General and administrative (“G&A”) expenses of $0.7 million decreased $0.4 million from $1.1 million for the three months ended September 30, 2021 and September 30, 2020, respectively. G&A expenses decreased primarily due to lower fund expense waivers as a result of eliminating expense waivers for BNO, UGA and CPER in May 2021 as well as lower legal expenses for the quarter. Total marketing expenses decreased $0.1 million to $0.6 million for the three months ended September 30, 2021 as compared to the prior year period due to a decrease in variable distribution costs as a result of lower AUM as mentioned above. Employee salaries and benefit compensation expenses were approximately $1.1 million for both three month periods ended September 30, 2021 and September 30, 2020. Operations expenses increased by $0.2 million to $1.1 million due to sub-advisory fees for UMI offset by other lower operations expenses due to lower AUM.

Income

Operating income decreased $3.6 million, after recording the $2.5 million SEC / CFTC Wells Notice settlement, to a loss of ($0.4) million for the three months ended September 30, 2021 from $3.2 million for the three months ended September 30, 2020. Operating income, excluding the settlement expense, decreased $1.1 million to $2.1 million for the three months ended September 30, 2021, or approximately 34%, from $3.2 million for the three months ended September 30, 2020. Other income (expense) was $6 thousand for the three months ended September 30, 2021 compared to $4 thousand for the three months ended September 30, 2020. Net (loss) income before income taxes for the three months ended September 30, 2021 decreased $3.6 million to a loss of ($0.4) million compared to income of $3.2 million for three months ended September 30, 2020 due to the expense settlement as well as a $1.3 million decrease in revenue as a result of lower AUM, offset by a $0.3 million decrease in total operating expenses.

Food Products - Gourmet Foods, Ltd. and Printstock Products Limited

Gourmet Foods, Ltd. was organized in its current form in 2005 (previously known as Pats Pantry Ltd). Pats Pantry was founded in 1966 to produce and sell wholesale bakery products, meat pies and patisserie cakes and slices, in New Zealand. Gourmet Foods, located in Tauranga, New Zealand, sells substantially all of its goods to supermarkets and service station chains with stores located throughout New Zealand. Gourmet Foods, Ltd. also has a large number of smaller independent lunch bars, cafes and corner dairies among the customer list, however they comprise a relatively insignificant dollar volume in comparison to the primary accounts of large distributors and retailers. On July 1, 2020, Gourmet Foods, Ltd. acquired the New Zealand company, Printstock Products Limited. Located in nearby Napier, New Zealand, Printstock prints wrappers for food products, including those used by Gourmet Foods, Ltd. Printstock is a wholly owned subsidiary of Gourmet Foods, Ltd. and its operating results are consolidated with those of Gourmet Foods, Ltd. from July 1, 2020 onwards.

Gourmet Foods operates exclusively in New Zealand and thus the New Zealand dollar is its functional currency. In order to consolidate Concierge’s reporting currency, the US dollar, with that of Gourmet Foods, Concierge records foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830-30. The translation of New Zealand currency into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Gains and losses resulting from foreign currency translations are included in foreign currency translation (loss) gain on the Consolidated Statements of Comprehensive Income as well as accumulated other comprehensive (loss) income found on the Consolidated Balance Sheets.

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For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

Revenue

Net revenues for the three months ended September 30, 2021 were $2.3 million with cost of goods sold of $1.7 million resulting in a gross profit of $0.6 million, or approximately 27% gross margin, as compared to the three month period ended September 30, 2020 where net revenues were $2.1 million and cost of goods sold were $1.6 million producing a gross profit of $0.5 million, or approximately 24%.

Expenses

Operating expenses, including wages and marketing, for the three month periods ended September 30, 2021 and September 30, 2020 were $0.4 million and $0.4 million producing operating income of $0.2 million and $0.1 million, respectively, or approximately 8% net operating profit for the three months ended September 30, 2021 and 5% for the three months ended September 30, 2020. Other income totaled approximately $851 for three months ended September 30, 2021 as compared to $11,063 for the three months ended September 30, 2020.

Income

Income for the three months ended September 30, 2021 was approximately $201 thousand before income tax provision of approximately $48 thousand resulted in a net income of approximately $153 thousand as compared to a net income of $93 thousand for the three months ended September 30, 2020.

Security Systems - Brigadier Security Systems (2000) Ltd.

Brigadier, founded in 1985, is a leading electronic security company in the province of Saskatchewan. Brigadier has offices located in the urban areas of Saskatchewan; Brigadier Security Systems in Saskatoon, and operating as Elite Security in Regina. The company has a combined industry experience of over 135 years. Brigadier provides comprehensive security solutions including access control, camera systems, fire alarm monitoring panels, and intrusion alarms to home and business owners as well as government offices, schools, and public buildings. Their experience as the provider of choice on many large notable sites shows a commitment to design, service and support. Brigadier specializes, and is certified, in several major manufacturers’ products: Honeywell Security, Panasonic, Avigilon and JCI/DSC/Kantech security products. The company and staff are recognized for dedication to customer service with annual awards from SecurTek including being recipients of the Customer Retention, Service Excellence, and overall best dealer with the President’s Award. The company demonstrates a commitment to delivering outstanding quality to customers by the notable facilities, businesses, and homes they secure.

Brigadier is an authorized SecurTek dealer. SecurTek is owned by SaskTel which is Saskatchewan’s leading Information and Communications Technology (ICT) provider with over 1.4 million customer connections across Canada. Under the terms of its authorized dealer contract with the monitoring company, Brigadier earns monthly payments during the term of the monitoring contract in exchange for performance of customer service activities on behalf of the monitoring company.

Brigadier operates exclusively in Canada and thus the Canadian dollar is its functional currency. In order to consolidate Concierge’s reporting currency, the U.S. dollar, with that of Brigadier, Concierge records foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830, Foreign Currency Matters. The translation of Canadian currency into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period.

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For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

Revenue

Net revenues for the three months ended September 30, 2021 were $0.7 million with cost of goods sold recorded as approximately $0.3 million, resulting in a gross profit of approximately $0.4 million with a gross margin of approximately 52% as compared to the three months ended September 30, 2020 where net revenues were approximately $0.7 million with cost of goods sold of $0.3 million and a gross profit of $0.4 million, or approximately 54%.

Expenses

Operating expenses for the three months ended September 30, 2021 were $0.3 million producing an operating profit of $0.1 million or approximately 13% as compared to the three months ended September 30, 2020 where operating profits were $0.1 million, or approximately 19%, with operating expenses of $0.2 million.

Income

Other income comprised of interest income and commission income totaled approximately $7 thousand for the three months ended September 30, 2021, and provision for income tax expense was ($18) thousand, resulting in net income after income taxes of approximately $79 thousand as compared to income after income taxes of approximately $167 thousand for the three months ended September 30, 2020 where government subsidies due to COVID-19 totaled approximately $100 thousand. No government subsidies were received for the three month period ended September 30, 2021.

Beauty Products - Original Sprout

Kahnalytics was founded in 2015 and adopted the dba/Original Sprout in December 2017. Original Sprout formulates and packages various hair and skin care products that are 100% vegan, tested safe and non-toxic, and marketed globally through distribution networks to salons, resorts, grocery stores, health food stores, e-tail sites and on the company’s website. The company operates from warehouse and sales offices located in San Clemente, CA, USA. As a result of the ongoing COVID-19 pandemic, Original Sprout has made adjustments to its primary channels to market. Prior to the pandemic Original Sprout relied heavily upon its wholesale distribution network to place products at retail locations and generally to make products available to consumers, whereas in the current environment of social distancing and closures of retail businesses the company found a significant drop in sales volumes as consumers avoided traditional sales outlets. In response to this trend, Original Sprout has established new sales channels with online retailers and also encouraged those national retail chains who stock the product to also make it available at online shopping carts. The positive effects of this transition are now being realized while at the same time the negative effects of the pandemic on the wholesale distribution business continues to increase for the U.S. market. The result is that sales overall have been relatively stable during the pandemic, though derived from different sources.

For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

Revenue

Net revenues for the three months ended September 30, 2021 were $1.0 million as compared to $1.0 million for the three months ended September 30, 2020. Cost of goods sold for the three months ended September 30, 2021 and September 30, 2020 were $0.6 million and $0.5 million, respectively, resulting in a gross profit of approximately $0.4 million and $0.5 million, respectively, or 41% as compared to 46% gross margin. The decrease in profit margin is attributed to difficulties with supply chains and the rising costs of raw materials and inbound freight, which were likely brought about due to the ongoing COVID-19 effects both domestically and internationally.

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Expenses

Operating expenses were approximately $0.4 million resulting in an operating income near breakeven at $4 thousand, as compared to $0.4 million of operating expenses resulting in operating income of $64 thousand for the three months ended September 30, 2020, or approximately 7%.

Income (Loss)

After consideration given to other income, the net income for the three months ended September 30, 2021 was approximately $5 thousand as compared to $65 thousand net income for the three months ended September 30, 2020.

Plan of Operation for the Next Twelve Months

Our plan of operation for the next twelve months is to apply necessary resources, which may include experienced personnel, cash, or synergistic acquisitions made with cash, equity or debt, into growing each of our business units to their potential. Original Sprout is in the initial stages of transitioning from a largely boutique offering distributed through specialty wholesalers to a more mainstream product available at traditional outlets and online and as such we anticipate measurable growth in revenues for the coming years, though there may be one-time initial expenses associated with the launch of new sales channels. Additionally, we are expecting moderate growth in Brigadier through focused management initiatives and consolidation within the security industry coupled with expanded product offerings. Similarly, we expect Gourmet Foods to be operating more efficiently under current management and continue to increase market share through additional product offerings and channels to market, including the printing and sale of food wrappers by their newly acquired subsidiary, Printstock. Wainwright will continue to develop innovative and new fund products to grow its portfolio. In addition to our long-term mission that is an acquisition strategy based upon identifying and acquiring profitable, mature, companies of a diverse nature and with in-place management that produces increased revenue streams, the Company is also focused upon building expertise and developing Fintech opportunities in the financial services sector through its development stage subsidiary Marygold and Co. In a more general sense, the Company is characterizing its business in two categories: 1) financial services and 2) other consumer-based operating units. The purpose is to isolate the cyclical, and sometimes volatile, nature of the financial services business from our other industry segments. As revenues from financial services fluctuate over time due to varying performance of the commodities markets, our other operations are expected to be stable and sustainable by comparison. By these initiatives we seek to:

•	continue to gain market share for our wholly owned subsidiaries’ areas of operation,
•	increase our gross revenues and realize net operating profits,
•	lower our operating costs by unburdening certain selling expenses to third party distributors,
•	have sufficient cash reserves to pay down accrued expenses and losses,
•	attract parties who have an interest in selling their privately held companies to us,
•	achieve efficiencies in accounting and reporting through adoption of standards used by all subsidiaries on a consistent basis,
•	strategically pursue additional company acquisitions, and
•	explore opportunities as may present themselves in the Fintech space, including the launch of services by Marygold and Marygold Advisory Services, and the creation of new corporate entities as focused subsidiary holdings.

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Liquidity and Capital Resources

Concierge is a holding company that conducts its operations through its subsidiaries. At the holding-company level, its liquidity needs relate to operational expense, the funding of additional business acquisitions and new investment opportunities. Our operating subsidiaries’ principal liquidity requirements arise from cash used in operating activities, debt service, and capital expenditures, including purchases of equipment and services, operating costs and expenses, and income taxes. Cash is managed at the holding company or the subsidiary level. There are no limitations or constraints on the movement of funds between the entities.

As of September 30, 2021, we had $17.3 million of cash and cash equivalents on a consolidated basis as compared to $16.1 million as of June 30, 2021.

During the past five fiscal years combined, Concierge has invested approximately $8.2 million in cash towards purchasing and assimilating Gourmet Foods and its Printstock subsidiary, Brigadier Security Systems and the Original Sprout assets into the Concierge Technologies group of companies as well as the acquisition through a stock-for-stock exchange of Wainwright, which provides a significant revenue stream and value. We have also invested approximately $3.6 million in the development of Fintech applications through our newly organized subsidiary, Marygold. Despite these cash investments, our working capital position remains strong at $17.3 million and our position has strengthened year-to-year. While Concierge intends to maintain and improve its revenue stream from wholly owned subsidiaries, Concierge continues to pursue acquisitions of other profitable companies which meet its target profile. Provided Concierge’s subsidiaries continue to operate as they are presently, and are projected to operate, Concierge has sufficient capital to pay its general and administrative expenses for the coming fiscal year and to adequately pursue its long-term business objectives. However, given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the Company’s results of operations could be adversely impacted.

Borrowings

As of September 30, 2021, we had $1.0 million of related-party and third-party indebtedness on a consolidated basis as compared to $1.0 million as of June 30, 2021. Approximately $380,678 is owed by Brigadier and secured with the land and building in Saskatoon purchased in July 2019. The initial principal balance was approximately $401,000 (CAD$525,000 translated as of the loan date July 1, 2019) with an annual interest rate of 4.14% maturing June 30, 2024. The short-term portion of principal for this loan due within 12 months as of September 30, 2021 is approximately US$14,840 and the long-term principal amount due is approximately US$365,838. Interest on the loan is expensed or accrued as it becomes due. Interest expense on the loan for the three months ended September 30, 2021 and September 30, 2020 was $4,048 and US$3,963, respectively. Concierge, without inclusion of its subsidiary companies, as of September 30, 2021 and June 30,2021, had $0.6 million of related-party indebtedness. We are not required to make interest payments on our related party notes until the maturity date.

Current related party notes payable consist of the following:

	September 30,	June 30,
	2021	2021
Notes payable to shareholder, interest rate of 8%, unsecured and payable on December 31, 2012 (past due)	$3,500	$3,500
Notes payable to shareholder, interest rate of 4%, unsecured and payable on May 25, 2022	250,000	250,000
Notes payable to shareholder, interest rate of 4%, unsecured and payable on April 8, 2022	350,000	350,000
	$603,500	$603,500

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Investments

Wainwright, from time to time, provides initial investments in the creation of ETP and ETF funds that Wainwright manages. Wainwright classifies these investments as current assets as these investments are generally sold within one year from the balance sheet date. As of September 30, 2021 and June 30, 2021, Wainwright did not hold any initial investment positions. These investments, as applicable, are described further in Note 7 to our Financial Statements.

Dividends

Our strategy on dividends is to declare and pay dividends only from retained earnings and only when our Board of Directors deems it prudent and in the best interests of the Company to declare and pay dividends. We have paid no dividends and we do not expect to pay any dividends over the next fiscal year.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere in this annual report on Form 10-K. See “Consolidated Financial Statements.”

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Introduction

Concierge Technologies, Inc. (“Concierge” or the “Company”) conducts business through its wholly-owned operating subsidiaries operating in the U.S., New Zealand and Canada. The operations of the Company’s wholly-owned subsidiaries are more particularly described herein but are summarized as follows:

•	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries that manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares that trade on the NYSE Arca stock exchange.
•	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly-owned New Zealand subsidiary company, Printstock Products Limited, prints specialty wrappers for the food industry in New Zealand and Australia. (collectively “Gourmet Foods”)
•	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems.
•	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
•	Marygold & Co., a newly formed U.S. based company, together with its wholly-owned limited liability company, Marygold & Co. Advisory Services, LLC, ( collectively “Marygold”) was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, still in the development stage as of June 30, 2021, and estimated to launch commercial services in the coming fiscal year. Through June 30, 2021, expenditures have been limited to developing the business model and the associated application development.

Because the Company conducts its businesses through its wholly-owned operating subsidiaries, the risks related to our wholly-owned subsidiaries are also risks that impact the Company’s financial condition and results of operations. See, “Note 2. Summary of Significant Accounting Policies / Major Customers and Suppliers - Concentration of Credit Risk” in the consolidated financial statements for more information. The emergence of a novel coronavirus on a global scale, known as COVID-19, and related geopolitical events could lead to increased market volatility, disruption to U.S. and world economies and markets and may have significant adverse effects on the Company and its wholly-owned subsidiaries. The financial risk to future operations is largely unknown, (refer to Part I, Item 1A, for further details.)

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Critical Accounting Policies

We have chosen accounting policies that we believe are appropriate to report accurately and fairly our operating results and financial position, and we apply those accounting policies in a consistent manner. Our significant policies are summarized in Note 2 to the Consolidated Financial Statements.

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosures of contingent assets and liabilities. We base our estimates on historical experience and other factors we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may vary from those estimates.

We believe the following accounting policies are the most critical in the preparation of our financial statements because they involve the most difficult, subjective or complex judgments about the effect of matters that are inherently uncertain.

Business Combinations - Purchase Price Allocation

We are a diversified holding company whose activities involve the acquisition of operating companies through stock purchase or asset purchase transactions. We account for business combinations using the acquisition method of accounting. All the assets acquired, liabilities assumed and amounts attributable to intangible assets, including goodwill, are recorded at their respective fair values at the date of acquisition. The determination of fair values of identifiable assets and liabilities involves estimates and the use of valuation techniques when market value is not readily available. We use various techniques to determine fair value in such instances, including the income approach and use of independent valuation firms. Significant estimates used in determining fair value include, but are not limited to, the amount and timing of future cash flows, growth rates, discount rates and useful lives. The excess of the purchase consideration over fair values of identifiable assets and liabilities is recorded as goodwill. See Note 8 for further detail on goodwill. Management’s estimate of fair value is based on assumptions believed to be reasonable, and are supported by independent valuations where possible, but nevertheless remain subjective and subject to future adjustment if actual results differ from the estimates.

Foreign Subsidiaries

We currently have two wholly-owned subsidiaries that are domiciled in foreign countries. In the future we may acquire additional foreign subsidiaries. The financial statements of our foreign subsidiaries are kept in accordance with their respective local jurisdictions and require adjustment in order to conform to U.S. GAAP. Additionally, local currencies of these subsidiaries require conversion to our US dollar in accordance with ASC 830, Foreign Currency Matters. Due to changing currency translation rates, the value of our assets and liabilities held in foreign jurisdictions are inherently volatile in nature and may vary significantly despite our use of averages and estimates.

Revenue Recognition

Our operating subsidiaries derive revenues from a number of sources including sales of hardware, services, food items, printing, financial services, and consumer products. The company recognizes the revenue when the product or service is delivered, or the ownership of the product is deemed to have been transferred to the buyer. We carefully monitor the outgoings of product shipments and service completions to ensure revenues are properly recorded. In the case of continued support services, such as warranty or extended contracts, the company makes an assessment at each reporting period as to the significance of the cost of such support or warranty. This estimate is based on historical experience and careful monitoring of costs throughout the reporting period to determine if any reserve should be recorded for estimated expenses. We believe we have made careful and reasonable estimates, however adjustments may be required in the future if actual results vary from our estimates.

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Plan of Operation for the Next Twelve Months

Our plan of operation for the next twelve months is to apply necessary resources, which may include experienced personnel, cash, or synergistic acquisitions made with cash, equity or debt, into growing each of our business units to their potential. Original Sprout is in the initial stages of transitioning from a largely boutique offering distributed through specialty wholesalers to a more mainstream product available at traditional outlets and online and as such we anticipate measurable growth in revenues for the coming years, though there may be one-time initial expenses associated with the launch of new sales channels. Additionally, we are expecting moderate growth in Brigadier through focused management initiatives and consolidation within the security industry coupled with expanded product offerings. Similarly, we expect Gourmet Foods to be operating more efficiently under current management and continue to increase market share through additional product offerings and channels to market, including the printing and sale of food wrappers by their newly acquired subsidiary, Printstock. Wainwright will continue to develop innovative and new fund products to grow its portfolio. In addition to our long-term mission that is an acquisition strategy based upon identifying and acquiring profitable, mature, companies of a diverse nature and with in-place management that produces increased revenue streams, the Company is also focused upon building expertise and developing Fintech opportunities in the financial services sector through its development stage subsidiary Marygold and Co. In a more general sense, the Company is characterizing its business in two categories: 1) financial services and 2) other consumer-based operating units. The purpose is to isolate the cyclical, and sometimes volatile, nature of the financial services business from our other industry segments. As revenues from financial services fluctuate over time due to varying performance of the commodities markets, our other operations are expected to be stable and sustainable by comparison. By these initiatives we seek to:

•	continue to gain market share for our wholly-owned subsidiaries’ areas of operation,
•	increase our gross revenues and realize net operating profits,
•	lower our operating costs by unburdening certain selling expenses to third party distributors,
•	have sufficient cash reserves to pay down accrued expenses and losses,
•	attract parties who have an interest in selling their privately held companies to us,
•	achieve efficiencies in accounting and reporting through adoption of standards used by all subsidiaries on a consistent basis,
•	strategically pursue additional company acquisitions, and
•	explore opportunities as may present themselves in the Fintech space, including the launch of services by Marygold and Marygold Advisory Services, and the creation of new corporate entities as focused subsidiary holdings.

Results of Operations

For the Year Ended June 30, 2021 Compared to the Year Ended June 30, 2020

Financial Summary

The table below summarizes each of Concierge’s subsidiaries into one of two categories. The Wainwright business is included in the “Financial Services” columns and all other subsidiaries, including Gourmet Food, Brigadier, and Original Sprout are included in the “Other Operating Units” columns. Corporate expenses are included in the “Concierge Corporate” column and also includes, includes losses as a result of Marygold being in the development stage. The table below is calculated using operating results rounded to the nearest thousand. The operating results depicted below may differ slightly compared to the actual results as indicated on our Consolidated Financial Statements as a result of rounding.

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($’s in thousands)	Financial Services				Other Operating Units				Concierge Corporate				Consolidated
	2021	2020	Change		2021	2020	Change		2021	2020	Change		2021	2020	Change
			$(’000)%				$(’000)%				$(’000)%				$(’000)%
Revenue	$25,169	$15,459	$9,710	63%	$14,733	$11,290	$3,443	30%	-	-	-	-	$39,902	$26,749	$13,153	49%
% of total revenue	63%	58%	-	5%	37%	42%	-	(5)%	-	-	-	-	-	-	-	-
Cost of revenue	-	-	-	-	$9,241	$6,483	$2,758	43%	-	-	-	-	$9,241	$6,483	$2,758	43%
Gross profit	$25,169	$15,459	$9,710	63%	$5,492	$4,807	$685	14%	-	-	-	-	$30,661	$20,266	$10,395	51%
Operating expenses	$15,178	$12,769	$2,409	19%	$4,877	$4,024	$853	21%	$3,189	$1,557	$1,632	105%	$23,245	$18,350	$4,895	27%
% of total operating expenses	65%	69%	-	(4)%	21%	22%	(1)%	(1)%	14%	8%	6%	6%	-	-	-	-
Income (loss) from operations	$9,991	$2,690	$7,301	271%	$614	$783	$(169)	(22)%	$(3,189)	$(1,557)	$(1,632)	105%	$7,416	$1,916	$5,500	287%
Other income (expense)	$19	$179	$(160)	(89)%	$213	$233	$(20)	(9)%	$(13)	$8	$(21)	258%	$219	$420	$(201)	48%
Income (loss) before income taxes	$10,010	$2,869	$7,141	249%	$827	$1,016	$(189)	(19)%	$(3,203)	$(1,549)	$(1,654)	(107)%	$7,635	$2,336	$5,299	227%

Revenue and Operating Income

Consolidated revenue for the year ended June 30, 2021 was $39.9 million representing a $13.2 million increase from the prior year revenue of $26.7 million. The increase in consolidated revenues is attributed to the increase in annual revenues of Wainwright and Gourmet Foods. Wainwright’s average Assets Under Management (“AUM”) for the year ended June 30, 2021 was significantly higher than that of 2020, which resulted in a revenue increase of approximately $9.7 million. The acquisition of Printstock by Gourmet Foods added an additional $3.0 million in revenues for 2021, whereas Printstock was acquired in July 2020 and therefore did not contribute revenues during fiscal year ended June 30, 2020. The other operating subsidiaries were relatively stable in revenues for the year ended June 30, 2021 as compared to 2020. Concierge produced an operating income for the year ended June 30, 2021 of $7.4 million as compared to $1.9 million for the year ended June 30, 2020. This represents an increase in operating income of $5.5 million for the year ended June 30, 2021 when compared to the year ended June 30, 2020 or approximately 287%.

Other Income (Expenses)

Other income (expense) for the years ended June 30, 2021 and 2020 were $0.2 million and $0.4 million, respectively, resulting in a net income before income tax of $7.6 million and $2.3 million, respectively. After giving consideration to currency translation gain of $332 thousand our comprehensive income for the year ended June 30, 2021 was $6.2 million as compared to the year ended June 30, 2020 where there was a currency translation gain of $31 thousand which resulted in comprehensive income of $1.8 million. Comprehensive gain and loss are comprised of fluctuations in foreign currency exchange rates and effects in the valuation of our holdings in New Zealand and Canada.

Income Tax

Provision for income tax for the years ended June 30, 2021 and 2020 are $1.8 million and $0.6 million, respectively, primarily attributable to our United States operations through our Wainwright subsidiary. Income tax expense recorded at the Concierge level totaled $1.5 million for the year ended June 30, 2021, while a tax expense of $0.4 million was recorded for the year ended June 30, 2020.

Net Income

Overall, the net income between the year ended June 30, 2021 as compared to the year ended June 30, 2020 increased by approximately $4.1 million or approximately 230% to approximately $5.9 million. The increase in net income for the year ended June 30, 2021 was primarily attributable to higher fund management revenue from Wainwright due to a higher amount of AUM.

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Investment Fund Management - Wainwright Holdings

Wainwright was founded as a holding company in March 2004 as a Delaware corporation with one subsidiary, Ameristock Corporation, which was an investment adviser to Ameristock Mutual Fund, Inc., a registered 1940 Act large cap value equity fund. In January 2010, Ameristock Corporation was spun off as a standalone company. In May 2005, USCF was formed as a single member limited liability company in the state of Delaware. In June 2013, USCF Advisers was formed as a Delaware limited liability company and in July 2014, was registered as an investment adviser under the Investment Advisers Act of 1940, as amended. In November 2013, the USCF Advisers board of managers formed USCF ETF Trust (“ETF Trust”) and in July 2016, the USCF Mutual Funds Trust (“Mutual Funds Trust” and together with “ETF Trust” the “Trusts”) both as open-end management investment companies registered under the Investment Company Act of 1940, as amended (“the 1940 Act”). The Trusts are authorized to have multiple segregated series or portfolios. Wainwright owns all of the issued and outstanding limited liability company membership interests of its subsidiaries, USCF and USCF Advisers, each a Delaware limited liability company and are affiliated companies. USCF serves as the general partner (“General Partner”) for various limited partnerships (“LP”) and sponsor (“Sponsor”) as noted below. USCF and USCF Advisers are subject to federal, state and local laws and regulations generally applicable to the investment services industry. USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”) under the Commodities Exchange Act (“CEA”). USCF Advisers is an investment adviser registered under the Investment Advisers Act of 1940, as amended and has registered as a CPO under the CEA. Exchange traded products (“ETPs”) issued or sponsored by USCF are required to be registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933. Wainwright operates through USCF and USCF Advisers, which collectively operate ten exchange-traded products (“ETPs”) and exchange traded funds (“ETFs”), regulated by the 1940 Act and 1933 Act, and listed on the NYSE Arca, Inc. (“NYSE Arca”) with a total of approximately $4.5 billion assets under management as of June 30, 2021. Wainwright and subsidiaries USCF and USCF Advisers are collectively referred to as “Wainwright” hereafter.

USCF currently serves as the General Partner or the Sponsor to the following commodity pools, each of which is currently conducting a public offering of its shares pursuant to the Securities Act of 1933, as amended:

USCF as General Partner for the following funds
United States Oil Fund, LP (“USO”)	Organized as a Delaware limited partnership in May 2005
United States Natural Gas Fund, LP (“UNG”)	Organized as a Delaware limited partnership in November 2006
United States Gasoline Fund, LP (“UGA”)	Organized as a Delaware limited partnership in April 2007
United States 12 Month Oil Fund, LP (“USL”)	Organized as a Delaware limited partnership in June 2007
United States 12 Month Natural Gas Fund, LP (“UNL”)	Organized as a Delaware limited partnership in June 2007
United States Brent Oil Fund, LP (“BNO”)	Organized as a Delaware limited partnership in September 2009

USCF as fund Sponsor - each a series within the United States Commodity Index Funds Trust (“USCIF Trust”)
United States Commodity Index Fund (“USCI”) Series of the USCIF Trust created in April 2010
United States Copper Index Fund (“CPER”) Series of the USCIF Trust created in November 2010

In addition, USCF served as a Sponsor to the USCF Funds Trust, a Delaware Statutory Trust that initially launched two series – United States 3X Oil Fund and United States 3X Short Oil Fund – both of which were liquidated in December 2019.

USCF Advisers, a registered investment adviser, serves as the investment adviser to the funds listed below within the USCF ETF Trust (the “ETF Trust”) and has overall responsibility for the general management and administration for the ETF Trust. Pursuant to the current Investment Advisory Agreements, USCF Advisers provides an investment program for each of series within the ETF Trust and manages the investment of the assets.

USCF Advisers as fund manager for each series within the USCF ETF Trust:
USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”)	Fund launched May 2018
USCF Midstream Energy Income Fund (“UMI”)	Fund launched March 2021

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In addition, USCF Advisers previously served as the investment adviser to the USCF SummerHaven SHPEI Index Fund, which launched in November 2017 and was liquidated in October 2020, and USCF SummerHaven SHPEN Index Fund, which launched in November 2017 and was liquidated in May 2020.

All commodity pools managed by USCF and each series of the ETF Trust managed by USCF Advisers are collectively referred to as the “Funds” hereafter.

Wainwright’s revenue and expenses are primarily driven by the amount of AUM. Wainwright earns monthly management and advisory fees based on agreements with each Fund as determined by the contractual basis point management fee structure in each agreement multiplied by the average AUM over the given period. Many of the company’s expenses are dependent upon the amount of AUM. These variable expenses include Fund administration, custody, accounting, transfer agency, marketing and distribution, and sub-adviser fees and are primarily determined by multiplying contractual fee rates by AUM. The total operating expenses are grouped into the following financial statement line items: General and Administrative, Marketing, Operations and Salaries and Compensation.

For the Year Ended June 30, 2021, Compared to the Year Ended June 30, 2020

Revenue

Average AUM for the year ended June 30, 2021 was at $4.9 billion, as compared to approximately $3.0 billion from the year ended June 30, 2020 primarily due to an increase in AUM at USO, BNO and USL. As a result, the revenues from management and advisory fees increased by approximately $9.7 million, or 63%, to $25.2 million for the year ended June 30, 2021 as compared to the year ended June 30, 2020 where revenues from management and advisory fees totaled $15.4 million.

Expenses

Wainwright’s total operating expenses for the year ended June 30, 2021 increased by $2.4 million to $15.2 million, or approximately 19%, from $12.8 million for the year ended June 30, 2020. Variable expenses, as described above, increased by $1.3 million over the respective twelve-month period due to higher AUM for the fiscal year which resulted in higher marketing and distribution expenses, sub-advisory fees and other variable costs. General and Administrative expenses increased $1.0 million to $3.4 million for the year ended June 30, 2021 from $2.4 million for the year ended June 30, 2020 due to increases in expense waiver and legal and professional expenses, partially offset by decreases in travel and entertainment. Total marketing expenses increased $0.5 million to $2.6 million for the year ended June 30, 2021 as compared to the prior year period due to an increase in marketing distribution costs as a result of higher AUM, partially offset by decreases in advertising and marketing conferences. Other Operating expenses increased by $0.5 million primarily due to higher fund administration and sub-adviser fees as result of higher AUM. Employee Salaries and Compensation expenses were approximately $5.4 million and $4.9 million, an increase of $0.5 million, for the years ended June 30, 2021 and June 30, 2020, respectively, due to bonuses and small increases in annual compensation.

Income

Income before income taxes for the year ended June 30, 2020 increased $7.1 million to $10.0 million from $2.9 million for the year ended June 30, 2020 due to $9.7 million increase in revenue as a result of higher AUM, in addition to a $2.4 million increase in operating expenses along with a decrease of $0.2 million in other income.

Food Products - Gourmet Foods, Ltd.

Gourmet Foods was organized in its current form in 2005 (previously known as Pats Pantry Ltd). Pats Pantry was founded in 1966 to produce and sell wholesale bakery products, meat pies and patisserie cakes and slices, in New Zealand. Gourmet Foods, located in Tauranga, New Zealand, sells substantially all of its goods to supermarkets and service station chains with stores located throughout New Zealand. Gourmet Foods also has a large number of smaller independent lunch bars, cafes and corner dairies among the customer list, however they comprise a relatively insignificant dollar volume in comparison to the primary accounts of large distributors and retailers. On July 1, 2020, Gourmet Foods acquired the New Zealand company, Printstock Products Limited (“Printstock”). Located in nearby Napier, New Zealand, Printstock prints wrappers for food products, including those used by Gourmet Foods. Printstock is a wholly-owned subsidiary of Gourmet Foods and its operating results are consolidated with those of Gourmet Foods from July 1, 2020 onwards.

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Gourmet Foods operates exclusively in New Zealand and thus the New Zealand dollar is its functional currency. In order to consolidate Concierge’s reporting currency, the US dollar, with that of Gourmet Foods, Concierge records foreign currency translation adjustments and transaction gains and losses in accordance with Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters. The translation of New Zealand currency into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Gains and losses resulting from foreign currency translations are included in foreign currency translation (loss) gain on the Condensed Consolidated Statements of Comprehensive Income as well as accumulated other comprehensive (loss) income found on the Condensed Consolidated Balance Sheets.

For the Year Ended June 30, 2021 Compared to the Year Ended June 30, 2020

Revenue

Net revenues for the year ended June 30, 2021 were $8.3 million with cost of goods sold of $5.7 million resulting in a gross profit of $2.6 million, or approximately 31% gross margin, as compared to the year ended June 30, 2020 where net revenues were $4.7 million and cost of goods sold were $3.2 million producing a gross profit of $1.5 million, or approximately 32% gross margin. The increase in revenues is attributed to the acquisition of Printstock in July 2020 which contributed $3 million in net revenues during the year ended June 30, 2021 and contributed no revenues for the year ended June 30, 2020.

Expenses

General, administrative and selling expenses, including wages and marketing, for the year ended June 30, 2021 and 2020 were $1.7 million and $1.1 million producing operating income of $0.8 million and $0.4 million, respectively, or approximately 10% net operating profit for the year ended June 30, 2021 and 8% for the year ended June 30, 2020. The depreciation expense and other income (expense) totaled approximately ($157) thousand for the year ended June 30, 2021 as compared to ($38) thousand for the year ended June 30, 2020.

Income

Income for the year ended June 30, 2021, after income tax of $0.2 million, resulted in net income of approximately $0.5 million as compared to a net income of $0.3 million for the year ended June 30, 2020. The increase in revenues and operating expenses during the year ended June 30, 2021 are attributable to the acquisition of Printstock and its operating results.

Security Systems - Brigadier Security Systems (2000) Ltd.

Brigadier Security Systems, founded in 1985, is a leading electronic security company in the province of Saskatchewan. Brigadier Security Systems has offices located in the urban areas of Saskatchewan, Brigadier Security in Saskatoon, and operating as Elite Security in Regina. The company has a combined industry experience of over 135 years. Brigadier provides comprehensive security solutions including access control, camera systems, fire alarm monitoring panels, and intrusion alarms to home and business owners as well as government offices, schools, and public buildings. Their experience as the provider of choice on many large notable sites shows a commitment to design, service and support. Brigadier specializes, and is certified, in several major manufacturers’ products: Honeywell Security, Panasonic, Avigilon and JCI/DSC/Kantech security products. The company and staff are recognized for dedication to customer service with annual awards from SecurTek including being recipients of the Customer Retention, Service Excellence, and overall best dealer with the President’s Award. The company demonstrates a commitment to delivering outstanding quality to customers by the notable facilities, businesses, and homes they secure.

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Brigadier Security Systems is an authorized SecurTek dealer. SecurTek is owned by SaskTel which is Saskatchewan’s leading Information and Communications Technology (ICT) provider with over 1.4 million customer connections across Canada. Under the terms of its authorized dealer contract with the monitoring company, Brigadier earns monthly payments during the term of the monitoring contract in exchange for performance of customer service activities on behalf of the monitoring company.

Brigadier operates exclusively in Canada and thus the Canadian dollar is its functional currency. In order to consolidate Concierge’s reporting currency, the U.S. dollar, with that of Brigadier, Concierge records foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830, Foreign Currency Matters. The translation of Canadian currency into U.S. dollars is performed for balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period.

For the Year Ended June 30, 2021, Compared to the Year Ended June 30, 2020

Revenue

Net revenues for the year ended June 30, 2021 were $2.7 million with cost of goods sold of approximately $1.3 million, resulting in a gross profit of approximately $1.4 million with a gross margin of approximately 53% as compared to the year ended June 30, 2020 where net revenues were approximately $2.7 million with cost of goods sold of $1.2 million and a gross profit of $1.5 million, or approximately 56% gross margin. The decline in profit margin is an indirect result of the negative effects of the COVID-19 pandemic on the Brigadier’s ability to source hardware timely and to perform installation services at residential locations. Management believes that this is business deferred rather than lost, and expects that the eventual resolution of the pandemic will restore operations to their prior levels.

Expenses

General, administrative and selling expenses for the year ended June 30, 2021 were $1.2 million producing an operating profit of $0.2 million or approximately 11% operating profit margin as compared to the year ended June 30, 2020 where general, administrative and selling expenses where $1.2 million producing an operating profit of $0.3 million, or approximately 12% operating profit margin.

Income

Other income (expense) comprised of depreciation, income tax, interest income, other income (expense) including taxable government subsidies due to COVID-19 of approximately $137 thousand, impairment to inventory value, and gain on sale of assets totaling approximately $6 thousand for the year ended June 30, 2021 resulting in income after income taxes of approximately $0.3 million as compared to income after income taxes of approximately $0.3 million for the year ended June 30, 2020 with expenses totaling approximately ($12) thousand.

Beauty Products - Original Sprout

Kahnalytics was founded in 2015 and adopted the dba/Original Sprout in December 2017. Original Sprout formulates and packages various hair and skin care products that are 100% vegan, tested safe and non-toxic, and marketed globally through distribution networks to salons, resorts, grocery stores, health food stores, e-tail sites and on the company’s website. The company operates from warehouse and sales offices located in San Clemente, CA, USA. As a result of the ongoing COVID-19 pandemic, Original Sprout has made adjustments to its primary channels to market. Prior to the pandemic Original Sprout relied heavily upon its wholesale distribution network to place products at retail locations and generally to make products available to consumers, whereas in the current environment of social distancing and closures of retail businesses the company found a significant drop in sales volumes as consumers avoided traditional sales outlets. In response to this trend, Original Sprout has established new sales channels with online retailers and also encouraged those national retail chains who stock the product to also make it available at online shopping carts. The positive effects of this transition are now being realized while at the same time the negative effects of the pandemic on the wholesale distribution business continues to increase for the U.S. market. The result is that sales overall have been relatively stable during the pandemic, though derived from different sources. Contributing to lower profit margins and higher expenses during the current fiscal year are the one-time costs of relocating to a larger facility during December and January, the disposal of obsolete product, the transition to new packaging and new product development.

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For the Year Ended June 30, 2021 Compared to the Year Ended June 30, 2020

Revenue

Net revenues for the year ended June 30, 2021 were $3.8 million with cost of goods sold of approximately $2.3 million resulting in a gross profit of approximately $1.5 million and a gross margin of approximately 40% compared to the year ended June 30, 2020 were net revenues totaled $3.9 million with cost of goods sold of approximately $2.1 million resulting in a gross profit of approximately $1.8 million and a gross margin of approximately 46%.

Expenses

General, administrative and selling expenses for the years ended June 30, 2021 and 2020 were approximately $1.5 million and $1.2 million, respectively, resulting in operating income of approximately $9 thousand and $500 thousand or approximately 0.2% and 13%, respectively.

Income

After consideration given to income tax provision, other income, and depreciation expense, the net (loss) income for the years ended June 30, 2021 and 2020 was approximately ($200) thousand and $200 thousand, respectively.

Liquidity and Capital Resources

Concierge is a holding company that conducts its operations through its subsidiaries. At the holding-company level, its liquidity needs relate to operational expense, the funding of additional business acquisitions and new investment opportunities. Our operating subsidiaries’ principal liquidity requirements arise from cash used in operating activities, debt service, and capital expenditures, including purchases of equipment and services, operating costs and expenses, and income taxes. Cash is managed at the holding company or the subsidiary level. There are no limitations or constraints on the movement of funds between the entities.

As of June 30, 2021, we had $16.1 million of cash and cash equivalents on a consolidated basis as compared to $9.8 million as of June 30, 2020. The increase in cash was due to an increase in higher revenues.

During the past five fiscal years combined, Concierge has invested approximately $8.2 million in cash towards purchasing and assimilating Gourmet Foods and its Printstock subsidiary, Brigadier Security Systems and the Original Sprout assets into the Concierge Technologies group of companies as well as the acquisition through a stock-for-stock exchange of Wainwright, which provides a significant revenue stream and value. We have also invested approximately $2.9 million in the development of Fintech applications through our newly organized subsidiary, Marygold. Despite these cash investments, our working capital position remains strong at $19 million and our position has strengthened year-to-year. While Concierge intends to maintain and improve its revenue stream from wholly owned subsidiaries, Concierge continues to pursue acquisitions of other profitable companies which meet its target profile. Provided Concierge’s subsidiaries continue to operate as they are presently, and are projected to operate, Concierge has sufficient capital to pay its general and administrative expenses for the coming fiscal year and to adequately pursue its long term business objectives. However, given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the Company’s results of operations could be adversely impacted.

Lease Liability

In relation to the adoption of ASC 842, the Company recognized $1,150,916 of operating lease liabilities on July 1, 2019. The total amount due under these obligations was $1,120,631 and $770,457 as of June 30, 2021 and June 30, 2020, respectively. The obligations will amortize over the passage of time through the recognition of periodic rent expense. See Note 14 for further analysis of this obligation.

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Borrowings

As of June 30, 2021, we had $1.0 million of related-party and third-party indebtedness on a consolidated basis as compared to $1.0 million as of June 30, 2020. Approximately US$394,898 is owed by Brigadier and secured with the land and building in Saskatoon purchased in July 2019. The initial principal balance was CD$525,000 (approximately US$401,000 translated as of the loan date July 1, 2019) with an annual interest rate of 4.14% maturing June 30, 2024. The short-term portion of principal for this loan due within 12 months as of June 30, 2021 is CD$18,718 (approximately US$15,094) and the long term principal amount due is CD$471,020 (approximately US$379,804). Interest on the loan is expensed or accrued as it becomes due. Interest expense on the loan for the year ended June 30, 2021 and 2020 was US$16,078 and US$16,738, respectively. Concierge, without inclusion of its subsidiary companies, as of June 30, 2021 and 2020, had $0.6 million of related-party indebtedness. We are not required to make interest payments on our related party notes until the maturity date.

Current related party notes payable consist of the following:

	June 30, 2021	June 30, 2020
Notes payable to shareholder, interest rate of 8%, unsecured and payable on December 31, 2012 (past due)	$3,500	$3,500
Notes payable to shareholder, interest rate of 4%, unsecured and payable on May 25, 2022	250,000	250,000
Notes payable to shareholder, interest rate of 4%, unsecured and payable on April 8, 2022	350,000	350,000
	$603,500	$603,500

Investments

Wainwright, from time to time, provides initial investments in the creation of ETP funds that Wainwright manages. Wainwright classifies these investments as current assets as these investments are generally sold within one year from the balance sheet date. As of June 30, 2021 and June 30, 2020, Wainwright did not hold any initial investment positions. These investments, as applicable, are described further in Note 7 to our Financial Statements.

Dividends

Our strategy on dividends is to declare and pay dividends only from retained earnings and only when our Board of Directors deems it prudent and in the best interests of the company to declare and pay dividends. We paid no dividends during the years ended June 30, 2021 and 2020.

Off-Balance Sheet Arrangements

At June 30, 2021, and as of September 30, 2021, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have:

•	An obligation under a guarantee contract,

•	A retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets,

•	An obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging, or research and development services with us.
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Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

We have had no changes in or disagreements with our independent registered public accountant.

Description of Property

On July 2, 2019, Brigadier finalized the purchase of its office facility and land located in Saskatoon for CAN $750,000 (Approximately US$572,858), funded by a bank loan of CAN$525,000 (approximately US$401,000) and CAN$225,000 (approximately US$171,858) in cash. The bank loan matures in 2024 and bears interest at the annual rate of 4.14%. The Company does not own any other plants or real property.

Facilities

Administrative offices are co-located in the facility leased by our subsidiary, Original Sprout, whose mailing address is 120 Calle Iglesia, San Clemente, California 92672. Our wholly-owned subsidiary, Brigadier, owns its land and buildings in Saskatoon and rents facilities in Regina, Canada. Our wholly-owned subsidiary, Gourmet Foods, rents facilities in Tauranga and in Napier, New Zealand. Our wholly-owned subsidiary, Wainwright, leases office space in Walnut Creek, California. We believe that the facilities described herein are adequate for our current and immediately foreseeable operating needs.

Legal Proceedings

From time to time, the Company and its subsidiaries may be involved in legal proceedings arising primarily from the ordinary course of their respective businesses. Except as described below there are no pending legal proceedings against the Company. USCF, is an indirect wholly-owned subsidiary of the Company. USCF, as the general partner of USO and the general partner and sponsor of the related public funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, USO and USCF are not currently party to any material legal proceedings.

SEC and CFTC Wells Notices

On November 8, 2021, one of Concierge Technologies, Inc.’s (the “Company”) indirect subsidiaries, the United States Commodity Funds LLC (“USCF”), together with United States Oil Fund, LP (“USO”), for which USCF is the general partner, announced a resolution with each of the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures Trading Commission (the “CFTC”) relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC, as detailed below.

On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice relates to USO’s disclosures in late April 2020 and early May 2020 regarding constraints imposed on USO’s ability to invest in Oil Futures Contracts. The SEC Wells Notice states that the SEC staff has made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the 1933 Act and Section 10(b) of the 1934 Act and Rule 10b-5 thereunder, in each case with respect to its disclosures and USO’s actions.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice states that the CFTC staff has made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the CEA, 7 U.S.C. §§ 6o(1)(A), (B), 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019), in each case with respect to its disclosures and USO’s actions.

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On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities .. . . to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1)(B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate must be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) will be paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders. The SEC Order can be accessed at www.sec.gov and the CFTC Order can be accessed at www.cftc.gov.

The SEC Order and CFTC Order were each based on an alleged failure to timely disclose that certain limitations had been imposed on USO by its sole futures commission merchant (“FCM”) on or around April 22 or 23 that, according to the SEC Order and CFTC Order, rendered statements made about USO misleading. Specifically, the FCM communicated to USO that it could not invest through the FCM any proceeds generated by the future sale of newly-created shares in certain oil futures contracts in the event that the registration statement filed by USO on April 20, 2020 was approved and shares were registered, available for issuance, created and issued. Following this restriction, according to the SEC Order and CFTC Order, USO failed to timely disclose the character and nature of the restriction in certain of the public filings with the SEC, including pre-effective amendments to the April 20, 2020 registration statement which went effective in June 2020.

The above summaries of the SEC Order (SEC Release No. 11006) and CFTC Order (CFTC Docket No. 22-06) do not purport to be complete and are qualified in their entirety by reference to the actual orders that can be accessed at www.sec.gov and at www.cftc.gov, respectively.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”). The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

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On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5. The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements. The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees. The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and has moved for their dismissal.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

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The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court entered and consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.

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Management And Board Of Directors

Executive Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Principal Occupation	Director Since
Interested Directors:
Nicholas D. Gerber	59	President, CEO and Chairman of Concierge Technologies, Inc.	2015
Scott Schoenberger	55	Owner and CEO of KAS Engineering	2015
David W. Neibert	66	Chief Operations Officer and Secretary of Concierge Technologies, Inc.	2002
Kathryn D. Rooney	49	Chief Marketing Officer of United States Commodities Funds, LLC	2017
Independent Directors:
Matt Gonzalez	56	Chief Attorney at the San Francisco Public Defender’s Office, Partner at Gonzalez & Kim	2013
Kelly J. Anderson	54	Self-Employed Consultant and Entrepreneur	2019
Erin Grogan	47	CFO for Association of California School Administrators	2017
Joya Delgado Harris	48	Director of Research Integration for the American Cancer Society	2017
Derek Mullins	48	Co-Founder and Managing Partner of PINE Advisor Solutions	2017

Biographical Information

Biographical information regarding our Board is set forth below. We have divided the directors into two groups—independent directors and interested directors. Although neither the Company’s Common Stock nor Preferred Stock are listed for trading on the NYSE American, for purposes of this Information Statement, independent directors are those determined by the Board to be “independent directors” for the purposes of the NYSE American rules.

Interested Directors

Nicholas D. Gerber: Mr. Gerber has served as Chief Executive Officer, President, and Chairman of the Board of Directors of Concierge, the parent of Wainwright and its subsidiaries since January 2015. Mr. Gerber also has served as the President and a Director of Wainwright, a position he has held since March of 2004. He is also the CEO and a member of the Board of Directors of Marygold & Co., a subsidiary of Concierge since November 2019. Mr. Gerber serves as CEO of a newly formed Concierge subsidiary, Marygold & Co. (UK) Limited in London, England since August 2021. Since May 2015, Mr. Gerber has served as Vice President of United States Commodity Funds, LLC (“USCF”), a subsidiary of Wainwright and a Management Director since June 2005. Mr. Gerber served as President and Chief Executive Officer of USCF from June 2005 through May 15, 2015, and Chairman of the Board of Directors of USCF from June 2005 through October 2019. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. Mr. Gerber also has served USCF Advisers, LLC (“USCF Advisers”) on the Board of Managers from June 2013 to present, as the President from June 2013 through June 18, 2015, and as Vice President from June 18, 2015, to present. USCF Advisers is a subsidiary of Wainwright and an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has served as Chairman of the Boards of Trustees of USCF ETF Trust since 2014 and USCF Mutual Funds Trust since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and each of the Trusts are investment companies registered under the Investment Company Act of 1940, as amended. In addition, Mr. Gerber served as the President and Chief Executive Officer of USCF ETF Trust from June 2014 until December 2015. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Additionally, effective as of January 2017, he is a principal of USCF Advisers and, effective as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers. Mr. Gerber earned a Master of Business Administration degree in finance from the University of San Francisco, a Bachelor of Arts degree from Skidmore College and holds an NFA Series 3 registration.

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The Board believes Mr. Gerber is qualified to serve on the Board and as Chairman because of his experience as President and Chief Executive Officer and Chairman of the Company, his past experience at various firms in the financial services industry as well as his serving on the boards of directors of numerous private and public companies and funds.

Scott Schoenberger: Mr. Schoenberger has served on the Board of Concierge since January 2015. Mr. Schoenberger is the owner and Chief Executive Officer of KAS Engineering, a second-generation plastic injection molding firm based in multiple southern CA locations. He also is the owner and Chief Executive Officer of Nica Products, another manufacturing company based in Orange County, CA. Mr. Schoenberger has over 30 years of business experience in manufacturing and technology. He has been involved with several startups as a consultant and/or angel level investor in such industries as medical, technology, consumer products, electronics, automotive, and securities industries. A California native, he has a Bachelor of Science degree in Environmental Studies from the University of California, Santa Barbara.

The Board believes Mr. Schoenberger is qualified to serve on the Board because his experience as an executive allows him to provide the Board with key insights into the Company’s operations and future acquisitions.

David W. Neibert: Mr. Neibert has been a Director of Concierge since June 2002. Mr. Neibert previously served as Chief Executive Officer of Concierge from April 2007 through January 2015, then Chief Financial Officer from February 2015 through October 2017, and from November 2017 to present, Mr. Neibert has served as the Chief Operations Officer. Concurrently with his service and tenure at Concierge, Mr. Neibert has continuously served as President of Kahnalytics, Inc. since May 2015, nka Original Sprout; Director and Chief Financial Officer of Gourmet Foods Ltd. since August 2015 and its subsidiary, Printstock Products Ltd., since June 2020; Director for Brigadier Security Systems since June 2016, and Director of Marygold and Co since November 2019. As Concierge’s Chief Operations Officer, Mr. Neibert is responsible for long range planning, growth and ensuring profitable operations of Concierge’s subsidiaries including, but not limited to, the selection and retention of their respective management teams, accounting practices and processes in accordance with U.S. GAAP. Mr. Neibert is also responsible for the primary due diligence efforts, contract negotiations, and on-boarding of new subsidiary acquisitions for Concierge. Prior to joining Concierge, Mr. Neibert served as President of Roamer One and as a Director and Executive Vice President of Business Development of their publicly traded parent company Intek Global Corporation, a global distributor of radio products. Mr. Neibert attended the University of California Los Angeles from 1973-1978 with a focus on business management and developmental psychology.

The Board believes Mr. Neibert is qualified to serve on the Board because of his familiarity with the Company and its subsidiaries and his years of experience in management consulting and financial accounting for public and private companies.

Kathryn D. Rooney: Ms. Rooney has served as Director of Concierge and as the Company’s Chief Communications Officer since January 2017. Ms. Rooney also serves as the Chief Marketing Officer of USCF and brings over 20 years of experience in marketing and investor relations. Ms. Rooney is responsible for marketing, brand management for Concierge and USCF and overall product distribution for USCF. Prior to joining USCF and Concierge, Ms. Rooney was Director of Business Development for the Ameristock Mutual Fund. She also served as National Sales Director for ALPS Mutual Fund Services and as a Trust Officer for Fifth Third Bank. Ms. Rooney received her Bachelor of Arts degree in Economics and Psychology with a minor in Art History from Wellesley College. Ms. Rooney is a registered representative of ALPS Distributors, Inc.

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The Board believes Ms. Rooney is qualified to serve on the Board because of her familiarity with the Company and its largest subsidiary, USCF, and its marketing and investor relations strategy.

Independent Directors

Kelly J. Anderson: Kelly Anderson has over 25 years of experience in finance, accounting and operations roles in various industries. Ms. Anderson is the founder and CEO of CXO Executive Solutions, LLC, a national woman-owned financial consulting services company serving private, public, private equity, entrepreneurial, family office and government-owned firms in all industries. Between 2020 and 2015, Ms. Anderson has been a managing partner in C Suite Financial Partners, a financial consulting services company. Between July 2014 and March 2015, Ms. Anderson was CFO of Mavenlink, a SaaS company. Between October 2012 and January 2014, Ms. Anderson was Chief Accounting Officer of Fisker Automotive. Between April 2010 and February 2012, Ms. Anderson was the President and Chief Financial Officer of T3 Motion, Inc. (“T3”), an electric vehicle technology company. Between March 2008 and April 2010, she served as T3’s Executive Vice President and Chief Financial Officer, and as a director from January 2009 until January 2010. From 2006 until 2008, Ms. Anderson was Vice President at Experian, a leading credit reporting agency. From 2004 until 2006, Ms. Anderson was Chief Accounting Officer for TripleNet Properties and its affiliates. From 1996 to 2004, Ms. Anderson held senior financial positions with The First American Corp., a Fortune 500 title insurance company. Ms. Anderson has served on the board of directors for Tomi Environmental Services (NASDAQ: TOMZ) since 2016 and Concierge Technologies since May 2019 (OTCQB: CNCG). Ms. Anderson is a CPA (Inactive). Ms. Anderson holds a Bachelor of Arts degree in Business Administration with an accounting concentration from California State University Fullerton.

The Board believes that Ms. Anderson is qualified to serve on our board of directors because of her extensive experience in accounting and executive management.

Matt Gonzalez: Mr. Gonzalez has served as a Director of Concierge since 2013. He is an accomplished attorney with experience handling both civil and criminal matters in both state and federal courts. Since early 2011 he has served as the Chief Attorney of the San Francisco Public Defender’s Office where he oversees an office of over 100 trial lawyers. He previously served as an elected member of the San Francisco Board of Supervisors from 2001-2005, and served as the president of the body from 2003-2005. Mr. Gonzalez is a partner at Gonzalez & Kim, a California partnership with multiple business holdings in the transportation sector. He is a co-owner of Flywheel Taxi (formerly DeSoto Taxi) in San Francisco. He joined Concierge as an investor in 2010 before becoming its Director in 2013. Mr. Gonzalez earned his Bachelor of Arts degree from Columbia University and his Juris Doctor from Stanford Law School.

The Board believes Mr. Gonzalez is qualified to serve on the Board because of his familiarity with the Company, his experience as a business owner/operator, as well as his legal expertise and experience in governmental affairs.

Erin Grogan: Ms. Grogan has served as Director of Concierge since 2017. Ms. Grogan serves as the Chief Financial Officer of the Association for California School Administrators. Previously, Ms. Grogan served as head of Finance and Operations at YouCaring, a fundraising platform for personal and charitable causes, until it was acquired by GoFundMe. Prior to joining YouCaring, Ms. Grogan was the Director of Finance and Planning as well as an adjunct faculty member at the University of San Francisco, School of Management, from 2012 until 2016. Ms. Grogan has over 20 years of experience in management and finance, including positions at ON24, Inc., Mooreland Partners, Cadbury Schweppes, Asbury Automotive Group, Banc of America Securities, PricewaterhouseCoopers, and American International Group. Ms. Grogan earned her Bachelor of Arts degree from Columbia University and a Master of Business Administration in finance from the New York University Leonard N. Stern School of Business.

The Board believes that Ms. Grogan is qualified to serve on the Board because of her extensive background in finance and management.

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Joya Delgado Harris: Ms. Harris has served as Director of Concierge since 2017. She currently serves as the Executive Director, Gold Standard with the CEO Roundtable on Cancer, driving the mission of their Gold Standard program, inclusive of the Health Equity and Going4Gold initiative. Ms. Harris was previously the Director of Research Integration for the American Cancer Society. In that role she provided oversight and management of the integration of products and outcomes stemming from the Office of Cancer Research and Implementation into enterprise-wide mission objectives. Before joining the American Cancer Society, Ms. Harris worked for Y-Me National Breast Cancer Organization from 2008-2011. She has extensive experience in nonprofit management, previously serving as the Executive Director for the Association of Village PRIDE and as the Director of Product Development for the Metropolitan Atlanta Chapter of the American Red Cross. Her background and demonstrated accomplishments in key leadership functions include program development, implementation, and evaluation; curriculum design, grant writing, resource development, community outreach, and developing business partnerships. Ms. Harris also serves as a Consumer Peer Reviewer for the Congressionally Directed Medical Research Programs (CDMRP), administered by the Department of Defense, sitting alongside scientists to review and evaluate innovative breast cancer research grant proposals. Additionally, she is an advocate reviewer for the Cancer Prevention and Research Institute of Texas (CPRIT). Ms. Harris earned a Bachelor of Arts degree from Wellesley College and received a Master of Public Health degree with a concentration in public health policy and management from the Rollins School of Public Health of Emory University.

The Board believes that Ms. Harris is qualified to serve on the Board because of her wealth of leadership experience and diverse professional experience.

Derek Mullins: Mr. Mullins has served as Director of Concierge since 2017 and currently serves as Co-Founder and Managing Partner of PINE Advisor Solutions and currently serves as Chief Financial Officer for several registered investment companies. Previously he was the Director of Operations at ArrowMark Colorado Holdings LLC from 2009 to 2018. Mr. Mullins also served as Director of Operations at Black Creek Capital and Dividend Capital from 2004 to 2009 and as Manager of Fund Administration at ALPS Fund Services from 1996 to 2004. Mr. Mullins brings over 25 years of operations, accounting, finance and compliance experience to the Board. Mr. Mullins earned his Bachelor of Science degree in finance and a Master of Science degree in finance from the University of Colorado, Boulder and the University of Colorado, Denver, respectively.

The Board believes that Mr. Mullins is qualified to serve on the Board because of his extensive background in finance and his experience as an executive officer of public companies.

Executive Officers

Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers or significant employees in the following capacities:

Name	Age	Office
Nicholas D. Gerber	59	President and Chief Executive Officer
Stuart P. Crumbaugh	58	Chief Financial Officer
David W. Neibert	66	Chief Operations Officer and Secretary

For information on Mssrs. Gerber and Neibert, see their biographical information under “Directors” above.

Stuart P. Crumbaugh: Mr. Crumbaugh has served as the Chief Financial Officer of Concierge Technologies, Inc. (“Concierge”), the parent of Wainwright Holdings, Inc. (“Wainwright”) since December 2017. Mr. Crumbaugh has also served as a director of Wainwright, the parent and sole member of United States Commodity Funds, LLC (“USCF”) since December 2016. He is also the Treasurer and a member of the Board of Directors of Marygold & Co., Inc. a subsidiary of Concierge since November 2019. In addition, Mr. Crumbaugh is the Chief Financial Officer, Secretary and Treasurer of USCF, a subsidiary of Wainwright since May 2015 and has been a principal of USCF listed with the CFTC and NFA since July 1, 2015, and as of January 2017, he is a principal of USCF Advisers. USCF Advisers, LLC (“USCF Advisers”) an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He has served as a Management Trustee, Chief Financial Officer and Treasurer of (1) USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a Bachelor of Arts degree in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (Inactive).

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Conflicts of Interest. Our officers and directors who are not employees of our operating subsidiaries will not devote more than a portion of their time to our affairs. There will be occasions when the time requirements of Concierge’s business conflict with the demands of their other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the company.

Our officers and directors may be directors or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, our officers and directors may in the future participate in business ventures, which could be deemed to compete directly with Concierge. Additional conflicts of interest and non-arm’s length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transact business. In addition, if Concierge and other companies with which our officers and directors are affiliated both desire to take advantage of a potential business opportunity, then our board of directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act.

Our officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by our officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to our officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to us and our other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of Concierge and Concierge’s other shareholders, rather than their own personal pecuniary benefit.

No executive officer, director, person nominated to become a director, promoter or control person of Concierge has been involved in legal proceedings during the last five years such as

•	Bankruptcy,
•	Criminal proceedings (excluding traffic violations and other minor offenses), or
•	Proceedings permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities.
•	Nor has any such person been found by a court of competent jurisdiction in a civil action, or the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
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No director or executive officer holds any directorships or executive position in any company with a class of securities registered under the Exchange Act or subject to the reporting requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 other than the following: Nicholas Gerber, our CEO and member of our Board of Directors, and Stuart Crumbaugh, our CFO, are directors and officers, respectively, of United States Commodity Funds LLC (“USCF”). USCF is a commodity pool operator and general partner or sponsor of 8 commodity based exchange traded products that are registered under Section 12 of the Exchange Act, and is also a director of USCF ETF Trust, a registered investment company under the Investment Company Act of 1940, which currently has 2 exchange traded funds and are advised by USCF Advisers LLC, a registered investment adviser.

Involvement in certain legal proceedings. During the past five years, none of the directors or executive officers have been involved in any of the following events other than the items discussed in Item 3, Legal Proceedings (other than Nicholas Gerber, through his involvement as a director of United States Commodity Funds LLC and Stuart Crumbaugh, Chief Financial Officer of United States Commodity Funds LLC, which is the commodity pool operator and general partner or sponsor of 8 commodity based exchange traded products that are registered under Section 12 of the Exchange Act, and Nicholas Gerber and Stuart Crumbaugh as trustees of USCF ETF Trust, a registered investment company under the Investment Company Act of 1940, which currently has 2 exchange traded funds and is advised by USCF Advisers LLC, a registered investment adviser, acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity):

•	A petition under the Federal bankruptcy law or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
•	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

Corporate Governance

Family Relationships amongst Directors and Officers

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

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Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure and Role in Risk Oversight

Under the Company’s Bylaws, the Board elects the Company’s Chairperson and Chief Executive Officer. Each of these positions may be held by the same person or may be held by different people. Currently, these two offices are held by Mr. Gerber. The Board believes that the Company and its stockholders are best served by having a policy that provides the Board the ability to select the most qualified and appropriate individual to lead the Board as Chairperson. The Board also believes it is important to remain flexible when allocating responsibilities among these two offices in a way that best serves the needs of the Company. The Board believes that having Mr. Gerber serve as both Chairman and CEO provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

The Company is exposed to a number of risks that are inherent with every business. Such risks include, but are not limited to, financial and economic risks and legal and regulatory risks. While management is responsible for the day-to-day management of these risks, the Board is responsible for the oversight of risk management. The Board is responsible for evaluating the adequacy of risk management processes and determining whether such processes are being implemented by management. The Board will discuss significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

Other Directorships

No director of the Company is also a director of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Committees of the Board

Effective on August 24, 2021, the Board of Directors adopted Charters of the Audit Committee; Compensation Committee and Nominating and Governance Committee.

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Committee membership of the Board of Directors is as follows:

Board Committee Membership

Independent Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Matt Gonzalez		C
Derek Mullins	C
Kelly J. Anderson	M
Joya Delgado Harris		M	C
Erin Grogan	M		M

C - Chairman of Committee.

M - Member.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE American rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Derek Mullins is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and overseeing and advising the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee will have the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

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Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

Stockholder Communications with the Board

Stockholders may communicate with the Board by written correspondence. Correspondence from the Company’s stockholders to the Board or any individual directors or officers should be sent to the Company’s Secretary. The Secretary will screen all communications for product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding the correspondence to the Board. Correspondence addressed to either the Board as a body, or to any director individually, will be forwarded by the Company’s Secretary to the Chairman of the Board or to the individual director, as applicable. The Company’s Secretary will regularly provide to the Board a summary of all stockholder correspondence that the Secretary receives. This process has been approved by the Company’s Board.

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All correspondence should be sent to Concierge Technologies, Inc., 120 Calle Iglesia, Unit B, San Clemente, California 92672, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company’s internal accounting controls, practices and policies.

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2021, our Board met at least once per quarter with additional special meetings conducted telephonically to address issues arising from acquisition transactions and other non-routine events. The Board has not formed any standing committees. During fiscal year ended June 30, 2021, each director then serving on the Board attended all meetings of the Board, either in person or telephonically.

It is anticipated that each of the current members of the Board will attend the Company’s 2021 Annual Meeting of Stockholders either virtually or telephonically. The Company does not have a formal policy with respect to directors’ attendance at the Annual Meeting of Stockholders.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time.

Hedging Transactions

The Company’s policies do not expressly prohibit directors, executive officers or employees of our affiliates from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock. However, our policies require that directors and officers receive clearance for transactions in any derivative securities with respect to the Company’s common stock from the Company’s legal counsel; provided, however that any transact.

Code of Business Conduct and Ethics

The Board has adopted a code of ethics (the “Code”) designed, in part, to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with or submits to the Commission and in the Company’s other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons, as identified in the code, and accountability for adherence to the code. The Code applies to all directors, executive officers and employees of the Company. The Company will provide a copy of the Code to any person without charge, upon request to Mr. David W. Neibert, Chief Operations Officer and Secretary by calling 949-429-5370 or by writing to Concierge Technologies, Inc., 1120 Calle Iglesia, Unit B, San Clemente, California 92672, Attention: Mr. David W. Neibert, Chief Operations Officer and Secretary.

The Company intends to disclose any amendments to or waivers of its Code as it applies to directors or executive officers by filing them on Form 8-K.

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Director Independence

Under our corporate governance guidelines and NYSE American rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us. In addition, the director must meet the bright-line test for independence set forth by the NYSE American rules. Our corporate governance guidelines also require all members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to be “independent” directors. Based upon its review, the board of directors has affirmatively determined that each of Matt Gonzalez, Kelly Anderson, Erin Grogan, Joya Delgado Harris and Derek Mullins is independent under all applicable criteria for independence set forth in the listing standards of the NYSE American.

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Executive and Director Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to, the named person, during the years ended June 30, 2019 and 2020:

Summary Compensation Table

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus($)	Total ($)
David W. Neibert	2020	250,000	Nil	250,000
Chief Operations Officer(1)	2021	256,000	50,000	306,000
Nicholas D. Gerber(2)	2020	400,000	Nil	400,000
Chief Executive Officer	2021	400,000	Nil	400,000
John P. Love (3)	2020	450,000	Nil	450,000
Chief Executive Officer - USCF	2021	450,000	112,500	562,500
Stuart P. Crumbaugh (4)	2020	294,222	Nil	294,222
Chief Financial Officer	2021	294,580	91,885	386,465

(1) Mr. Neibert’s salary was increased to $275,000 per year in April 2021.

(2) USCF pays Mr. Gerber a salary of $400,000.

(3) USCF pays Mr. Love a salary of $450,000 per year.

(4) USCF pays Mr. Crumbaugh a salary of $294,580 per year.

Outstanding Equity Awards at Fiscal Year End

None.

Equity Incentive Plan

The Company’s Board of Directors adopted the Concierge Technologies, Inc. 2021 Equity Incentive Plan on August 24, 2021, which was approved by the written consent of a majority of the stockholders of the Company on August 25, 2021 (the “Plan”).

The nature and purpose of our Plan is to create incentives which are designed to motivate and compensate the Company’s officers, directors, employees, and consultants (hereafter, collectively, “Participants” or individually a “Participant”) to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of securities to eligible persons, subject to the terms and conditions set forth in the Plan, and as more fully detailed in the Plan.

The Plan provides for the issuance of up to 5,000,000 shares of the Company’s Common Stock, $0.001 par value. The Plan is effective as of August 25, 2021 and for a period of ten years thereafter. The Plan shall remain in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

The Board shall administer the Plan. The Board may, by resolution, appoint the Compensation Committee to administer the Plan and delegate its powers as set forth and described under the Plan and otherwise under the Plan for purposes of awards granted to Participants.

The termination of a Participant’s directorship, employment, consulting relationship may result in the forfeiture of any unvested portion of an award granted under the Plan. Except as otherwise provided in an award agreement: (i) if an eligible employee’s employment with the Company, a subsidiary or an affiliated entity terminates as a result of death, disability or retirement, the eligible employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (x) vested incentive stock option for a period of up to three months from such date of termination (one year in the case of death or disability), and (y) vested nonqualified stock option during the remaining term of the option; and (ii) if an eligible employee’s employment terminates for any other reason, the eligible employee shall be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from such date of termination. in no event shall any option be exercisable past the term of the option. the board may, in its sole discretion, accelerate the vesting of unvested options in the event of termination of employment of any Participant.

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In addition, except as otherwise provided in an award agreement: (i) in the event a consultant ceases to provide services to the Company or an eligible director terminates service as a director of the Company, the unvested portion of any award shall be forfeited unless otherwise accelerated pursuant to the terms of the eligible director’s award agreement or by the Board; and (ii) the consultant or eligible director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified stock options which are otherwise exercisable on his date of termination of service.

Compensation of Directors

The following table sets forth the compensation that we paid during the year ended June 30, 2021 to our directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Total ($)
David W. Neibert	0	0
Nicholas D. Gerber	0	0
Scott Schoenberger	0	0
Matt Gonzalez	10,000	10,000
Erin Grogan	10,000	10,000
Kathryn D. Rooney	0	0
Derek Mullins	10,000	10,000
Kelly J. Anderson	10,000	10,000
Joya Delgado Harris	10,000	10,000

Only our independent directors received compensation for their services as directors during the year ended June 30, 2021. Independent directors receive an annual retainer, paid quarterly, plus reimbursement for approved Board meeting travel and related out-of-pocket expenses. In addition, the Company is responsible for paying directors’ and officers’ liability insurance. This expense for the year ended June 30, 2021 was $124,957.

Employment Agreements and Key Man Insurance

Employment Agreements

The Company does not have any employment agreements or other compensation arrangements currently in place with any of its executive officers.

Key Man Insurance

The Company does not hold “Key Man” life insurance on any of its officers or directors.

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Certain Relationships and Related Transactions

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, “Employment Agreements; Key Man Insurance and Stock Incentive Plans”, and “Corporate Governance-Arrangements between Officers and Directors”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions, and Director Independence” section, the following sets forth a summary of all transactions since the beginning of the fiscal year ending June 30, 2018, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the end of the fiscal year for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons.

During our last fiscal year, we did not enter into any transactions with related persons, promoters or certain control persons as covered by Item 404 of Regulation S-K. However, in connection with that certain Securities Purchase Agreement with Nicholas Gerber and Scott Schoenberger, certain now current executive officers and directors may have formed a “group” under Section 13(d)(3) of the Act which may result in related party transactions in the future. These affiliations are disclosed herein.

On January 26, 2015, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors, Nicholas Gerber and Scott Schoenberger, (the “Purchasers”) pursuant to which we agreed to sell and the Purchasers agreed to purchase approximately 13,333,333 shares of common stock and approximately 108,172 shares of Series B preferred stock of the Company (adjusted for the effect of the 1:10 reverse stock split in December 2015 and the 1:30 reverse stock split in December 2017) in exchange for $3,000,000 USD. Pursuant to the terms of the Securities Purchase Agreement, Purchasers acquired a controlling interest in the Company pursuant to the issuance of the above shares which constituted approximately 70.0% of the voting control of the Company. Following the closing of the Securities Purchase Agreement, Mr. Gerber and Schoenberger became officers and directors of the Company.

On April 8, 2016 and May 25, 2016, the Company entered into convertible promissory note agreements (the “Promissory Notes”) with the Gerber Irrevocable Family Trust, an affiliate of our shareholder and CEO, that resulted in the funding of $350,000 and with the Schoenberger Family Trust, an affiliate of our shareholder and director, that resulted in the funding of $250,000, respectively. The Promissory Notes bear interest at four percent (4%) per annum and increases to nineteen percent (19%) in the event of default by the Company. The Company and the noteholder negotiated the interest rate at arm’s length relying upon the available market rate for long-term deposits at financial institutions as well as the current rate of return realized by the noteholder for cash deposits currently held. Larger deposits traditionally fall into a “Jumbo” rate category with marginally higher returns. Interest ranged from annual percentage rates of 0.01% at the lowest to 1.75% at the highest. Recognizing the unsecured nature of the promissory note, and the historical record of continued operating losses by the Company, a rate of 4% annual interest was agreed upon in light of the heightened default risk over traditional investment instruments. There was no beneficial conversion feature identified as of the date of issuance of the Promissory Notes. The Company intends to use approximately $305,000 from the proceeds of this offering to repay the Company’s debt obligations to the Schoenberger Family Trust, an affiliate of our shareholder and director, Scott Schoenberger.

In connection with the acquisition of Wainwright on December 9, 2016 the Promissory Notes were subsequently amended to remove the conversion feature. Additionally, as a result of the transaction completed on December 9, 2016, current shareholders of Wainwright became shareholders of the Company. Prior to the transaction, Mr. Gerber, along with certain family members and certain other Wainwright shareholders, owned the majority of the common stock in the Company as well as Wainwright. Following the closing of this transaction, he and those shareholders continue to own the majority of the Company voting shares. Mr. Gerber and Mr. Schoenberger (and the through the control of their respective trusts which hold stock in the Company) entered into a Voting Agreement reflective of a similar Voting Agreement in place for Wainwright wherein they have agreed to vote in concert with regard to all matters that come before the shareholders or the board of directors for a vote. This Voting Agreement establishes them as a control group.

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Any future transactions by and among the parties mentioned above may qualify as related party transactions and will be disclosed accordingly.

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Board of Directors and based upon a determination that these transactions are on terms no less favorable to us than those which could be obtained by unaffiliated third parties. This policy could be terminated in the future. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which approves such a transaction.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 24, 2022 (the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined above under “Executive and Director Compensation”, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.

The information in the table is based on a total of 38,473,159 shares of our common stock outstanding as of the Date of Determination, after giving effect to the conversion of all Series B Preferred Stock. The column titled “Amount Owned” is based on 40,861,219 shares of our common stock to be outstanding after this offering, including the 2,388,060 shares of our common stock that we are selling in this offering (based on an assumed offering price of $3.35 per share of common stock which was the last reported sale price of our common stock on OTC Pink Market, operated by OTC Markets Group Inc., on January 24, 2022).

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. The address for each of the officers or directors listed in the table below is c/o Concierge Technologies, Inc. 120 Calle Iglesia, Unit B, San Clemente, California 92672.

Name of Beneficial Owner	Amount Owned		Percent of Class (5)
Gonzalez & Kim	233,400	(1)	0.61%
Nicholas D. Gerber	18,130,015	(2)	47.12%
David W. Neibert	36,748	(3)	0.09%
Scott Schoenberger	4,697,993	(4)	12.21%
Kathryn D. Rooney	—		—%
Derek Mullins	—		—%
Erin Grogan	—		—%
Kelly J. Anderson	—		—%
Joya Harris	—		—%
Stuart P. Crumbaugh	—		—%
Officers and Directors as a Group	23,098,156	(5)	60.03%
Eliot and Sheila Gerber	3,183,929		8.28%
Gerber Family Trust	5,623,543		14.62%

(1)	Mr. Gonzalez is a member of the Board of the Company. Mr. Gonzalez and Mr. Hansu Kim are 50% partners and share voting and dispositive power in Gonzalez & Kim, a California general partnership, which holds 11,670 shares of Series B Preferred Stock (which after giving effect to their conversion would total 233,400 shares of Common Stock) constituting 0.61% of the outstanding shares of Common Stock which percentage is based on 38,473,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

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(2)	Mr. Gerber is the President and Chief Executive Officer of the Company and Chairman of the Board. Mr. Gerber’s shares are held by the Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”) and Mr. and Mrs. Gerber serve as trustees of the Gerber Trust, which owns a total 18,130,015 shares, representing 47.12% of the outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Gerber Trust and Mr. Gerber share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(3)	Mr. Neibert is the Chief Operations Officer of the Company and a member of the Board. Mr. Neibert owns an aggregate 36,748 shares. Mr. Neibert’s total beneficial ownership constitutes 0.10% of the outstanding shares of Common Stock which percentage is based on 38,473,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock).

(4)	Mr. Schoenberger is a member of the Board of the Company. Mr. Schoenberger’s shares are held by the Schoenberger Family Trust (the “Schoenberger Trust”) and Mr. Schoenberger serves as sole trustee of the Schoenberger Trust, and total 4,697,993 shares, representing 12.21% of the outstanding shares of Common Stock which percentage is based on 38,473,159 outstanding shares of Common Stock (giving effect to the conversion of all Series B Preferred Stock). As such, the Schoenberger Trust and Mr. Schoenberger share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(5)	The percentage of class is calculated pursuant to Rule 13d-3(d) of the Exchange Act which percentages are calculated on the basis of the amount of outstanding securities, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1). The percentage of common stock outstanding is as of September 30, 2021, and based upon 37,485,959 shares of common outstanding and 49,360 shares of Series B Preferred Stock, giving effect to the conversion of all Series B Preferred Stock at a ratio of 20:1, for a total issued and outstanding amount of 38,473,159 shares.

Upon acquiring their shares of Voting Stock, Messrs. Gerber and Schoenberger have voted all shares of Voting Stock concurringly on matters submitted to the Company’s stockholders. Pursuant to a voting agreement, (the “Voting Agreement”), the Gerber Trust and Schoenberger Trust will continue to vote all shares of Voting Stock owned by them to elect each of Messrs. Gerber and Schoenberger to the Board along with other designees mutually agreed upon. By virtue of the Voting Agreement, Messrs. Gerber and Schoenberger will represent 22,828,008, or 59.33% of the Voting Stock when voting on director nominees.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans, but it may adopt one in the future.

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Description of Capital Stock

We are registering shares of common stock in this offering. These securities are being issued pursuant to an underwriting agreement between us and the underwriter.

Our authorized capital stock consists of 900,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. As of December 3, 2021, there were 37,485,959 shares of common stock and 49,360 shares of Series B Convertible, Voting, Preferred Stock (“Series B Preferred Stock”) outstanding.

This description is intended as a summary, and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The current amended and restated certificate authorizes the Company to issue 50,000,000 shares of Preferred Stock.

(a) The Corporation has designated a series of its Preferred Stock named Series A Convertible, Voting, Preferred Stock consisting of 5,000,000 shares, each of which shares shall be convertible into 5 shares of the Corporation’s Common Stock and, until converted, shall have 5 votes on all matters brought before the stockholders for a vote. A holder of shares of this series may not exercise his conversion rights until after 270 days after the date of issuance of the shares and, if exercised, must be exercised with regard to all shares of this series held by such holder; and, provided further, that no conversion of the shares shall take place until the Corporation shall have amended its Articles of Incorporation to provide an increase in the number of its authorized shares of Common Stock at lease sufficient to allow all shares of this series to be converted into Common Stock. As of the date of December 3, 2021 all shares of Series A Convertible, Voting, Preferred Stock have been converted to shares of Common Stock; and

(b) The Corporation has designated a series of its Preferred Stock named Series B Convertible, Voting, Preferred Stock consisting of 45,000,000 shares, each of which shares shall be convertible into 20 shares of the Corporation’s Common Stock and, until converted, shall have 20 votes on all matters brought before the stockholders for a vote. A holder of this series may not exercise his conversion rights until after 270 days after the date of issuance of the shares and, if exercised, must be exercised with regard to all shares of this series held by such holder; and, provided further, that no conversion of the shares shall take place until the Corporation shall have amended its Articles of Incorporation to provide an increase in the number of its authorized shares of Common Stock at least sufficient to allow all shares of this series to be converted into Common Stock.

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Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Underwriter’s Warrants

The registration statement of which this prospectus is a part also registers for sale the underwriter’s warrants, as a portion of the underwriting compensation in connection with this offering, and the issuance of shares of Common Stock upon exercise of the underwriter’s warrants. The underwriter’s warrants will be exercisable at an exercise price of $[   ] (120% of the assumed public offering price per share) during the period commencing 180 days following the commencement of sales of the securities issued in this offering and expiring five (5) years from the commencement of sales of the securities issued in this offering. Please see “Underwriting—Underwriter’s Warrant” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the Board of Directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

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The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct, 500 Perimeter Park Drive, Morrisville, North Carolina 27560, Phone: (877) 481-4014.

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Underwriting

Maxim Group LLC (“Maxim” or the “underwriter”) is acting as the lead managing underwriter and sole book running manager in connection with this offering and we have entered into an underwriting agreement with Maxim on the date of this prospectus. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter the underwriter has agreed to purchase from us, on a firm commitment basis, [        ] shares, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus.

The underwriting agreement provides that the underwriter is obligated to purchase all the shares in the offering if any are purchased, other than those covered by the over-allotment option described below. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated.

Over-Allotment Option

We have granted to Maxim a 45-day option to purchase up to an aggregate of [        ] additional shares of common stock (equal to 15% of the number of shares sold in the offering), at the public offering price per share, less underwriting discounts and commissions. If any of these additional shares are purchased, Maxim will offer the additional shares on the same terms as those on which the shares are being offered. The option may be exercised only to cover any over-allotments of our shares.

Underwriting Discounts and Commissions

Maxim proposes initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[  ] per share. An underwriting discount or spread of 7% of the public offering price shall be provided to Maxim. If all of the shares offered by us are not sold at the public offering price, Maxim may change the public offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Share	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (7.0%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to be responsible and pay for all expenses related to the offering including all filing fees, legal fees and communication expenses relating to the registration of the securities to be sold in the offering (including the over-allotment securities). Upon Maxim’s request, we will provide funds to pay all fees, expenses and disbursements in excess of the $20,000 advance provided to Maxim upon execution of the engagement letter for reasonable out-of-pocket expenses. The maximum amount of legal fees, costs and expenses incurred by Maxim that we shall be responsible for shall not exceed $100,000. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriter will be returned to the extent that offering expenses are not actually incurred in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(f)(2)(C).

We estimate that our out of pocket expenses for this offering (not including any underwriting discounts and commissions) will be approximately $[       ].

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Underwriter’s Warrant

We have agreed to issue to Maxim (or its permitted assignees) warrants to purchase up to a total of [     ] shares of common stock (5.0% of the shares of common stock sold in this offering). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the commencement of sales of the securities issued in this offering and expiring five (5) years from the commencement of sales of the securities issued in this offering, which period is in compliance with applicable FINRA rules. The warrants are exercisable at a per share price equal to $[      ] per share, or 120% of the public offering price per share in the offering (based on the assumed public offering price of $[     ] per share). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1)(A) of FINRA. Maxim (or permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part.  In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration rights provided will not be greater than five years from the effective date of the registration statement of which this prospectus in compliance with applicable FINRA rules. The piggyback registration rights provided will not be greater than seven (7) years from the effective date of the registration statement of which this prospectus is a part in compliance with applicable FINRA rules. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than fees and expenses associated with a second demand right and underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of the offering, the underwriter shall have a right of first refusal to act as lead managing underwriter and book-runner or minimally as a co-lead manager and co-book-runner and/or co-lead placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by us, or any of our successors or subsidiaries.

Tail Financing Payments

If we terminate our engagement agreement with Maxim, other than for cause, and we subsequently complete any public or private financing any time during the twelve months after such termination with any investors contacted by Maxim in connection with this offering, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Lock-Up Agreements

Our officers, directors and certain holders or 5% or more of the outstanding shares of our common stock as of the effective date of the registration statement of which this prospectus forms a part, have entered into customary “lock up” agreements in favor of Maxim pursuant to which such persons and entities have agreed, for a period of six months after the offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any our securities without Maxim’s prior written consent, including the issuance of shares of common stock upon the exercise of currently outstanding options approved by Maxim.

Indemnification

We have agreed to indemnify Maxim against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriter may be required to make for these liabilities.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares common stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NYSE American, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Certain Relationships

Maxim or its affiliates may engage in transactions with, and may perform, from time to time, investment banking and financial advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

International Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.

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This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

Discretionary Accounts

The underwriter does not intend to confirm sales to any accounts over which it has discretionary authority without first receiving a written consent from those accounts.

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Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by McCarter & English, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Fox Rothschild LLP, Minneapolis, Minnesota.

Experts

The consolidated financial statements of Concierge Technologies, Inc. and its subsidiaries as of June 30, 2021 and 2020, and for each of the two years in the period ended June 30, 2021, included in this Prospectus have been audited by BPM LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. Every director, officer, or employee of the Company is required to be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company (collectively, “Company Agents”) or is or was serving at the request of the Company as a Company Agent, or any settlement thereof, whether or not he/she is a Company Agent at the time such expenses are incurred, except in such cases wherein the person is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that such indemnification only applies when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

The Bylaws also allow us to pay in advance of the final disposition of such action or proceeding, such amounts, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in the Bylaws.

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Neither our Bylaws nor our Amended and Restated Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at https://www.conciergetechnology.net/. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

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Index to Financial Statements

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements appear as follows:

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CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	June 30, 2021 (1)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$17,281,380	$16,072,955
Accounts receivable, net	1,458,312	1,070,541
Accounts receivable - related parties	1,761,830	2,038,054
Inventories	2,109,390	1,951,792
Prepaid income tax and tax receivable	856,072	747,343
Investments	1,322,642	1,828,926
Other current assets	318,218	399,524
Total current assets	25,107,844	24,109,135

Restricted cash	13,748	13,989
Property, plant and equipment, net	1,471,602	1,573,445
Operating lease right-of-use asset	893,562	1,058,199
Goodwill	1,043,473	1,043,473
Intangible assets, net	2,259,494	2,341,803
Deferred tax assets, net-U.S.	827,476	827,476
Other assets, long - term	540,160	540,160
Total assets	$32,157,359	$31,507,680

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable, accrued expenses and legal settlement	$6,622,022	$3,862,874
Expense waivers – related parties	108,012	69,684
Operating lease liabilities, current portion	457,586	513,071
Notes payable - related parties	603,500	603,500
Loans - property and equipment, current portion	14,840	15,094
Total current liabilities	7,805,960	5,064,223

LONG-TERM LIABILITIES
Loans - property and equipment, net of current portion	365,838	379,804
Operating lease liabilities, net of current portion	496,629	607,560
Deferred tax liabilities, net-foreign	169,429	169,429
Total long-term liabilities	1,031,896	1,156,793
Total liabilities	8,837,856	6,221,016

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 authorized Series B: 49,360 issued and outstanding at September 30, 2021 and at June 30, 2021	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 37,485,959 shares issued and outstanding at September 30, 2021 and at June 30, 2021	37,486	37,486
Additional paid-in capital	9,330,843	9,330,843
Accumulated other comprehensive income	56,413	142,581
Retained earnings	13,894,712	15,775,705
Total stockholders’ equity	23,319,503	25,286,664
Total liabilities and stockholders’ equity	$32,157,359	$31,507,680

(1)	Derived from audited financial statements

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-1

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(UNAUDITED)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020

Net revenue
Fund management - related party	$5,657,027	$7,036,301
Food products	2,361,793	2,057,369
Security systems	690,856	678,643
Beauty products	1,021,071	972,744
Net revenue	9,730,747	10,745,057

Cost of revenue	2,652,014	2,399,151

Gross profit	7,078,733	8,345,906

Operating expense
General and administrative expense	2,113,820	1,911,045
Fund operations	1,101,617	902,841
Marketing and advertising	723,591	801,092
Depreciation and amortization	154,765	166,071
Salaries and compensation	2,131,298	1,696,244
Legal settlement	2,500,000	—
Total operating expenses	8,725,091	5,477,293

(Loss) income from operations	(1,646,358)	2,868,613

Other income:
Interest and dividend income	7,396	8,604
Interest expense	(10,200)	(10,083)
Other income	6,993	118,625
Total other income, net	4,189	117,146

(Loss) income before income taxes	(1,642,169)	2,985,759

Provision of income taxes	(238,824)	(766,325)

Net (loss) income	$(1,880,993)	$2,219,434

Weighted average shares of common stock
Basic and diluted	38,473,159	38,473,159

Net (loss) income per common share
Basic and diluted	$(0.05)	$0.06

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020

Net (loss) income	$(1,880,993)	$2,219,434

Other comprehensive income:
Foreign currency translation (loss) gain	(86,168)	72,714
Comprehensive (loss) income	$(1,967,161)	$2,292,148

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTH PERIODS ENDING SEPTEMBER 30, 2021 AND SEPTEMBER 30, 2020

(UNAUDITED)

Period Ending September 30, 2021	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders’ Equity
Balance at July 1, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664
Loss on currency translation	—	—	—	—	—	(86,168)	—	(86,168)
Net loss	—	—	—	—	—	—	(1,880,993)	(1,880,993)
Balance at September 30, 2021	49,360	$49	$37,485,959	$37,486	$9,330,843	$56,413	$13,894,712	$23,319,503

Period Ending September 30, 2020	Preferred Stock (Series B)		Common Stock
	Number of Shares	Amount	Number of Shares	Par Value	Additional Paid - in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders’ Equity
Balance at July 1, 2020	53,032	$53	37,412,519	$37,413	$9,330,912	$(144,744)	$9,926,262	$19,149,896
Gain on currency translation	—	—	—	—	—	72,714	—	72,714
Net income	—	—	—	—	—	—	2,219,434	2,219,434
Balance at September 30, 2020	53,032	$53	37,412,519	$37,413	$9,330,912	$(72,030)	$12,145,696	$21,442,044

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Month Period Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,880,993)	$2,219,434
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	154,765	166,071
Bad debt expense	—	13,749.00
Unrealized loss (gain) on investments	1,059	(1,067)
Loss (gain) on disposal of equipment	23,407	(2,100)
Operating lease right-of-use asset - non-cash lease cost	164,637	128,320

Decrease (increase) in current assets:
Accounts receivable	(397,282)	(205,324)
Accounts receivable - related party	276,224	433,110
Prepaid income taxes and tax receivable	(111,698)	859,118
Inventories	(154,924)	(137,859)
Other current assets	129,731	134,208
Decrease (increase) in current liabilities:
Accounts payable, accrued expenses and legal settlement	2,786,828	(179,660)
Operating lease liabilities	(166,417)	(129,324)
Expense waivers - related party	38,328	306,653
Net cash provided by operating activities	863,665	3,605,329

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of assets	—	(723,150)
Purchase of real estate and equipment	(3,560)	(5,657)
Sale of investments	506,462	—
Purchase of investments	(423)	(2,694)
Net cash provided by (used in) investing activities	502,479	(731,501)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of property and equipment loans	(3,584)	(3,282)
Net cash (used in) financing activities	(3,584)	(3,282)

Effect of exchange rate change on cash and cash equivalents	(154,376)	210,997

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,208,184	3,081,543

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	16,086,944	9,826,042

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$17,295,128	$12,907,585

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$4,080	$3,963
Income taxes paid (refunded)	$296,768	$(238,458)
Non-cash financing and investing activities:
Reclassification of acquisition deposit	$—	$122,111
Purchase price payable	$—	$277,577

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIALS STATEMENTS

(UNAUDITED)

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Concierge Technologies, Inc., (the “Company” or “Concierge”), a Nevada corporation, operates through its wholly owned subsidiaries who are engaged in varied business activities. The operations of the Company’s wholly owned subsidiaries are more particularly described herein but are summarized as follows:

•	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries, United States Commodity Funds LLC (“USCF”), and USCF Advisers LLC (“USCF Advisers”), each of which manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares which trade on the NYSE Arca stock exchange.
•	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly owned New Zealand subsidiary company, Printstock Products Limited (“Printstock”), prints specialty wrappers for the food industry in New Zealand and Australia (collectively “Gourmet Foods”).
•	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems under the names Brigadier Security Systems and Elite Security in the province of Saskatchewan.
•	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
•	Marygold & Co., a newly formed U.S. based company, together with its wholly owned limited liability company, Marygold & Co. Advisory Services, LLC, (collectively “Marygold”) was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, is still in the development stage as of September 30, 2021, and is estimated to launch commercial services in the current fiscal year. Through September 30, 2021, expenditures have been limited to developing the business model and the associated application development.
•	Marygold & Co. (UK) Limited, a newly formed U.K. limited company (“Marygold UK”), was established to act as a holding company for acquisitions to be made in the U.K. As of September 30, 2021, there have been no acquisitions completed and no operations. The expenses of Marygold UK have been included with those of Concierge.

Concierge manages its operating businesses on a decentralized basis. There are no centralized or integrated operational functions such as marketing, sales, legal or other professional services and there is little involvement by Concierge’s management in the day-to-day business affairs of its operating subsidiary businesses apart from oversight. Concierge’s corporate management is responsible for capital allocation decisions, investment activities and selection and retention of the Chief Executive to head each of the operating subsidiaries. Concierge’s corporate management is also responsible for corporate governance practices, monitoring regulatory affairs, including those of its operating businesses and involvement in governance-related issues of its subsidiaries as needed. Across Concierge and its subsidiaries the Company employs 114 people.

As more fully detailed in the Company’s Definitive Information Statement on Schedule 14C, filed with the U.S. Securities and Exchange Commission on September 13, 2021, on August 24, 2021, the Board of Directors of the Company approved, by unanimous written consent in lieu of a meeting, to effect a name change of the Company to “The Marygold Companies, Inc.” As of November 12, 2021, no action has been taken with respect to the name change and no definitive date has been set.

F-6

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Accounting Principles

The Company has prepared the accompanying unaudited financial statements on a consolidated basis. In the opinion of management, the accompanying consolidated balance sheets, related statements of income and comprehensive income, and cash flows include all adjustments, consisting only of normal recurring items, necessary for their fair presentation, prepared on an accrual basis, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The information included in this Form 10-Q should be read in conjunction with information included in the Company’s Annual Report on Form 10-K for year ended June 30, 2021 and filed with the U.S. Securities and Exchange Commission on September 22, 2021.

Principles of Consolidation

The accompanying unaudited consolidated financial statements, which are referred to herein as the “Financial Statements” include the accounts of Concierge and its wholly owned subsidiaries, Wainwright, Gourmet Foods, Brigadier, Original Sprout, Marygold and Marygold UK.

All inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of the Financial Statements are in conformity with U.S. GAAP which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less on the date of purchase. The Company maintains its cash and cash equivalents in financial institutions in the United States, Canada, and New Zealand. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor, and accounts in Canada are insured by the Canada Deposit Insurance Corporation up to CD$100,000 per depositor. Accounts in New Zealand are uninsured. The Company has, at times, held deposits in excess of insured amounts, but the Company does not expect any losses in such accounts.

Accounts Receivable, net and Accounts Receivable - Related Parties

Accounts receivable, net consist of receivables related to the Brigadier, Gourmet Foods and Original Sprout businesses. Management regularly reviews the composition of accounts receivable and analyzes customer credit worthiness, customer concentrations, current economic trends and changes in customer payment patterns to determine whether or not an account should be deemed uncollectible. Reserves, if any, are recorded on a specific identification basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2021 and June 30, 2021, the Company had $453 and $15,499, respectively, reserved for as doubtful accounts.

Accounts receivable - related parties consist of fund asset management fees receivable from the Wainwright business. Management fees receivable generally consist of one month of management fees which are collected in the month after they are earned. As of September 30, 2021 and June 30, 2021, there is no allowance for doubtful accounts as all amounts are deemed collectible.

F-7

Major Customers and Suppliers – Concentration of Credit Risk

Concierge, as a holding company, operates through its wholly owned subsidiaries and has no concentration of risk either from customers or suppliers as a stand-alone entity. Marygold and Marygold UK, as newly formed development stage entities, had no revenues and no significant transactions for the three months ended September 30, 2021. Any transactions that did occur were included with those of Concierge.

For our subsidiary, Wainwright, the concentration of risk and the relative reliance on major customers are found within the various funds it manages and the associated three-month revenues as of September 30, 2021 compared with those at September 30, 2020 along with the accounts receivable – related parties as of September 30, 2021 and June 30, 2021 as depicted below.

	For the Three Months Ended		For the Three Months Ended
	September 30, 2021		September 30, 2020
	Revenue		Revenue
Fund
USO	$3,142,607	56%	$4,893,532	69%
BNO	519,919	9%	758,726	11%
UNG	427,786	8%	551,554	8%
USCI	475,584	8%	250,264	4%
All Others	1,091,131	19%	582,225	8%
Total	$5,657,027	100%	$7,036,301	100%

	As of September 30, 2021		As of June 30, 2021
	Accounts Receivable		Accounts Receivable
Fund
USO	$967,323	55%	$1,156,691	57%
BNO	155,325	9%	196,713	10%
UNG	146,829	8%	130,543	6%
USCI	152,976	9%	141,346	7%
All Others	339,377	19%	412,761	20%
Total	$1,761,830	100%	$2,038,054	100%

Concierge, through Gourmet Foods and following the acquisition of Printstock Products Limited on July 1, 2020, has two major customer groups comprising gross revenues: 1) baking, and 2) printing. For the purpose of segment reporting (Note 15) both revenue streams are considered part of the same “food industry” segment as they are evaluated as one segment by the Company’s Chief Operating Decision Maker.

Baking: Within the baking sector there are three major customer groups; 1) grocery, 2) gasoline convenience stores, and 3) independent retailers. The grocery industry is dominated by several large chain operations, which are customers of Gourmet Foods, and there are no long-term guarantees that these major customers will continue to purchase products from Gourmet Foods, however, many of the existing relationships have been in place for sufficient time to give management reasonable confidence in their continuing business. For the three months ended September 30, 2021, Gourmet Foods’ largest customer in the grocery industry, who operates through a number of independently branded stores, accounted for approximately 25% of baking sales revenues as compared to 20% for the three months ended September 30, 2020. This customer accounted for 40% of the baking accounts receivable as of September 30, 2021 as compared to 19% as of June 30, 2021. The second largest customer in the grocery industry accounted for approximately 10% of baking sales revenues during the three month periods ended September 30, 2021 and September 30, 2020, and accounted for 25% as compared to 27% of baking accounts receivable as of  September 30, 2021 and June 30, 2021, respectively.

F-8

In the gasoline convenience store market customer group, Gourmet Foods supplies two major channels. The largest is a marketing consortium of gasoline dealers operating under the same brand who, for the three month periods ended September 30, 2021 and September 30, 2020 accounted for approximately 47% and 48%, respectively, of baking sales revenues. No single member of the consortium is responsible for a significant portion of Gourmet Foods’ accounts receivable. A second consortium of gasoline convenience stores were not significant in sales volume, however did account for 12% and 23% of baking accounts receivable as of September 30, 2021 and June 30, 2021, respectively.

The third major customer group is independent retailers and cafes, which collectively accounted for the balance of baking sales revenue, however no single customer in this group was a significant contributor of baking sales revenues for the three month periods ended September 30, 2021 or September 30, 2020, nor a significant contributor to baking accounts receivable as of September 30, 2021 and June 30, 2021.

Printing: The printing sector of Gourmet Foods’ gross revenues is comprised of many customers, some large and some small, with one customer accounting for 40% and 36% of the printing sector revenues for the three months ended September 30, 2021 and September 30, 2020, respectively. This same customer accounted for 44% and 40% of the printing sector accounts receivable as of September 30, 2021 and June 30, 2021, respectively.

Consolidated: With respect to Gourmet Foods’ consolidated risk, the largest three customers accounted for 32%, 18% and 15% of Gourmet Foods’ consolidated gross revenues for the three months ended September 30, 2021 compared to 28%, 14% and 12% for the three months ended September 30, 2020. These customers accounted for nil%, 16% and 28% of the consolidated accounts receivable of Gourmet Foods as of September 30, 2021 as compared to nil%, 7% and 26%, respectively, as of June 30, 2021.

Gourmet Foods, including Printstock, is not dependent upon any one major supplier as many alternative sources are available in the local marketplace should the need arise. However, the unavailability of, or increase in price in, any of the ingredients on which Gourmet Foods relies to produce its products could harm its operating results for such period.

Concierge, through Brigadier, is partially dependent upon its contractual relationship with the alarm monitoring company who provides monitoring services to Brigadier’s customers. In the event this contract is terminated, Brigadier would be compelled to find an alternate source of alarm monitoring, or establish such a facility itself. Management believes that the contractual relationship is sustainable, and has been for many years, with alternate solutions available should the need arise. Sales to the largest customer, which includes contracts and recurring monthly support fees, totaled 50% and 49% of the total Brigadier revenues for the three month periods ended September 30, 2021 and September 30, 2020, respectively. The same customer accounted for approximately 27% of Brigadier’s accounts receivable as of September 30, 2021 as compared to 31% as of June 30, 2021. Another customer accounted for 13% of total Brigadier revenues for the three months ended September 30, 2020 but was insignificant for the three month period ended September 30, 2021.

Brigadier purchases alarm panels, digital and analog cameras, mounting hardware and accessory items needed to complete security installations from a variety of sources. The manufacture of electronic items such as those sought by Brigadier has expanded to a global scale thus providing Brigadier with a broad choice of suppliers. Brigadier bases its vendor selection on several criteria including: price, availability, shipping costs, quality, suitability for purpose and the technical support of the manufacturer. Brigadier is not reliant on any one supplier.

Concierge, through Original Sprout, has thousands of customers and, from time to time, certain customers become significant during specific reporting periods, but may not be significant during other periods. Original Sprout had one significant customer for the three month period ended September 30, 2021 accounting for 10% of total revenues as compared to 9% for the three month period ended September 30, 2020. There were no accounts receivable due from this customer as of September 30, 2021 or June 30, 2021. Four other customers, who were insignificant contributors to sales for the three month period ended September 30, 2021, accounted for 25%, 17%, 8% and 0% of accounts receivable as of September 30, 2021 compared to 30%, 15%,11% and 17%, respectively, as of June 30, 2021.

F-9

Concierge, through Original Sprout, is dependent upon its relationship with a product packaging company who, at the direction of Original Sprout, produces the products in accordance with proprietary formulas, packages them in appropriate containers, and delivers the finished goods to Original Sprout for distribution to its customers. All of Original Sprout’s products are currently produced by this packaging company, although if this relationship were to fail there are other similar packaging companies available to Original Sprout at competitive pricing. Because of the nature of the Original Sprout product ingredients, some of the ingredients may, at times, be difficult to source in timely fashion or at the expected price point. To safeguard against this possibility Original Sprout endeavors to maintain at least a 90-day supply of all products in stock. Estimating and maintaining a reserve stock account is not a guarantee that a shortage of ingredient supplies will not affect production such that Original Sprout will not exhaust its reserves or be unable to fulfill customer orders.

Inventories

Inventories, consisting primarily of; (i) food products, printing supplies, and packaging in New Zealand, (ii) hair and skin care finished products and components in the U.S. and, (iii) security system hardware in Canada, are valued at the lower of cost or net realizable value. Inventories in Canada and New Zealand are maintained on the first-in, first-out method, while inventory in the U.S is maintained using the average cost method. Inventories include product cost, inbound freight and warehousing costs where applicable. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower. An assessment is made at the end of each fiscal quarter to determine what slow-moving inventory items, if any, should be deemed obsolete and written down to their estimated net realizable value. For the three months ended September 30, 2021 and September 30, 2020, the expense for slow-moving or obsolete inventory was $0 and $0, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to operating expense as incurred; additions and improvements are capitalized. Office furniture and equipment include office fixtures, computers, printers and other office equipment plus software and applicable packaging designs. Leasehold improvements, which are included in plant and equipment, are depreciated over the shorter of the useful life of the improvement and the length of the lease. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using the straight line method over the estimated useful life of the asset (see Note 5 to the Consolidated Financial Statements).

Category	Estimated Useful Life (in years)
Building	39
Plant and equipment:	5 to 10
Furniture and office equipment	3 to 5
Vehicles	3 to 5

Intangible Assets

Intangible assets consist of brand names, domain names, recipes, non-compete agreements and customer lists along with the internally developed software in process for the business applications of Marygold to be launched in the coming fiscal year. Intangible assets with finite lives are amortized over the estimated useful life and are evaluated for impairment at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company assesses recoverability by determining whether the carrying value of such assets will be recovered through the discounted expected future cash flows. If the future discounted cash flows are less than the carrying amount of these assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. There was no impairment recorded for the three month period ended September 30, 2021 or the year ended June 30, 2021.

F-10

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination transaction. Goodwill is tested for impairment on an annual basis during the fourth quarter of the Company’s fiscal year, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. The Company first performs a qualitative test to determine if goodwill is impaired at a reporting unit. In performing this test, the Company evaluates macroeconomic factors,  industry and market considerations, cost factors such as the increase in the cost of materials or labor or other costs, overall financial performance, changes in key personnel or customers or strategy, and other entity-specific events or trends that could indicate impairment, among other items. If the results of this test indicate that it is more likely than not that the fair value of the reporting is below its carrying value, a quantitative test is then performed to determine the amount of the impairment. When impaired, the carrying value of goodwill is written down to fair value. There was no impairment recorded for the three month period ended September 30, 2021 or the fiscal year ended June 30, 2021.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment recorded for the three month period ended September 30, 2021 or the fiscal year ended June 30, 2021.

Investments and Fair Value of Financial Instruments

Short-term investments are classified as available-for-sale securities. The Company measures the investments at fair value at period end with any changes in fair value reflected as unrealized gains or (losses) which is included as part of other (expense) income. The Company values its investments in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) The Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level 3 – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

F-11

Revenue Recognition

Revenue consists of fees earned through management of investment funds, sale of gourmet meat pies and printing of food wrappers in New Zealand, security alarm system installation and maintenance services in Canada, and sales of hair and skin care products internationally. Revenue is accounted for net of sales taxes, sales returns, and trade discounts. The performance obligation is satisfied when the product has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales or services, these criteria are met at the time the product is shipped, the subscription period commences, or the management fees earned each month. For our Brigadier subsidiary in Canada, the Company operates under contract with an alarm monitoring company that pays a percentage of its recurring monitoring fee to Brigadier in exchange for continued customer service and support functions with respect to each customer maintained under contract by the monitoring company. The Company has no costs of contracts which require capitalization.

The Company generates revenue, in part, through contractual monthly recurring fees received for providing ongoing customer support services to monitoring company clientele. The five-step process governing contract revenue reporting includes:

1.	Identifying the contract(s) with customers
2.	Identifying the performance obligations in the contract
3.	Determining the transaction price
4.	Allocating the transaction price to the performance obligations in the contract
5.	Recognizing revenue when or as the performance obligation is satisfied

Transactions involve security systems that are sold outright to the customer where the Company’s performance obligations include customer support services and the sale and installation of the security systems. For such arrangements, the Company allocates a portion of the transaction price to each performance obligation based on a relative stand-alone selling price. Revenue associated with the sale and installation of security systems is recognized once installation is complete, and is reflected as security system revenue in the Consolidated Statements of Income. Revenue associated with customer support services is recognized as those services are provided, and is included as a component of security system revenue in the Condensed Consolidated Statements of (Loss) Income, which for the three months ended September 30, 2021, were approximately $188,762, or approximately 27%, of the total security system revenues as compared to $180,999 for the three months ended September 30, 2020, or 27% of the total security system revenues. These revenues for the three months ended September 30, 2021 account for approximately 2% of total consolidated revenues as compared to 2% for the three months ended September 30, 2020. None of the other subsidiaries of the Company generate revenues from long-term contracts.

Because the Company has no contract with the end user, and the monthly payments for customer support services are made to the Company by the monitoring company who has a contract with the end user, and end user customers are subject to cancellation through no control of the Company, no deferred revenues or contingent liability reserves have been established with respect to these contracts. The services are deemed delivered as the obligation is acknowledged on a monthly basis.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits or if future deductibility is uncertain.

F-12

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of Income.

Advertising Costs

The Company expenses the cost of advertising as incurred. Marketing and advertising costs for the three months ended September 30, 2021 and September 30, 2020 were $0.7 million and $0.8 million, respectively.

Other Comprehensive Income (Loss)

Foreign Currency Translation

We record foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830-30, Foreign Currency Translation. The accounts of Gourmet Foods use the New Zealand dollar as the functional currency. The accounts of Brigadier Security Systems use the Canadian dollar as the functional currency. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the weighted average exchange rate throughout the period. Foreign currency transaction gains and (losses) can also occur if a transaction is settled in a currency other than the entity’s functional currency. Accumulated currency translation gains and (losses) are classified as an item of accumulated other comprehensive income (loss) in the stockholders’ equity section of the consolidated balance sheet.

Segment Reporting

The Company defines operating segments as components for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based on these segments (Refer to Note 16 of the Condensed Consolidated Financial Statements).

Business Combinations

We allocate the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed. For the three months ended September 30, 2021 and September 30, 2020 a determination was made that no adjustments were necessary.

F-13

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Board Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, and ASU 2019-11, which replace the existing incurred loss impairment model with an expected credit loss model and require a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The new guidance will be effective for annual reporting periods beginning after December 15, 2022 (as amended by ASU 2019-10), including interim periods within that annual period. The Company anticipates the adoption of the standard will lead to changes in disclosures as well as insignificant changes related to the period of recognition of losses on its receivables.

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). The amendment is meant to simplify the accounting for convertible instruments by removing certain separation models in subtopic 470-20 for convertible instruments. The amendment also changed the method used to calculate diluted earnings per share (“EPS”) for convertible instruments and for instruments that may be settled in cash. The amendment is effective for years beginning after December 15, 2023, including interim periods for those fiscal years. Early adoption is permitted for periods beginning after December 15, 2020, including interim periods within those fiscal years. The Company anticipates the adoption of the standard will not have a material impact on its consolidated financial statements and related disclosures given its current and anticipated operations.

NOTE 3.	BASIC AND DILUTED NET INCOME PER SHARE

Basic net income per share is based upon the weighted average number of common shares outstanding. This calculation also includes the weighted average number of Series B Convertible Preferred shares outstanding as they are deemed to be substantially similar to the common shares and shareholders are entitled to the same liquidation and dividend rights. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have any options or warrants or other dilutive financial instruments. As such, basic and diluted earnings per share are the same.

On August 25, 2021 the Company adopted the Concierge Technologies, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”) and had not issued any awards under the Plan as of September 30, 2021. The Company has also authorized a reverse stock split of its Common Stock by a ratio of not less than 1-for-1.5 and not more than 1-for-2.75 (the “Reverse Stock Split”) at any time prior to the one year anniversary of filing of a definitive Information Statement on Schedule 14C with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set within the above range as determined by the Board in its discretion.

Basic and diluted net income per share reflects the effects of shares actually potentially issuable upon conversion of convertible preferred stock.

F-14

The components of basic and diluted earnings per share were as follows:

	For the Three Months Ended September 30, 2021
	Net Loss	Shares	Per Share
Basic net loss per share:
Net loss available to common shareholders	$(1,830,770)	37,445,919	$(0.05)
Net loss available to preferred shareholders	(50,223)	1,027,240	$(0.05)
Basic and diluted net loss per share	$(1,880,993)	38,473,159	$(0.05)

	For the Three Months Ended September 30, 2020
	Net Income	Shares	Per Share
Basic net income per share:
Net income available to common shareholders	$2,158,248	37,412,519	$0.06
Net income available to preferred shareholders	61,186	1,060,640	$0.06
Basic and diluted net income per share	$2,219,434	38,473,159	$0.06

NOTE 4.	INVENTORIES

Inventories for Gourmet Foods, Brigadier, Original Sprout and Marygold consisted of the following totals as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021
Raw materials	$888,225	$942,911
Supplies and packing materials	172,029	193,322
Finished goods	1,049,136	815,559
Total inventories	$2,109,390	$1,951,792

NOTE 5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021
Plant and equipment	$2,101,342	$2,147,617
Furniture and office equipment	242,104	246,697
Land and building	597,357	613,891
Vehicles	394,369	412,681
Total property, plant and equipment, gross	3,335,172	3,420,886
Accumulated depreciation	(1,863,570)	(1,847,441)
Total property, plant and equipment, net	$1,471,602	$1,573,445

For the three months ended September 30, 2021 and September 30, 2020, depreciation expense for property, plant and equipment totaled $72,456 and $80,062, respectively.

F-15

NOTE 6.	INTANGIBLE ASSETS

Intangible assets consisted of the following as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021
Customer relationships	$777,375	$777,375
Brand name	1,199,965	1,199,965
Domain name	36,913	36,913
Recipes	1,221,601	1,221,601
Non-compete agreement	274,982	274,982
Internally developed software	217,990	217,990
Total	3,728,826	3,728,826
Less : accumulated amortization	(1,469,332)	(1,387,023)
Net intangibles	$2,259,494	$2,341,803

CUSTOMER RELATIONSHIPS

On August 11, 2015, the Company acquired Gourmet Foods, Ltd. The fair value on the acquired customer relationships was estimated to be $66,153 and is amortized over the remaining useful life of 10 years. On June 2, 2016, the Company acquired Brigadier. The fair value on the acquired customer relationships was estimated to be $434,099 and is amortized over the remaining useful life of 10 years. On December 18, 2017 the Company’s wholly owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired customer relationships was determined to be $200,000 and is amortized over the remaining useful life of 7 years. On July 1, 2020, our wholly owned subsidiary, Gourmet Foods, Ltd., acquired Printstock Products Limited. The fair value of the acquired customer relationships was estimated to be $77,123 and is amortized over a useful life of 9 years.

	September 30,	June 30,
	2021	2021
Customer relationships	$777,375	$777,375
Less: accumulated amortization	(391,442)	(369,471)
Total customer relationships, net	$385,933	$407,904

BRAND NAME

On August 11, 2015, the Company acquired Gourmet Foods, Ltd. The fair value on the acquired brand name was estimated to be $61,429 and is amortized over the remaining useful life of 10 years. On June 2, 2016, the Company acquired Brigadier. The fair value on the acquired brand name was estimated to be $340,694 and is amortized over the remaining useful life of 10 years. On December 18, 2017 the Company’s wholly owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired brand name was determined to be $740,000 and is considered to have an indefinite life. Unlike the brand names Gourmet Foods and Brigadier Security Systems, Original Sprout is an actual product name and recognized associated brand that is identifiable to consumers of the product and is the basis of the value proposition. That brand name will forever be associated with the product offering unless and until such time in the future as the Company may elect to discontinue the use of the brand and move towards establishment of an alternative product offering. On July 1, 2020, our wholly-owned subsidiary, Gourmet Foods, Ltd., acquired Printstock Products Limited. The fair value of the brand name was determined to be $57,842 and, like that of Original Sprout, would continue to stay in use for an indefinite period of time. Therefore, the Company will test for impairment of the brand names “Original Sprout” and “Printstock” at each reporting interval with no amortization recognized.

F-16

	September 30,	June 30,
	2021	2021
Brand name	$1,199,965	$1,199,965
Less: accumulated amortization	(219,755)	(209,620)
Total brand name, net	$980,210	$990,345

DOMAIN NAME

On August 11, 2015, the Company acquired Gourmet Foods, Ltd. The fair value on the acquired domain name was estimated to be $21,601 and is amortized over the remaining useful life of 5 years. On June 2, 2016, the Company acquired Brigadier. The fair value on the acquired domain name was estimated to be $15,312 and is amortized over the remaining useful life of 5 years. As of September 30, 2021, the fair value of the acquired domain names had been fully amortized.

	September 30,	June 30,
	2021	2021
Domain name	$36,913	$36,913
Less: accumulated amortization	(36,913)	(36,913)
Total brand name, net	$—	$—

RECIPES AND FORMULAS

On August 11, 2015, the Company acquired Gourmet Foods, Ltd. The fair value on the recipes was estimated to be $21,601 and is amortized over the remaining useful life of 5 years. On December 18, 2017 the Company’s wholly owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired recipes and formulas was determined to be $1,200,000 and is amortized over the remaining useful life of 8 years.

	September 30,	June 30,
	2021	2021
Recipes and formulas	$1,221,601	$1,221,601
Less: accumulated amortization	(589,545)	(551,737)
Total recipes and formulas, net	$632,056	$669,864

NON-COMPETE AGREEMENT

On June 2, 2016, the Company acquired Brigadier. The fair value on the acquired non-compete agreement was estimated to be $84,982 and is amortized over the remaining useful life of 5 years. On December 18, 2017 the Company’s wholly owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired non-compete agreement was determined to be $190,000 and is amortized over the remaining useful life of 5 years.

	September 30,	June 30,
	2021	2021
Non-compete agreement	$274,982	$274,982
Less: accumulated amortization	(231,677)	(219,282)
Total non-compete agreement, net	$43,305	$55,700

F-17

INTERNALLY DEVELOPED SOFTWARE

During the quarter ended September 30, 2020, Marygold began incurring expenses in connection with the internal development of software applications that are planned for eventual integration to its consumer Fintech offering. Certain of these expenses, totaling $217,990 as of September 30, 2021, have been capitalized as intangible assets. Once development has been completed and the product is commercially viable, these capitalized costs will be amortized over their useful lives. As of September 30, 2021, no amortization expense has been recorded for these intangible assets.

AMORTIZATION EXPENSE

The total amortization expense for intangible assets for the three months ended September 30, 2021 and September 30, 2020 was $82,309 and $86,009, respectively.

Estimated remaining amortization expenses of intangible assets for the next five fiscal years, are as follows:

Years Ending June 30,	Expense
2022	$235,885
2023	292,261
2024	277,378
2025	262,114
2026	150,345
Thereafter	1,041,511
Total	$2,259,494

NOTE 7.	OTHER ASSETS

Other Current Assets

Other current assets totaling $318,218 as of September 30, 2021 and $399,524 as of June 30, 2021 are comprised of various components as listed below.

	As of September 30, 2021	As of June 30, 2021
Prepaid expenses	$292,777	$373,381
Other current assets	25,441	26,143
Total	$318,218	$399,524

Investments

Wainwright, from time to time, provides initial investment in the creation of ETP funds that Wainwright manages. Wainwright classifies these investments as current assets as these investments are generally sold within one year of the balance sheet date. Investments in which no controlling financial interest or significant influence exists are recorded at fair value with the change included in earnings on the Consolidated Statements of Income. Investments in which no controlling financial interest exists, but significant influence exists are recorded per the equity method of investment accounting. As of September 30, 2021 and June 30, 2021, there were no investments in its ETP funds or investments requiring equity method investment accounting. The Company also invests in marketable securities. As of September 30, 2021 and June 30, 2021, such investments were approximately $1.3 million and $1.8 million, respectively.

F-18

Investments measured at estimated fair value consist of the following as of September 30, 2021 and June 30, 2021:

	September 30, 2021
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Money market funds	$1,044,775	$5,378	$—	$1,050,153
Other short-term investments	269,824	1,459	—	271,283
Other equities	1,421		(215)	1,206
Total short-term investments	$1,316,020	$6,837	$(215)	$1,322,642

	June 30, 2021
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Money market funds	$1,044,748	$5,378	$—	$1,050,126
Other short-term investments	772,981	4,568	—	777,549
Other equities	1,421	—	(170)	1,251
Total short-term investments	$1,819,150	$9,946	$(170)	$1,828,926

All of the Company’s short-term investments are Level 1 as of September 30, 2021 and June 30, 2021. During the three months ended September 30, 2021 and September 30, 2020, there were no transfers between Level 1 and Level 2.

Restricted Cash

At September 30, 2021 and  June 30, 2021, Gourmet Foods had on deposit approximately NZ$20,000 (approximately US$13,748 and US$13,989, respectively, after currency translation) securing a lease bond for one of its properties. The cash securing the bond is restricted from access or withdrawal so long as the bond remains in place.

Long Term Assets

Other long-term assets totaling $540,160 as of September 30, 2021 and at June 30, 2021 were attributed to Wainwright and Original Sprout and consisted of

(i)	$500,000 as of September 30, 2021 and June 30, 2021 representing 10% equity investment in a registered investment adviser accounted for on a cost basis, minus impairment, which we believe approximates fair value, given the lack of observable price changes in orderly transactions. There was no impairment recorded for the three months ended September 30, 2021 or the year ended June 30, 2021;
(ii)	and $40,160 as of September 30, 2021 and at June 30, 2021 representing lease deposits and prepayments.

NOTE 8.	GOODWILL

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in business combinations. The amount recorded in goodwill for September 30, 2021 and June 30, 2021 was $1,043,473.

Goodwill is comprised of the following amounts as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021

Goodwill - Original Sprout	$416,817	$416,817
Goodwill - Gourmet Foods	275,311	275,311
Goodwill - Brigadier	351,345	351,345
Total	$1,043,473	$1,043,473

F-19

The Company tests for goodwill impairment at each reporting unit. There was no goodwill impairment as of September 30, 2021 or as of June 30, 2021.

NOTE 9.	ACCOUNTS PAYABLE, ACCRUED EXPENSES AND LEGAL SETTLEMENT

Accounts payable and accrued expenses consisted of the following as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021
Accounts payable	$2,568,546	$1,672,647
Accrued interest	135,716	129,596
Taxes payable	282,900	238,020
Accrued payroll, vacation and bonus payable	391,016	1,049,359
Accrued operating expenses and legal settlement	3,243,844	773,252
Total	$6,622,022	$3,862,874

NOTE 10.	RELATED PARTY TRANSACTIONS

Notes Payable - Related Parties

Current related party notes payable consist of the following as of September 30, 2021 and June 30, 2021:

	September 30,	June 30,
	2021	2021

Notes payable to shareholder, interest rate of 8%, unsecured and payable on December 31, 2012 (past due)	$3,500	$3,500
Notes payable to shareholder, interest rate of 4%, unsecured and payable on May 25, 2022	250,000	250,000
Notes payable to shareholder, interest rate of 4%, unsecured and payable on April 8, 2022	350,000	350,000
	$603,500	$603,500

Interest expense for all related party notes for the three months ended September 30, 2021 and September 30, 2020 was $6,120 and $6,120, respectively. Total accrued interest due to related parties was $135,716 and $129,596 as of September 30, 2021 and June 30, 2021, respectively.

Wainwright - Related Party Transactions

The Funds managed by USCF and USCF Advisers are deemed by management to be related parties. The Company’s Wainwright revenues, totaling $5.7 million and $7.0 million for the three month periods ended September 30, 2021 and September 30, 2020, respectively, were earned from these related parties. Accounts receivable, totaling $1.8 million and $2.0 million as of September 30, 2021 and June 30, 2021, respectively, were owed from the Funds that are related parties. Fund expense waivers, totaling $0.1 million and $0.3 million and fund expense limitation amounts, totaling $0.1 million and $0.1 million, for the three month periods ended September 30, 2021 and September 30, 2020, respectively, were incurred on behalf of these related parties. Waivers payable, totaling $0.1 million and $0.1 million as of September 30, 2021 and June 30, 2021, respectively, were owed to these related parties. Fund expense waivers and fund expense limitation obligations are defined under Note 14 to the Condensed Consolidated Financial Statements.

F-20

NOTE 11.	LOANS - PROPERTY AND EQUIPMENT

As of September 30, 2021, Brigadier had an outstanding principal balance of CD$485,171 (approx. US$380,678 translated as of September 30, 2021) due to Bank of Montreal related to the purchase of its Saskatoon office land and building. The Consolidated Balance Sheets as of September 30, 2021 and June 30, 2021 reflect the amount of the principal balance which is due within twelve months as a current liability of US$14,840 and a long-term liability of US$365,838. Interest on the mortgage loan for the three months ended September 30, 2021 and September 30, 2020 was US$4,048 and US$3,963, respectively.

NOTE 12.	STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

Each issued Series B Convertible Preferred Stock is convertible into 20 shares of common stock and carries a vote of 20 shares of common stock in all matters brought before the shareholders for a vote. On February 7, 2019, the Company converted 383,919 shares of Series B Convertible Preferred Stock to 7,678,380 shares of common stock per the request of the shareholder and pursuant to the stock designation. After the conversion, there remained 53,032 shares of Series B Convertible Preferred Stock outstanding as of June 30, 2020. On January 15, 2021, the Company converted 3,672 shares of Series B Convertible Preferred Stock to 73,440 shares of common stock per the request of the shareholder and pursuant to the stock designation. After conversion, there remain 49,360 shares of Series B Convertible Preferred Stock outstanding as of September 30, 2021.

NOTE 13.	BUSINESS COMBINATIONS

On March 11, 2020 our wholly owned subsidiary Gourmet Foods, Ltd. entered into a Stock Purchase Agreement to acquire all the issued and outstanding shares of Printstock, a New Zealand private company located in Napier, New Zealand. Printstock is a printer of wrappers distributed to food manufacturers primarily within New Zealand and limited export to Australia. The company will be operated as a subsidiary of Gourmet Foods and is expected to incrementally reduce the cost of goods sold through reduction in the cost of wrappers purchased by Gourmet Foods by elimination of inter-company profit while increasing overall revenues and profits to Gourmet Foods on a consolidated basis through inclusion of Printstock operations. The purchase price was agreed to be NZ$1.9 million subject to adjustment within 90 days of the closing date. The transaction closed on July 1, 2020 with a payment of NZ$1.5 million and an estimated final payment due of NZ$420,552 on September 30, 2020. Included in the below purchase price allocation are estimated deferred income tax liabilities of US$68,061 pertaining to the increase in the value of fixed assets above their book value and the acquired intangible assets. The amounts have been translated to US currency as of the acquisition date, July 1, 2020.

Item	Amount
Cash in bank	$118,774
Accounts receivable	384,222
Prepayments/deposits	1,372
Inventories	509,796
Operating lease right of use asset	201,699
Plant, property and equipment	401,681
Intangible assets	134,965
Goodwill	127,683
Deferred tax liability	(68,061)
Assumed lease liabilities	(201,699)
Accounts payable and accrued expenses	(376,112)
Total Purchase Price	$1,234,320

F-21

On August 13, 2021, Marygold UK entered into a Share Purchase Agreement that, when consummated, would result in the acquisition of all the outstanding and issued shares of Tiger Financial and Asset Management Limited, a U.K. limited company, (“Tiger”) in exchange for GBP 1,500,000 (approximately US$2,100,000) plus acquired cash-on-hand at the time of closing. Marygold UK will pay the purchase price in 3 approximately equal payments commencing at closing and at each annual anniversary date. Funding for the purchase price will be provided through a loan facility granted by Concierge Technologies. The Company plans to project its Marygold fintech services into the U.K. market provided a successful launch in the U.S. is realized. Tiger is an established and certified investment advisor in the U.K., and will be able to offer such services as Marygold’s to its clientele and other U.K. residents thus greatly reducing the cost and time to market for Marygold. As of September 30, 2021 the transaction remains subject to regulatory approval by U.K. government agencies and other usual and customary prerequisites for a transaction of this nature.

NOTE 14.	INCOME TAXES

The Company accounts for income taxes under the asset and liability method, which recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts, and for net operating losses and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company records a valuation allowance against deferred tax assets when it is more likely than not that such asset will not be realized. The Company continues to monitor the likelihood that it will be able to recover its deferred tax assets. If recovery is not likely, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets.

The Company accounts for uncertain tax positions in accordance with the authoritative guidance on income taxes under which the Company may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of the provision for income taxes.

As of September 30, 2021, the Company’s total unrecognized tax benefits were approximately $0.3 million, which would affect the effective tax rate if recognized. The Company will recognize interest and penalties, when they occur, related to uncertain tax positions as a component of tax expense. There is no interest or penalties to be recognized for the three months ended September 30, 2021 and September 30, 2020.

The Company is required to make its best estimate of the annual effective tax rate for the full fiscal year and use that rate to provide for income taxes on a current year-to-date basis. The Company recorded tax expense of $239 thousand and $766 thousand for the three months ended September 30, 2021 and September 30, 2020, respectively. The effective tax rate could fluctuate in the future due to changes in the taxable income mix between various jurisdictions.

The Company is subject to income taxes in the U.S. federal, various states, Canada and New Zealand tax jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company’s U.S. tax years 2017 through 2020 will remain open for examination by the federal and state authorities which is three and four years, respectively. The Company’s tax years from 2017 through 2020 remain open for examination by Canada and New Zealand authorities. As of September 30, 2021, there were no active taxing authority examinations.

NOTE 15.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, accrued expenses, and long-term operating lease liabilities in the Consolidated Balance Sheets. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. In determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating lease right-of-use assets also include any lease payments made at or before the commencement date and are reduced by any lease incentives received. The Company’s lease terms may include options to extend or not terminate the lease when it is reasonably certain that it will exercise any such options. For the majority of its leases, the Company concluded that it is not reasonably certain that any renewal options would be exercised, and, therefore, the amounts are not recognized as part of operating lease right-of-use assets nor operating lease liabilities. Leases with an initial term of 12 months or less, and certain office equipment leases which are deemed insignificant, are not recorded on the balance sheet and expensed as incurred and included within rent expense under general and administrative expense. Lease expense is recognized on a straight-line basis over the expected lease term.

F-22

The Company’s most significant leases are real estate leases of office, warehouse and production facilities. The remaining operating leases are primarily comprised of leases of printers and other equipment which are deemed insignificant. For all operating leases, the Company has elected the practical expedient permitted under Topic 842 to combine lease and non-lease components. As a result, non-lease components, such as common area or equipment maintenance charges, are accounted for as a single lease element. The Company does not have any finance leases.

Fixed lease expense payments are recognized on a straight-line basis over the lease term. Variable lease payments vary because of changes in facts or circumstances occurring after the commencement date, other than the passage of time. Certain of the Company’s operating lease agreements include variable payments that are passed through by the landlord, such as insurance, taxes, and common area maintenance. Variable payments are deemed immaterial, expensed as incurred, and included within rent expense under general and administrative expense.

The Company leases various facilities and offices throughout the world including the following subsidiary locations:

Gourmet Foods has operating leases for its office, factory and warehouse facilities located in Tauranga, New Zealand, and facilities leased by its subsidiary, Printstock, in Napier, New Zealand, as well as for certain equipment including printers and copiers. These leases are generally for THREE-year terms, with some options to renew for an additional term. The leases mature between October 2021 and September 2024, and require monthly rental payments of approximately US$22,820 (GST not included) translated to U.S. currency as of September 30, 2021. Brigadier leases office and storage facilities in Regina, Saskatchewan. The minimum lease obligations for the Regina facility require monthly payments of approximately US$2,587 translated to U.S. currency as of September 30, 2021. Original Sprout currently leases office and warehouse space in San Clemente, CA with 3-year facility lease expiring on November 30, 2023. Minimum monthly lease payments of approximately $21,875 commenced June 1, 2021 with annual increases. Wainwright leases office space in Walnut Creek, California under an operating lease which expires in December 2024. Minimum monthly lease payments are approximately $13,063 with increases annually.

For the three month periods ended September 30, 2021 and September 30, 2020, the combined lease payments of the Company and its subsidiaries totaled $202,086 and $164,504, respectively, and recorded under general and administrative expense in the Consolidated Statements of Income. As of September 30, 2021 the Consolidated Balance Sheets included operating lease right-of-use assets totaling $893,562, recorded net of $60,653 in deferred rent, and $954,215 in total operating lease liabilities.

Future minimum consolidated lease payments for Concierge and its subsidiaries are as follows:

Year Ended June 30,	Lease Amount
2022	$385,304
2023	485,382
2024	227,789
Total minimum lease payments	1,098,475
Less: present value discount	(144,260)
Total operating lease liabilities	$954,215

F-23

The weighted average remaining lease term for the Company’s operating leases was 2.9 years as of September 30, 2021 and a weighted-average discount rate of 5.6% was used to determine the total operating lease liabilities.

Additionally, Gourmet Foods, Ltd. entered into a General Security Agreement in favor of the Gerald O’Leary Family Trust and registered on the Personal Property Securities Register for a priority sum of NZ$110,000 (approximately US$75,612) to secure the lease of its primary facility. In addition, a NZ$20,000 (approximately US$13,748) bond has been posted through ANZ Bank and secured with a cash deposit of equal amount to secure a separate facilities lease. The General Security Agreement and the cash deposit will remain until such time as the respective leases are satisfactorily terminated in accordance with their terms. Interest from the cash deposit securing the lease accumulates to the benefit of Gourmet Foods, Ltd. and is listed as a component of interest income/expense on the accompanying Consolidated Statements of Income.

Other Agreements and Commitments

USCF manages four Funds (BNO, CPER, UGA, UNL) which had expense waiver provisions during the prior fiscal year, whereby USCF reimburses funds when fund expenditure levels exceed certain threshold amounts. Effective May 1, 2021 USCF discontinued expense waiver reimbursements for BNO, CPER and UGA with only UNL continuing. As of September 30, 2021 and June 30, 2021 the expense waiver payable was $0.1 million and $0.1 million, respectively. USCF has no obligation to continue such payments for UNL into subsequent periods.

As Marygold builds out its application it enters into agreements with various service providers. As of September 30, 2021, Marygold has future payment commitments with its primary service vendors totaling $647,000 including $47,000 due in 2021 and approximately $300,000 due in 2022 and 2023, respectively.

Litigation

From time to time, the Company and its subsidiaries may be involved in legal proceedings arising primarily from the ordinary course of their respective businesses. Except as described below there are no pending legal proceedings against the Company. USCF, is an indirect wholly owned subsidiary of the Company.  USCF, as the general partner of USO and the general partner and sponsor of the related public funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, (refer to Part II, Item 1. Legal Proceedings) neither the Company or its subsidiaries are currently party to any material legal proceedings.

SEC and CFTC Wells Notices

On November 8, 2021, one of Concierge Technologies, Inc.’s (the “Company”) indirect subsidiaries, the United States Commodity Funds LLC (“USCF”), together with United States Oil Fund, LP (“USO”), for which USCF is the general partner, announced a resolution with each of the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures Trading Commission (the “CFTC”) relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC, as detailed below.

On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice relates to USO’s disclosures in late April 2020 and early May 2020 regarding constraints imposed on USO’s ability to invest in Oil Futures Contracts. The SEC Wells Notice states that the SEC staff has made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the 1933 Act and Section 10(b) of the 1934 Act and Rule 10b-5 thereunder, in each case with respect to its disclosures and USO’s actions.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice states that the CFTC staff has made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the CEA, 7 U.S.C. §§ 6o(1)(A), (B), 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019), in each case with respect to its disclosures and USO’s actions.

F-24

On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities . . . to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1)(B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate must be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) will be paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders. The SEC Order can be accessed at www.sec.gov and the CFTC Order can be accessed at www.cftc.gov.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”).  The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff.  The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5.  The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war.  The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements.  The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees.  The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

F-25

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and has moved for their dismissal.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court entered and consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.  No accrual has been recorded with respect to the above legal matters as of September 30, 2021 and June 30, 2021. We are currently unable to predict the timing or outcome of, or reasonably estimate the possible losses or range of, possible losses resulting from these matters. It is reasonably possible that this estimate will change in the near term. An adverse outcome regarding these matters could materially adversely affect the Company’s financial condition, results of operations and cash flows.

F-26

Retirement Plan

Concierge through its wholly owned subsidiary USCF, has a 401(k) Profit Sharing Plan (“401K Plan”) covering U.S. employees, including Original Sprout, who are over 21 years of age and who have completed a minimum of 1,000 hours of service and have worked for USCF or Original Sprout for at least three months. Participants may make contributions pursuant to a salary reduction agreement. In addition, the 401K Plan makes a safe harbor matching contribution. Quarterly profit sharing contributions paid totaled approximately $34 thousand and $30 thousand for each of the three months ended September 30, 2021 and 2020, respectively.

NOTE 16.	SEGMENT REPORTING

With the acquisition of Wainwright, Gourmet Foods, Brigadier, and the launch of the Original Sprout business unit of Kahnalytics, the Company has identified four segments for its products and services; U.S.A. investment fund management, U.S.A. beauty products, New Zealand food industry and Canada security alarm systems. Our recently incorporated subsidiary, Marygold, has not begun operations, so its accounts have been consolidated with those of the parent, Concierge, and is not yet identified as a separate segment. The Company’s reportable segments are business units located in different global regions. The Company’s operations in the U.S.A. include the manufacture and wholesale distribution of hair and skin care products by Original Sprout and the income derived from management of various investment funds by our subsidiary Wainwright. In New Zealand operations include the production, packaging and distribution on a commercial scale of gourmet meat pies and related bakery confections, and the printing of specialized food wrappers through our wholly owned subsidiary Gourmet Foods, Ltd. and its subsidiary, Printstock. In Canada, the Company provides security alarm system installation and maintenance services to residential and commercial customers sold through its wholly owned subsidiary, Brigadier. Separate management of each segment is required because each business unit is subject to different operational issues and strategies due to their particular regional location. The Company accounts for intra-company sales and expenses as if the sales or expenses were to third parties and eliminates them in the consolidation. Amounts are adjusted for currency translation as of the balance sheet date and presented in US dollars.

The following table presents a summary of identifiable assets as of September 30, 2021 and June 30, 2021.

	September 30,	June 30,
	2021	2021
Identifiable assets:
Corporate headquarters - including Marygold	$3,033,606	$3,513,008
U.S.A. : investment fund management - related party	18,669,464	17,467,044
U.S.A. : beauty products	4,186,931	4,024,803
New Zealand: food industry	3,628,352	3,831,539
Canada: security systems	2,639,006	2,671,286
Consolidated total	$32,157,359	$31,507,680

F-27

The following table presents a summary of operating information for the three months ended September 30:

	Three Months Ended	Three Months Ended
	September 30, 2021	September 30, 2020
Revenues from external customers:
U.S.A. : investment fund management - related party	$5,657,027	$7,036,301
U.S.A. : beauty products	1,021,071	972,744
New Zealand : food industry	2,361,793	2,057,369
Canada : security systems	690,856	678,643
Consolidated total	$9,730,747	$10,745,057

Net (loss) income:
U.S.A. : investment fund management - related party	$(367,906)	$3,228,995
U.S.A. : beauty products	4,522	65,272
New Zealand : food industry	153,204	92,298
Canada : security systems	78,406	167,084
Corporate headquarters - including Marygold	(1,749,219)	(1,334,215)
Consolidated total	$(1,880,993)	$2,219,434

The following table presents a summary of net capital expenditures for the three month periods ended September 30:

	Three Months Ended	Three Months Ended
	September 30, 2021	September 30, 2020
Capital expenditures:
U.S.A. : investment fund management	$—	$—
U.S.A. : beauty products	520	827
New Zealand: food industry (1)	3,040	413,162
Canada: security systems		(7,304)
U.S.A. : corporate headquarters - including Marygold	—	653
Consolidated	$3,560	$407,338

(1)	Includes $401,681 related to the acquisition of Printstock in July 2020. See Note 13, Business Combinations

The following table represents the property, plant and equipment in use at each of the Company’s locations as of September 30, 2021 and June 30, 2021:

	As of September 30, 2021	As of June 30, 2021

Asset Location
U.S.A. : investment fund management	$—	$—
U.S.A. : beauty products	59,481	58,961
New Zealand: food industry	2,286,231	2,345,569
Canada: security systems	971,716	998,612
U.S.A. : corporate headquarters - including Marygold	17,744	17,744
Total All Locations	3,335,172	3,420,886
Less accumulated depreciation	(1,863,570)	(1,847,441)
Net property, plant and equipment	$1,471,602	$1,573,445

F-28

NOTE 17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events for recognition and disclosure through the date the financial statements were issued or filed.

As it relates to Wainwright, on November 2, 2021, the USCF ETF Trust (“Trust”) launched its new series (or fund), the USCF Gold Strategy Plus Income Fund (“GLDX”). The Trust had previously approved the fund’s formation on May 5, 2021. On November 3, 2021 the fund commenced trading on the NYSE and USCF Advisers purchased $1.25 million of GLDX shares in the open market with existing cash balances.

As more fully detailed in Item 1 Legal Proceedings and Note 15 of this Form 10-Q and in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on November 9, 2021,  on November 8, 2021, one of the “Company’s indirect subsidiaries, the United States Commodity Funds LLC (“USCF”), together with United States Oil Fund, LP (“USO”), for which USCF is the general partner, announced a resolution with each of the U.S. Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures Trading Commission (the “CFTC”) relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC. Subject to this resolution, the USCF has accrued $2.5 million as a legal settlement with these parties as of September 30, 2021.

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Concierge Technologies, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Concierge Technologies, Inc. and subsidiaries (the “Company”) as of June 30, 2021 and 2020, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as “the consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee of the Board of Directors and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Description of the Matter

As described in Note 15, Commitments and Contingencies, of the consolidated financial statements,  the Company is party to various legal proceedings and regulatory inquiries. The Company discloses the legal proceedings and that no accrual has been recorded with respect to them as of June 30, 2021. The Company further discloses that it is currently unable to predict the timing or outcome of, or reasonably estimate the possible losses or range of possible losses resulting from these matters, and that it is reasonably possible that this estimate will change in the near term. The Company discloses that an adverse outcome regarding these matters could materially adversely affect the Company’s financial condition, results of operations and cash flows. Auditing the Company’s accounting for, and disclosure of, loss contingencies related to the various legal proceedings was especially challenging due to the significant judgement required to evaluate management’s assessment of the likelihood of a loss, and of the potential amount or range of such loss.

F-30

How We Addressed the Matter in Our Audit

To test the Company’s assessment of the probability of incurrence of a loss, whether the loss was reasonably estimable, and the conclusion and disclosures regarding any range of possible losses, including when the Company believes such a range cannot be reasonably estimated at this time, we read the minutes or a summary of the meetings of the Board of Directors, requested and received internal and external legal counsel confirmations letters, discussed with legal counsel the nature of the various matters and obtained representations from management. We also evaluated the appropriateness of the related disclosures included in Note 15, Commitments and Contingencies, to the consolidated financial statements.

/s/ BPM LLP

We have served as the Company’s auditor since 2017.

San Francisco, California
September 22, 2021

F-31

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	June 30, 2020

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,072,955	$9,813,188
Accounts receivable, net	1,070,541	717,841
Accounts receivable - related parties	2,038,054	2,610,917
Inventories	1,951,792	1,174,603
Prepaid income tax and tax receivable	747,343	857,793
Investments, at fair value	1,828,926	1,820,516
Other current assets	399,524	603,944
Total current assets	24,109,135	17,598,802

Restricted cash	13,989	12,854
Property, plant and equipment, net	1,573,445	1,197,192
Operating lease right-of-use asset	1,058,199	733,917
Goodwill	1,043,473	915,790
Intangible assets, net	2,341,803	2,541,285
Deferred tax assets, net - United States	827,476	767,472
Other assets, long - term	540,160	523,607
Total assets	$31,507,680	$24,290,919

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,862,874	$2,843,616
Expense waivers – related parties	69,684	421,892
Operating lease liabilities, current portion	513,071	323,395
Notes payable - related parties	603,500	3,500
Loans-property and equipment, current portion	15,094	13,196
Total current liabilities	5,064,223	3,605,599

LONG-TERM LIABILITIES
Notes payable - related parties	—	600,000
Loans-property and equipment, net of current portion	379,804	359,845
Operating lease liabilities, net of current portion	607,560	447,062
Deferred tax liabilities, net - foreign	169,429	128,517
Total long-term liabilities	1,156,793	1,535,424
Total liabilities	6,221,016	5,141,023

STOCKHOLDERS’ EQUITY
Convertible preferred stock, $0.001 par value; 50,000,000 authorized Series B: 49,360 at June 30, 2021 and 53,032 issued and outstanding at June 30, 2020	49	53
Common stock, $0.001 par value; 900,000,000 shares authorized; 37,485,959 shares issued and outstanding at June 30, 2021 and 37,412,519 at June 30, 2020	37,486	37,413
Additional paid-in capital	9,330,843	9,330,912
Accumulated other comprehensive income (loss)	142,581	(144,744)
Retained earnings	15,775,705	9,926,262
Total stockholders’ equity	25,286,664	19,149,896
Total liabilities and stockholders’ equity	$31,507,680	$24,290,919

The accompanying notes are an integral part of these consolidated financial statements.

F-32

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended	Year Ended
	June 30, 2021	June 30, 2020

Net revenue
Fund management - related party	$25,169,182	$15,459,061
Food products	8,263,267	4,745,821
Security systems	2,715,487	2,660,153
Beauty products and other	3,756,512	3,883,953
Net revenue	39,904,448	26,748,988

Cost of revenue	9,290,616	6,483,171

Gross profit	30,613,832	20,265,817

Operating expense
General and administrative expense	7,140,870	4,447,563
Fund operations	3,658,593	3,176,214
Marketing and advertising	2,952,295	2,601,104
Depreciation and amortization	599,979	601,826
Salaries and compensation	8,843,618	7,523,083
Total operating expenses	23,195,355	18,349,790

Income from operations	7,418,477	1,916,027

Other income:
Interest and dividend income	28,823	96,186
Interest expense	(40,375)	(41,100)
Other income, net	227,976	365,250
Total other income, net	216,424	420,336

Income before income taxes	7,634,901	2,336,363

Provision of income taxes	(1,785,458)	(562,962)

Net income	$5,849,443	$1,773,401

Weighted average shares of common stock
Basic and diluted	38,473,159	38,451,164

Net income per share
Basic and diluted	$0.15	$0.05

The accompanying notes are an integral part of these consolidated financial statements.

F-33

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended	Year Ended
	June 30, 2021	June 30, 2020

Net income	$5,849,443	$1,773,401

Other comprehensive income:
Foreign currency translation gain	287,325	30,915
Comprehensive income	$6,136,768	$1,804,316

The accompanying notes are an integral part of these consolidated financial statements.

F-34

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Convertible Preferred Stock					Accumulated
	(Series B)		Common Stock		Additional	Other		Total
	Number of		Number of	Par	Paid - in	Comprehensive	Retained	Stockholders’
	Shares	Amount	Shares	Value	Capital	(Loss) Income	Earnings	Equity
Balance at July 1, 2019	53,032	$53	37,237,519	$37,238	$9,178,837	$(175,659)	$8,152,861	$17,193,330
Gain on currency translation	—	—	—	—	—	30,915	—	30,915
Stock-based vendor compensation	—	—	175,000	175	152,075			152,250
Net income	—	—	—	—	—	—	1,773,401	1,773,401
Balance at June 30, 2020	53,032	53	37,412,519	37,413	9,330,912	(144,744)	9,926,262	19,149,896
Gain on currency translation	—	—	—	—	—	287,325	—	287,325
Conversion of preferred stock to common stock	(3,672)	(4)	73,440	73	(69)	—	—	—
Net income	—	—	—	—	—	—	5,849,443	5,849,443
Balance at June 30, 2021	49,360	$49	37,485,959	$37,486	$9,330,843	$142,581	$15,775,705	$25,286,664

The accompanying notes are an integral part of these consolidated financial statements.

F-35

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,849,443	$1,773,401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	599,979	601,826
Stock-based vendor compensation	—	152,250
Deferred taxes	(19,092)	44,163
Bad debt expense	9,753	5,746
Inventory provision	65,021	10,317
Unrealized gain on investments	(582)	(5,113)
Realized gain on sale of investments	—	(121,834)
Gain on disposal of equipment	18,813	—
Operating lease right of use asset - non-cash lease cost	614,506	379,923

(Increase) decrease in operating assets:
Accounts receivable, net	(306,596)	193,546
Accounts receivable - related party	572,863	(1,573,771)
Deferred taxes, net
Prepaid income taxes and tax receivable	114,083	915,203
Inventories	(787,081)	(202,079)
Other current assets	223,590	(256,656)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	978,726	28,963
Operating lease liabilities	(361,823)	(380,460)
Expense waivers - related party	(352,207)	96,070
Net cash provided by operating activities	7,219,396	1,661,495

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of business	(1,115,545)	—
Cash paid for internally developed software	—	(217,990)
Purchase of property, plant and equipment	(77,721)	(559,274)
Sale of investments	—	4,121,742
Purchase of investments	(7,827)	(2,043,031)
Net cash (used in) provided by investing activities	(1,201,093)	1,301,447

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property and equipment loans	—	385,728
Repayment of property and equipment loans	(28,434)	(96,659)
Net cash (used in) provided by financing activities	(28,434)	289,069

Effect of exchange rate change on cash, cash equivalents and restricted cash	271,033	78,780

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	6,260,902	3,330,791

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	9,826,042	6,495,251

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$16,086,944	$9,826,042

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$16,095	$16,754
Income taxes paid (refunded), net	$1,688,781	$(494,741)

NON CASH INVESTING AND FINANCING ACTIVITIES
Reclassification of building deposit from other current assets to property, plant and equipment, net	$—	$178,276
Reclassification of business acquisition deposit	$122,111	$—
Establishment of operating right-of-use assets through operating lease obligations	$730,741	$1,150,916

The accompanying notes are an integral part of these consolidated financial statements.

F-36

NOTE 1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Concierge Technologies, Inc., (the “Company” or “Concierge”), a Nevada corporation, operates through its wholly-owned subsidiaries who are engaged in varied business activities. The operations of the Company’s wholly-owned subsidiaries are more particularly described herein but are summarized as follows:

●	Wainwright Holdings, Inc. (“Wainwright”), a U.S. based company, is the sole member of two investment services limited liability company subsidiaries, United States Commodity Funds LLC (“USCF”), and USCF Advisers LLC (“USCF Advisers”), each of which manages, operates or is an investment advisor to exchange traded funds organized as limited partnerships or investment trusts that issue shares which trade on the NYSE Arca stock exchange.
●	Gourmet Foods, Ltd., a New Zealand based company, manufactures and distributes New Zealand meat pies on a commercial scale and its wholly-owned New Zealand subsidiary company, Printstock Products Limited (“Printstock”), prints specialty wrappers for the food industry in New Zealand and Australia (collectively “Gourmet Foods”).
●	Brigadier Security Systems (2000) Ltd. (“Brigadier”), a Canadian based company, sells and installs commercial and residential alarm monitoring systems under the names Brigadier Security Systems and Elite Security in the province of Saskatchewan.
●	Kahnalytics, Inc. dba/Original Sprout (“Original Sprout”), a U.S. based company, is engaged in the wholesale distribution of hair and skin care products under the brand name Original Sprout on a global scale.
●	Marygold & Co., a newly formed U.S. based company, together with its wholly-owned limited liability company, Marygold & Co. Advisory Services, LLC, ( collectively “Marygold”) was established by Concierge to explore opportunities in the financial technology (“Fintech”) space, is still in the development stage as of June 30, 2021, and is estimated to launch commercial services in the coming fiscal year. Through June 30, 2021, expenditures have been limited to developing the business model and the associated application development.

Concierge manages its operating businesses on a decentralized basis. There are no centralized or integrated operational functions such as marketing, sales, legal or other professional services and there is little involvement by Concierge’s management in the day-to-day business affairs of its operating subsidiary businesses apart from oversight. Concierge’s corporate management is responsible for capital allocation decisions, investment activities and selection and retention of the Chief Executive to head each of the operating subsidiaries. Concierge’s corporate management is also responsible for corporate governance practices, monitoring regulatory affairs, including those of its operating businesses and involvement in governance-related issues of its subsidiaries as needed.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Accounting Principles

The Company has prepared the accompanying financial statements on a consolidated basis. In the opinion of management, the accompanying consolidated balance sheets and related statements of income, comprehensive income, stockholders’ equity, and cash flows include all adjustments, consisting only of normal recurring items, necessary for their fair presentation, prepared on an accrual basis, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements, which are referred herein as the “Financial Statements”, include the accounts of Concierge and its wholly-owned subsidiaries, Wainwright, Gourmet Foods, Brigadier, Original Sprout and Marygold are presented on a consolidated basis.

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All inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates

The preparation of the Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less on the date of purchase. The Company maintains its cash and cash equivalents in financial institutions in the United States, Canada, and New Zealand. Accounts in the United States are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor, and accounts in Canada are insured by the Canada Deposit Insurance Corporation up to CD$100,000 per depositor. Accounts in New Zealand are uninsured. The Company has, at times, held deposits in excess of insured amounts, but the Company does not expect any losses in such accounts.

Accounts Receivable, net and Accounts Receivable - Related Parties

Accounts receivable, net, consist of receivables from the Brigadier, Gourmet Foods and Original Sprout businesses. Management regularly reviews the composition of accounts receivable and analyzes customer credit worthiness, customer concentrations, current economic trends and changes in customer payment patterns to determine whether or not an account should be deemed uncollectible. Reserves, if any, are recorded on a specific identification basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2021 and June 30, 2020, the Company had $15,499 and $9,786, respectively, reserved for doubtful accounts.

Accounts receivable - related parties, consist of fund asset management fees receivable from the Wainwright business. Management fees receivable generally consist of one month of management fees which are collected in the month after they are earned. As of June 30, 2021 and June 30, 2020, there is no allowance for doubtful accounts as all amounts are deemed collectible.

Major Customers and Suppliers – Concentration of Credit Risk

Concierge, as a holding company, operates through its wholly-owned subsidiaries and has no concentration of risk either from customers or suppliers as a stand-alone entity. Marygold, as a newly formed development stage entity, had no revenues and no significant transactions for the years ended June 30, 2021 and 2020. Any transactions that did occur were combined with those of Concierge.

For our subsidiary, Wainwright, the concentration of risk and the relative reliance on major customers are found within the various funds it manages and the associated 12 month revenues and accounts receivable – related parties as of June 30, 2021 and June 30, 2020 as depicted below.

	Year ended June 30, 2021		Year ended June 30, 2020
	Revenue		Revenue
Fund
USO	$16,361,870	65%	$9,283,250	60%
BNO	2,665,589	11%	1,070,225	7%
UNG	2,054,047	8%	2,244,479	15%
USCI	1,176,094	5%	1,645,952	11%
All Others	2,911,582	11%	1,215,155	7%
Total	$25,169,182	100%	$15,459,061	100%
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	June 30, 2021		June 30, 2020
	Accounts Receivable		Accounts Receivable
Fund
USO	$1,156,691	57%	$1,818,719	70%
BNO	196,713	10%	265,143	10%
USCI	141,346	7%	82,790	3%
UNG	130,543	6%	193,218	7%
All Others	412,761	20%	251,047	10%
Total	$2,038,054	100%	$2,610,917	100%

Concierge, through Brigadier, is partially dependent upon its contractual relationship with the alarm monitoring company who provides monitoring services to Brigadier’s customers. In the event this contract is terminated, Brigadier would be compelled to find an alternate source of alarm monitoring, or establish such a facility itself. Management believes that the contractual relationship is sustainable, and has been for many years, with alternate solutions available should the need arise. Sales to the largest customer, which includes contracts and recurring monthly support fees, totaled 49% and 49% of the total Brigadier revenues for the years ended June 30, 2021 and June 30, 2020, respectively. The same customer accounted for approximately 31% of Brigadier’s accounts receivable as of the balance sheet date of June 30, 2021 as compared to 40% as of June 30, 2020. Another customer accounted for 12% of total Brigadier revenues and 39% of accounts receivable as of and for the year ended June 30, 2021, but was insignificant for the year ended June 30, 2020. No other single customer accounted for a significant percentage of total sales or accounts receivable for the fiscal years ended June 30, 2021 or 2020.

Brigadier purchases alarm panels, digital and analog cameras, mounting hardware and accessory items needed to complete security installations from a variety of sources. The manufacture of electronic items such as those sought by Brigadier has expanded to a global scale thus providing Brigadier with a broad choice of suppliers. Brigadier bases its vendor selection on several criteria including: price, availability, shipping costs, quality, suitability for purpose and the technical support of the manufacturer. Brigadier is not reliant on any one supplier.

Concierge, through Gourmet Foods and following the acquisition of Printstock Products Limited on July 1, 2020, has two major customer groups comprising gross revenues: 1) baking, and 2) printing. For the purpose of segment reporting (Note 15) both revenue streams are considered part of the same “food industry” segment.

Baking: Within the baking sector there are three major customer groups; 1) grocery, 2) gasoline convenience stores, and 3) independent retailers. The grocery industry is dominated by several large chain operations, which are customers of Gourmet Foods, and there are no long term guarantees that these major customers will continue to purchase products from Gourmet Foods, however, many of the existing relationships have been in place for sufficient time to give management reasonable confidence in their continuing business. For the year ended June 30, 2021, Gourmet Foods’ largest customer in the grocery industry, who operates through a number of independently branded stores, accounted for approximately 18% of baking sales revenues as compared to 20% for the year ended June 30, 2020. This customer accounted for 19% of the baking accounts receivable at June 30, 2021 as compared to 15% as of June 30, 2020. The second largest customer in the grocery industry did not account for significant sales during the years ended June 30, 2021 and 2020, however did account for 27% of baking accounts receivable as of June 30, 2021 and 2020.

In the gasoline convenience store market customer group, Gourmet Foods supplies two major channels. The largest is a marketing consortium of gasoline dealers operating under the same brand who, for the years ended June 30, 2021 and 2020 accounted for approximately 49% and 45%, respectively, of baking gross sales revenues. No single member of the consortium is responsible for a significant portion of Gourmet Foods’ accounts receivable. A second consortium of gasoline convenience stores accounted for 23% and 15% of baking accounts receivable as of June 30, 2021 and June 30, 2020, respectively, but no single member of the consortium was a significant contributor to Gourmet Foods’ sales revenues.

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The third major customer group is independent retailers and cafes, which collectively accounted for the balance of baking gross sales revenue, however no single customer in this group was a significant contributor of sales revenues or accounts receivable as of and for the years ended June 30, 2021 and 2020.

Printing: The printing sector of Gourmet Foods’ gross revenues is comprised of many customers, some large and some small, with one customer accounting for 33% of the printing sector revenues and 40% of the printing sector accounts receivable as of and for the year ended June 30, 2021. No other customers comprised a significant contribution to printing sector sales revenues or accounts receivable as of and for the year ended June 30, 2021. The acquisition of Printstock Products Limited occurred on July 1, 2020; therefore, there are no results for the prior year to compare to the year ended June 30, 2021.

Consolidated: With respect to Gourmet Foods’ consolidated risk, the largest three customers accounted for 32%, 12% and 12% of Gourmet Foods’ consolidated gross revenues for the year ended June 30, 2021. Because Printstock was acquired during the current fiscal year, there is no relevant consolidated comparisons for the prior year ended June 30, 2020. One of these customers accounted for 26% of the consolidated accounts receivable of Gourmet Foods as of June 30, 2021.

Gourmet Foods, including Printstock, is not dependent upon any one major supplier as many alternative sources are available in the local market place should the need arise. However, the unavailability of, or increase in price in, any of the ingredients on which Gourmet Foods relies to produce its products could harm its operating results for such period.

Concierge, through Original Sprout, has thousands of customers and, from time to time, certain of them become significant during specific reporting periods, but may not be significant during other periods. Due to the increase in online sales channels, Original Sprout had 1 significant customer for the year ended June 30, 2021 accounting for 12% of total revenues and 15% of accounts receivable as compared to 3% of total revenues and 39% of accounts receivable as of and for the year ended June 30, 2020. A different customer who was insignificant for the year ended June 30, 2021, accounted for 10% of sales for the year ended June 30, 2020 and 0% of accounts receivable.

Concierge, through Original Sprout, is dependent upon its relationship with a product packaging company who, at the direction of Original Sprout, produces the products in accordance with proprietary formulas, packages them in appropriate containers, and delivers the finished goods to Original Sprout for distribution to its customers. All of Original Sprout’s products are currently produced by this packaging company, although if this relationship were to fail there are other similar packaging companies available to Original Sprout at competitive pricing. Because of the nature of the Original Sprout product ingredients, some of the ingredients may, at times, be difficult to source in timely fashion or at the expected price point. To safeguard against this possibility Original Sprout endeavors to maintain at least a 90-day supply of all products in stock. Estimating and maintaining a reserve stock account is not a guarantee that a shortage of ingredient supplies will not affect production such that Original Sprout will not exhaust its reserves or be unable to fulfill customer orders.

Inventories

Inventories, consisting primarily of; (i) food products, printing supplies, and packaging in New Zealand, (ii) hair and skin care finished products and components in the U.S. and, (iii) security system hardware in Canada, are valued at the lower of cost or net realizable value. Inventories in Canada and New Zealand are maintained on the first-in, first-out method, while inventory in the U.S. is maintained using the average cost method. Inventories include product cost, inbound freight and warehousing costs where applicable. Management compares the cost of inventories with the net realizable value and an allowance is made for writing down the inventories to their net realizable value, if lower. An assessment is made at the end of each fiscal quarter to determine what slow-moving inventory items, if any, should be deemed obsolete and written down to their estimated net realizable value. For the years ended June 30, 2021 and June 30, 2020, impairment to inventory value was recorded at $65,021 and $10,317, respectively.

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Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and leasehold improvements are capitalized. Office furniture and equipment include office fixtures, computers, printers and other office equipment plus software and applicable packaging designs. Leasehold improvements, which are included in plant and equipment, are depreciated over the shorter of the useful life of the improvement and the length of the lease. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using the straight line method over the estimated useful life of the asset (see Note 5 to the Consolidated Financial Statements).

Category	Estimated Useful Life (in years)
Building	39
Plant and equipment:	5 to 10
Furniture and office equipment:	3 to 5
Vehicles	3 to 5

Intangible Assets

Intangible assets consist of brand names, domain names, recipes, non-compete agreements and customer lists along with the internally developed software in process for the business applications of Marygold to be launched during the coming fiscal year. Intangible assets with finite lives are amortized over the estimated useful life and are evaluated for impairment at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When it is determined that an indefinite intangible asset is impaired, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. There was no impairment recorded for the years ended June 30, 2021 and 2020.

Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination transaction. Goodwill is tested for impairment on an annual basis during the fourth quarter of the Company’s fiscal year, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may be impaired. The Company first performs a qualitative test to determine if goodwill is impaired at a reporting unit. In performing this test, the Company evaluates macroeconomic factors,  industry and market considerations, cost factors such as the increase in the cost of materials or labor or other costs, overall financial performance, changes in key personnel or customers or strategy, and other entity-specific events or trends that could indicate impairment, among other items. If the results of this test indicate that it is more likely than not that the fair value of the reporting is below its carrying value, a quantitative test is then performed to determine the amount of the impairment. When impaired, the carrying value of goodwill is written down to fair value. There was no impairment recorded for the years ended June 30, 2021 and 2020.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment recorded for the years ended June 30, 2021 and 2020.

Investments and Fair Value of Financial Instruments

Short-term investments are classified as available-for-sale securities. The Company measures the investments at fair value at period end with any changes in fair value reflected as unrealized gains or (losses) which is included as part of other (expense) income. The Company values its investments in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) The Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

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Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level 3 – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

Revenue Recognition

Revenue consists of fees earned through management of investment funds in the United States, sales of gourmet meat pies and printing of food wrappers in New Zealand and Australia, sales of security alarm system installation and maintenance services in Canada, and sales of hair and skin care products internationally. Revenue is accounted for net of sales taxes, sales returns, and trade discounts. The performance obligation is satisfied when the product has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales or services, the revenue recognition criteria described below are met at the time the product is shipped, the subscription period commences, or the management services are provided. For our Brigadier subsidiary in Canada, the Company operates under contract with an alarm monitoring company that pays a percentage of its recurring monitoring fee to Brigadier in exchange for continued customer service and support functions with respect to each customer maintained under contract by the monitoring company. The Company has no costs of contracts which require capitalization.

The Company generates revenue, in part, through contractual monthly recurring fees received for providing ongoing customer support services to monitoring company clientele. The five-step process governing contract revenue reporting includes:

1.	Identifying the contract(s) with customers
2.	Identifying the performance obligations in the contract
3.	Determining the transaction price
4.	Allocating the transaction price to the performance obligations in the contract
5.	Recognizing revenue when or as the performance obligation is satisfied

Transactions involve security systems that are sold outright to the customer where the Company’s performance obligations include customer support services and the sale and installation of the security systems. For such arrangements, the Company allocates a portion of the transaction price to each performance obligation based on a relative stand-alone selling price. Revenue associated with the sale and installation of security systems is recognized once installation is complete, and is reflected as security system revenue in the Consolidated Statements of Income. Revenue associated with customer support services is recognized as those services are provided, and is included as a component of security system revenue in the Consolidated Statements of Income, which for the years ended June 30, 2021 and 2020, were approximately $723,456 and $734,922, or approximately 27% and 27%, respectively, of the total security system revenues. These revenues for the year ended June 30, 2021 account for approximately 2% of total consolidated revenues as compared to 3% for the year ended June 30, 2020. None of the other subsidiaries of the Company generate revenues from long-term contracts.

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Because the Company has no contract with the end user, and the monthly payments for customer support services are made to the Company by the monitoring company who has a contract with the end user, and end user customers are subject to cancellation through no control of the Company; therefore, no deferred revenues or contingent liability reserves have been established with respect to these contracts. The services are deemed delivered as the obligation is acknowledged on a monthly basis.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits or if future deductibility is uncertain.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of income.

Advertising Costs

The Company expenses the cost of advertising as incurred. Marketing and advertising costs for the years ended June 30, 2021 and 2020 were approximately $3.0 million and $2.6 million, respectively.

Other Comprehensive Income (Loss)

Foreign Currency Translation

We record foreign currency translation adjustments and transaction gains and losses in accordance with ASC 830, Foreign Currency Matters. The accounts of Gourmet Foods use the New Zealand dollar as the functional currency. The accounts of Brigadier Security System use the Canadian dollar as the functional currency. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the weighted average exchange rate throughout the period. Foreign currency transaction gains and (losses) can also occur if a transaction is settled in a currency other than the entity’s functional currency. Accumulated currency translation gains and (losses) are classified as an item of accumulated other comprehensive income (loss) in the stockholders’ equity section of the consolidated balance sheet.

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Segment Reporting

The Company defines operating segments as components about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based on the geographic locations of its subsidiaries (Refer to Note 16 of the Consolidated Financial Statements).

Business Combinations

We allocate the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired users, acquired trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed. For the years ended June 30, 2021 and 2020 a determination was made that no adjustments were necessary.

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Board Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-10, and ASU 2019-11, which replace the existing incurred loss impairment model with an expected credit loss model and require a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The new guidance will be effective for annual reporting periods beginning after December 15, 2022 (as amended by ASU 2019-10), including interim periods within that annual period. The Company anticipates the adoption of the standard will lead to changes in disclosures as well as insignificant changes related to the period of recognition of losses on its receivables.

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). The amendment is meant to simplify the accounting for convertible instruments by removing certain separation models in subtopic 470-20 for convertible instruments. The amendment also changed the method used to calculate diluted earnings per share (“EPS”) for convertible instruments and for instruments that may be settled in cash. The amendment is effective for years beginning after December 15, 2023, including interim periods for those fiscal years. Early adoption is permitted for periods beginning after December 15, 2020, including interim periods within those fiscal years. The Company anticipates the adoption of the standard will not have a material impact on its consolidated financial statements and related disclosures given its current and anticipated operations.

NOTE 3.	BASIC AND DILUTED NET INCOME PER SHARE

Basic net income per share is based upon the weighted average number of common shares outstanding. This calculation includes the weighted average number of Series B Convertible Preferred shares outstanding also, as they are deemed to be substantially similar to the common shares and shareholders are entitled to the same liquidation and dividend rights. Diluted net income per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The Company does not have any options or warrants or other dilutive financial instruments. As such, basic and diluted earnings per share are the same.

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Basic and diluted net income per share reflects the effects of shares actually potentially issuable upon conversion of convertible preferred stock.

The components of basic and diluted earnings per share were as follows:

	For the year ended June 30, 2021
	Net Income	Shares	Per Share
Basic and diluted income per share:
Net income available to common shareholders	$5,693,262	37,445,919	$0.15
Net income available to preferred shareholders	156,181	1,027,240	$0.15
Basic and diluted income per share	$5,849,443	38,473,159	$0.15

	For the year ended June 30, 2020
	Net Income	Shares	Per Share
Basic and diluted income per share:
Net income available to common shareholders	$1,724,483	37,390,524	$0.05
Net income available to preferred shareholders	48,918	1,060,640	$0.05
Basic and diluted income per share	$1,773,401	38,451,164	$0.05

NOTE 4.	INVENTORIES

Inventories for Gourmet Foods, Brigadier and Original Sprout consisted of the following totals:

	June 30, 2021	June 30, 2020
Raw materials	$942,911	$288,422
Supplies and packing materials	193,322	174,636
Finished goods	815,559	711,545
Total inventories	$1,951,792	$1,174,603

NOTE 5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of June 30, 2021 and 2020:

	June 30, 2021	June 30, 2020
Plant and equipment	$2,147,617	$1,553,939
Furniture and office equipment	246,697	201,287
Land and buildings	613,891	559,362
Vehicles	412,681	370,397
Total property and equipment, gross	3,420,886	2,684,985
Accumulated depreciation	(1,847,441)	(1,487,793)
Total property and equipment, net	$1,573,445	$1,197,192

For the years ended June 30, 2021 and 2020, depreciation expense for property, plant and equipment totaled $265,531 and $265,398, respectively.

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NOTE 6.	INTANGIBLE ASSETS

Intangible assets consisted of the following as of June 30, 2021 and June 30, 2020:

	June 30, 2021	June 30, 2020
Customer relationships	$777,375	$700,252
Brand name	1,199,965	1,142,122
Domain name	36,913	36,913
Recipes	1,221,601	1,221,601
Internally developed software	217,990	217,990
Non-compete agreement	274,982	274,982
Total	3,728,826	3,593,860
Less : accumulated amortization	(1,387,023)	(1,052,575)
Net intangibles	$2,341,803	$2,541,285

CUSTOMER RELATIONSHIP

On August 11, 2015, the Company acquired Gourmet Foods. The fair value on the acquired customer relationships was estimated to be $66,153 and is amortized over the remaining useful life of 10 years. On June 2, 2016, the Company acquired Brigadier Security Systems. The fair value on the acquired customer relationships was estimated to be $434,099 and is amortized over the remaining useful life of 10 years. On December 18, 2017 the Company’s wholly-owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired customer relationships was determined to be $200,000 and is amortized over the remaining useful life of 7 years. On July 1, 2020, our wholly-owned subsidiary, Gourmet Foods, acquired Printstock Products Limited. The fair value of the acquired customer relationships was estimated to be $77,123 and is amortized over a useful life of 9 years.

	June 30, 2021	June 30, 2020
Customer relationships	$777,375	$700,252
Less: accumulated amortization	(369,471)	(282,304)
Total customer relationships, net	$407,904	$417,948

BRAND NAME

On August 11, 2015, the Company acquired Gourmet Foods. The fair value on the acquired brand name was estimated to be $61,429 and is amortized over the remaining useful life of 10 years. On June 2, 2016, the Company acquired Brigadier Security Systems. The fair value on the acquired brand name was estimated to be $340,694 and is amortized over the remaining useful life of 10 years. On December 18, 2017 the Company’s wholly-owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired brand name was determined to be $740,000 and is considered to have an indefinite life. Unlike the brand names Gourmet Foods and Brigadier Security Systems, Original Sprout is an actual product name and recognized associated brand that is identifiable to consumers of the product and is the basis of the value proposition. That brand name will continue to be associated with the product offering unless and until such time in the future as the Company may elect to discontinue the use of the brand and move towards establishment of an alternative product offering. On July 1, 2020, our wholly-owned subsidiary, Gourmet Foods, acquired Printstock Products Limited. The fair value of the brand name was determined to be $57,842 and, like that of Original Sprout, would continue to stay in use for an indefinite period of time. Therefore, the Company will test for impairment of the brand names “Original Sprout” and “Printstock” at each reporting interval with no amortization recognized.

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	June 30, 2021	June 30, 2020
Brand name	$1,199,965	$1,142,122
Less: accumulated amortization	(209,620)	(169,406)
Total brand name, net	$990,345	$972,716

DOMAIN NAME

On August 11, 2015, the Company acquired Gourmet Foods, Ltd. The fair value on the acquired domain name was estimated to be $21,601 and is amortized over the remaining useful life of 5 years. On June 2, 2016, the Company acquired Brigadier Security Systems. The fair value on the acquired domain name was estimated to be $15,312 and is amortized over the remaining useful life of 5 years.

	June 30, 2021	June 30, 2020
Domain name	$36,913	$36,913
Less: accumulated amortization	(36,913)	(33,744)
Total brand name, net	$—	$3,169

RECIPES AND FORMULAS

On August 11, 2015, the Company acquired Gourmet Foods. The fair value on the recipes was estimated to be $21,601 and is amortized over the remaining useful life of 5 years. On December 18, 2017 the Company’s wholly-owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired recipes and formulas was determined to be $1,200,000 and is amortized over the remaining useful life of 8 years.

	June 30, 2021	June 30, 2020
Recipes and formulas	$1,221,601	$1,221,601
Less: accumulated amortization	(551,737)	(401,366)
Total recipes and formulas, net	$669,864	$820,235

NON-COMPETE AGREEMENT

On June 2, 2016, the Company acquired Brigadier Security Systems. The fair value on the acquired non-compete agreement was estimated to be $84,982 and is amortized over the remaining useful life of 5 years. On December 18, 2017 the Company’s wholly-owned subsidiary, Kahnalytics, Inc., acquired the assets of Original Sprout LLC. The fair value of the acquired non-compete agreement was determined to be $190,000 and is amortized over the remaining useful life of 5 years.

	June 30, 2021	June 30, 2020
Non-compete agreement	$274,982	$274,982
Less: accumulated amortization	(219,282)	(165,755)
Total non-compete agreement, net	$55,700	$109,227

INTERNALLY DEVELOPED SOFTWARE

During the first quarter of 2020, Marygold began incurring expenses in connection with the internal development of software applications that are planned for eventual integration to its consumer Fintech offering. Certain of these expenses, totaling $217,990 as of June 30, 2021 and June 30, 2020, have been capitalized as intangible assets. Once development has been completed and the product is commercially viable, these capitalized costs will be amortized over their useful lives. As of June 30, 2021, no amortization expense has been recorded for these intangible assets.

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AMORTIZATION EXPENSE

The total amortization expense for intangible assets for the years ended June 30, 2021 and June 30, 2020 was $334,448 and $336,428, respectively.

Estimated amortization expenses of intangible assets for the next five years ending June 30, are as follows:

Years Ending June 30,	Expense
2022	$315,378
2023	295,077
2024	277,378
2025	262,114
2026	150,345
Thereafter	1,041,511
Total	$2,341,803

NOTE 7.	OTHER ASSETS

Other Current Assets

Other current assets totaling $399,524 as of June 30, 2021 and $603,944 as of June 30, 2020 are comprised of various components as listed below.

	As of June 30, 2021	As of June 30, 2020
Prepaid expenses	$373,381	$394,473
Other current assets	26,143	209,471
Total	$399,524	$603,944

Investments

Wainwright, from time to time, provides initial seed capital in connection with the creation of ETPs or ETFs that are managed by USCF or USCF Advisers. Wainwright classifies these investments as current assets as these investments are generally sold within one year of the balance sheet date. Investments in which no controlling financial interest or significant influence exists are recorded at fair value with the change included in earnings on the Consolidated Statements of Income. Investments in which no controlling financial interest exists, but significant influence exists are recorded per the equity method of investment accounting. As of June 30, 2021 and 2020, there were no investments in its ETPs or ETFs or investments requiring equity method investment accounting. The Company also invests in marketable securities. As of June 30, 2021 and 2020, such investments were approximately $1.8 million and $1.8 million, respectively.

All of the Company’s short-term investments are classified as Level 1 assets as of June 30, 2021 and June 30, 2020. Investments measured at estimated fair value consist of the following as of June 30, 2021 and June 30, 2020:

	As of June 30, 2021
		Gross	Gross	Estimated
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Money market funds	$1,044,748	$5,378	$—	$1,050,126
Other short-term investments	772,981	4,568	—	777,549
Other equities	1,421	—	(170)	1,251
Total short-term investments	$1,819,150	$9,946	$(170)	$1,828,926

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	As of June 30, 2020
		Gross	Gross	Estimated
		Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Money market funds	$1,044,446	$5,161	$—	$1,049,607
Other short-term investments	770,094	—	—	770,094
Other equities	1,421	—	(606)	815
Total short-term investments	$1,815,961	$5,161	$(606)	$1,820,516

During the years ended June 30, 2021 and 2020, there were no transfers between Level 1 and Level 2.

Restricted Cash

At June 30, 2021 and 2020, Gourmet Foods had on deposit approximately NZ$20,000 (approximately US$13,989 and US$12,854, respectively after currency translation) securing a lease bond for one of its properties. The cash securing the bond is restricted from access or withdrawal so long as the bond remains in place.

Long - Term Assets

Other long-term assets totaling $540,160 at June 30, 2021 and $523,607 at June 30, 2020, were attributed to Wainwright and Original Sprout and consisted of

(i)	$500,000 as of June 30, 2021 and June 30, 2020 representing 10% equity investment in a registered investment adviser accounted for on a cost basis, minus impairment, which we believe approximates fair value, given the lack of observable price changes in orderly transactions. There was no impairment recorded for the years ended June 30, 2021 and June 30, 2020;
(ii)	and $40,160 as of June 30, 2021 and $23,607 at June 30, 2020 representing deposits and prepayments of rent.

NOTE 8.	GOODWILL

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in business combinations. The amounts recorded in goodwill for June 30, 2021 and 2020 were $1,043,473 and $915,790, respectively.

Goodwill is comprised of the following amounts:

	As of June 30, 2021	As of June 30, 2020

Goodwill - Original Sprout	$416,817	$416,817
Goodwill - Gourmet Foods (1)	275,311	147,628
Goodwill - Brigadier	351,345	351,345
Total	$1,043,473	$915,790

(1)	Refer to Note 13, Business Combinations, regarding increase in goodwill during the year ended June 30, 2021.

The Company tests for goodwill impairment at each reporting unit. There was no goodwill impairment for the years ended June 30, 2021 and June 30, 2020.

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NOTE 9.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	June 30, 2021	June 30, 2020
Accounts payable	$1,672,647	$1,363,672
Accrued interest	129,596	105,315
Taxes payable	238,020	60,539
Accrued payroll, vacation and bonus payable	1,049,359	895,803
Accrued operating expenses	773,252	418,287
Total	$3,862,874	$2,843,616

NOTE 10.	RELATED PARTY TRANSACTIONS

Notes Payable - Related Parties

Current related party notes payable consist of the following:

	June 30, 2021	June 30, 2020
Notes payable to shareholder, interest rate of 8%, unsecured and payable on December 31, 2012 (past due)	$3,500	$3,500
Notes payable to shareholder, interest rate of 4%, unsecured and payable on May 25, 2022	250,000	250,000
Notes payable to shareholder, interest rate of 4%, unsecured and payable on April 8, 2022	350,000	350,000
	$603,500	$603,500

Interest expense for all related party notes for the years ended June 30, 2021 and 2020 was $24,281 and $24,347, respectively. Total accrued interest due related parties was $129,596 and $105,315 as of June 30, 2021 and 2020, respectively.

Wainwright - Related Party Transactions

The Funds managed by USCF and USCF Advisers are deemed by management to be related parties. The Company’s Wainwright revenues, totaling $25.2 million and $15.5 million for the years ended June 30, 2021 and 2020, respectively, were earned from these related parties. Accounts receivable, totaling $2.0 million and $2.6 million as of June 30, 2021 and June 30, 2020, respectively, were owed from the Funds that are related parties. Fund expense waivers, totaling $0.9 million and $0.6 million and fund expense limitation amounts, totaling $0.1 million and $0.1 million, for the years ended June 30, 2021 and 2020, respectively, were incurred on behalf of these related parties. Waivers payable, totaling $0.1 million and $0.4 million as of June 30, 2021 and June 30, 2020, respectively, were owed to these related parties. Fund expense waivers and fund expense limitation obligations are defined under Note 14 to the Consolidated Financial Statements.

NOTE 11.	LOANS - PROPERTY AND EQUIPMENT

As of June 30, 2021, Brigadier had an outstanding principal balance of CD$489,738 (approx. US$394,898 translated as of June 30, 2021) due to Bank of Montreal related to the purchase of its Saskatoon office land and building. The Consolidated Balance Sheets as of June 30, 2021 and June 30, 2020 reflect the amount of the principal balance which is due within twelve months as a current liability of US$15,094 and a long term liability of US$379,804. Interest on the mortgage loan for the year ended June 30, 2021 and 2020 was US$16,078 and US$15,986, respectively.

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NOTE 12.	STOCKHOLDERS’ EQUITY

Convertible Preferred Stock

Each issued Series B Convertible Preferred Stock is convertible into 20 shares of common stock and carries a vote of 20 shares of common stock in all matters brought before the shareholders for a vote. On February 7, 2019, the Company converted 383,919 shares of Series B Convertible Preferred Stock to 7,678,380 shares of common stock per the request of the shareholder and pursuant to the stock designation. After the conversion, there remained 53,032 shares of Series B Convertible Preferred Stock outstanding as of June 30, 2020. On January 15, 2021, the Company converted 3,672 shares of Series B Convertible Preferred Stock to 73,440 shares of common stock per the request of the shareholder and pursuant to the stock designation. After conversion, there remain 49,360 shares of Series B Convertible Preferred Stock outstanding as of June 30, 2021.

Stock-based Vendor Compensation

On August 15, 2019 the Company issued 175,000 shares of its common stock, par value $0.001, as partial payment for services to be rendered in connection with an investment banking engagement letter. The fair market value of the shares, as determined by the closing price of CNCG stock listed at $0.87 on the OTCQB exchange on August 15, 2019, was determined to be $152,250. The terms of the engagement provided for an earn-out of the shares over a 6-month period from the effective date of the agreement. Accordingly, the Company released a portion of the shares each month. For the year ended June 30, 2020, the Company incurred an expense of $152,250 attributed to the release of shares due to performance under the engagement. There were no shares issued for services during the year ended June 30, 2021.

NOTE 13.	BUSINESS COMBINATIONS

On March 11, 2020 our wholly-owned subsidiary Gourmet Foods entered into a Stock Purchase Agreement to acquire all the issued and outstanding shares of Printstock Products Limited (“Printstock”), a New Zealand private company located in Napier, New Zealand. Printstock is a printer of wrappers distributed to food manufacturers primarily within New Zealand and limited export to Australia. Printstock will be operated as a subsidiary of Gourmet Foods and is expected to incrementally reduce the cost of goods sold through reduction in the cost of wrappers purchased by Gourmet Foods by elimination of inter-company profit while increasing overall revenues and profits to Gourmet Foods on a consolidated basis through the inclusion of Printstock operations. The purchase price was agreed to be NZ$1.9 million (approximately US$1.2 million ) subject to adjustment within 90 days of the closing date. The transaction closed on July 1, 2020 with a payment of NZ$1.5 million on that date and an estimated final payment due of NZ$420,552 on September 30, 2020. As of October 5, 2020, agreement had been reached on the final adjustments to the purchase price and the final payment was made. As a result, management was able to complete its purchase price allocation as follows. Included in the allocation are estimated deferred income tax liabilities of US$68,061 pertaining to the increase in the value of fixed assets above their book value and the acquired intangible assets. The amounts have been translated to US currency as of the acquisition date, July 1, 2020.

Item	Amount
Cash in bank	$118,774
Accounts receivable	384,222
Prepayments/deposits	1,372
Inventories	509,796
Operating lease right-of-use asset	201,699
Property and equipment	401,681
Intangible assets	134,965
Goodwill	127,683
Deferred tax liability	(68,061)
Assumed lease liabilities	(201,699)
Accounts payable and accrued expenses	(376,112)
Total Purchase Price	$1,234,320

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Supplemental Pro Forma Information (Unaudited)

The following unaudited supplemental pro forma information for the year ended June 30, 2020, assumes the acquisition of Printstock had occurred as of July 1, 2019, giving effect on a pro forma basis to purchase accounting adjustments such as depreciation of property and equipment, amortization of intangible assets, and acquisition related costs. The pro forma data is for informational purposes only and may not necessarily reflect the actual results of operations had Printstock been operated as part of the Company since July 1, 2019. Furthermore, the pro forma results do not intend to predict the future results of operations of the Company.

	Year Ended June 30, 2020	Year Ended June 30, 2020
	Actual	Pro Forma
Net revenues	$26,748,988	$29,429,415
Net income	$1,773,401	$1,983,542
Basic and diluted earnings per share	$0.05	$0.05

NOTE 14.	INCOME TAXES

The following table summarizes income before income taxes:

	Years Ended June 30,
	2021	2020
U.S.	$6,983,223	$1,981,773
Foreign	651,678	354,590
Income before income taxes	$7,634,901	$2,336,363

Income Tax Provision

Provision for income tax as listed on the Consolidated Statements of Income for the years ended June 30, 2021 and 2020 are $1,785,458 and $562,962, respectively.

Provision for taxes consisted of the following:

	Years Ended June 30,
	2021	2020
U.S. operations	$1,488,351	$425,639
Foreign operations	297,107	137,323
Total	$1,785,458	$562,962

Provisions for income tax consisted of the following as of the years ended:

For the year ended:	June 30, 2021	June 30, 2020

Current:
Federal	$1,426,303	$274,229
States	122,052	64,861
Foreign	256,195	179,709
Total current	1,804,550	518,799
Deferred:
Federal	(56,397)	94,273
States	(3,607)	(7,723)
Foreign	40,912	(42,387)
Total deferred	(19,092)	44,163
Total	$1,785,458	$562,962

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Tax effects of temporary differences that give rise to significant portions of the Company’s deferred tax assets for the years ended June 30, 2021 and 2020 are presented below:

For the year ended:	June 30, 2021	June 30, 2020

Deferred tax assets:
Property and equipment and intangible assets - U.S.	$469,403	$529,694
Net operating loss	14,220	—
Accruals, reserves and other - U.S.	336,823	229,568
Leasing assets	245,819	125,480
Leasing liabilities	(238,789)	(117,270)
Gross deferred tax assets	827,476	767,472
Less valuation allowance	—	—
Total deferred tax assets	$827,476	$767,472

Deferred tax liabilities:
Intangible assets - foreign	$(150,878)	(144,653)
Accruals, reserves and other - foreign	(18,551)	16,136
Total deferred tax liabilities	(169,429)	(128,517)
Total net deferred tax assets	$658,047	$638,955

The Company’s accounting for deferred taxes involves the evaluation of a number of factors concerning the realizability of the Company’s net deferred tax assets. The Company primarily considered such factors as the Company’s history of operating losses; the nature of the Company’s deferred tax assets and the timing, likelihood and amount, if any, of future taxable income during the periods in which those temporary differences and carryforwards become deductible.  At present, the Company does believe that it is more likely than not that the deferred tax assets will be realized. Therefore, the valuation allowance was released as of the beginning of the year ended June 30, 2020. The valuation allowance was unchanged during the year ended June 30, 2021 and decreased by $2,573 during the year ended June 30, 2020.

On March 27, 2020 the U.S. enacted the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act). The Company has evaluated the provisions of the CARES Act and determined that it did not result in a significant impact on the Company’s tax provision.

Income tax expense (benefit) for the years ended June 30, 2021 and June 30, 2020 differed from the amounts computed by applying the statutory federal income tax rate of 21.00% to pretax income (loss) as a result of the following:

For the year ended:	June 30, 2021	June 30, 2020

Federal tax expense (benefit) at statutory rate	$1,603,764	$490,638
State income taxes	92,813	43,517
Permanent differences	17,737	26,724
Foreign tax credit	(88,648)	(58,203)
Change in valuation allowance	—	(2,573)
Foreign rate differential	159,792	62,859
Total tax expense	$1,785,458	$562,962

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For the year ended:	June 30, 2021	June 30, 2020

Federal tax expense (benefit) at statutory rate	21.00%	21.00%
State income taxes	1.22%	1.86%
Permanent differences	0.23%	1.15%
Foreign rate differential	2.09%	2.69%
Foreign tax credit	(1.16)%	(2.49)%
Change in valuation allowance	0%	-0.11%
Total tax expense	23.38%	24.10%

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which includes interest and penalties, for the years ended June 30, 2021 and 2020 are as follows:

Balance at June 30, 2020	$289,738
Additions based on tax positions taken during a prior period	12,597
Reductions based on tax positions taken during a prior period	—
Additions based on tax positions taken during the current period	—
Reductions based on tax positions taken during the current period	—
Reductions related to settlement of tax matters	—
Reductions related to a lapse of applicable statute of limitations	—
Balance at June 30, 2021	$302,335

The Company files income tax returns in the United States, and various state and foreign jurisdictions. The federal, state and foreign income tax returns are subject to tax examinations for the tax years 2017 through 2020 as of year ended June 30, 2021. To the extent the Company has tax attribute carry forwards, the tax years in which the attribute was generated may still be adjusted upon examination by the U.S. Internal Revenue Service, state or foreign tax authorities to the extent utilized in a future period.  There were no ongoing examinations by taxing authorities as of June 30, 2021.

The Company had $251,946 of unrecognized tax benefits as of June 30, 2021 and 2020 that if recognized would affect the effective tax rate.  The Company does not anticipate a significant change to its unrecognized tax benefits in the year ended June 30, 2021

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of June 30, 2021, and 2020, the Company accrued and recognized as a liability $50,389 and $37,792, respectively, of interest and penalties related to uncertain tax positions.

NOTE 15.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets, accrued expenses, and long-term operating lease liabilities in the Consolidated Balance Sheets. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease right-of-use assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. In determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the lease commencement date. The operating lease right-of-use assets also include any lease payments made at or before the commencement date and are reduced by any lease incentives received. The Company’s lease terms may include options to extend or not terminate the lease when it is reasonably certain that it will exercise any such options. For the majority of its leases, the Company concluded that it is not reasonably certain that any renewal options would be exercised, and, therefore, the amounts are not recognized as part of operating lease right-of-use assets nor operating lease liabilities. Leases with an initial term of 12 months or less, and certain office equipment leases which are deemed insignificant, are not recorded on the balance sheet and expensed as incurred and included within rent expense under general and administrative expense. Lease expense is recognized on a straight-line basis over the expected lease term.

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The Company’s most significant leases are real estate leases of office, warehouse and production facilities. The remaining operating leases are primarily comprised of leases of printers and other equipment which are deemed insignificant. For all operating leases, the Company has elected the practical expedient permitted under Topic 842 to combine lease and non-lease components. As a result, non-lease components, such as common area or equipment maintenance charges, are accounted for as a single lease element. The Company does not have any finance leases.

Fixed lease expense payments are recognized on a straight-line basis over the lease term. Variable lease payments vary because of changes in facts or circumstances occurring after the commencement date, other than the passage of time. Certain of the Company’s operating lease agreements include variable payments that are passed through by the landlord, such as insurance, taxes, and common area maintenance. Variable payments are deemed immaterial, expensed as incurred, and included within rent expense under general and administrative expense.

The Company leases various facilities and offices throughout the world including the following subsidiary locations:

Gourmet Foods has operating leases for its office, factory and warehouse facilities located in Tauranga, New Zealand, and facilities leased by its subsidiary, Printstock, in Napier, New Zealand, as well as for certain equipment including printers and copiers. These leases are generally for THREE-year terms, with some options to renew for an additional term. The leases mature between August 2021 and September 2022, and require monthly rental payments of approximately US$232,198 (GST not included) translated to U.S. currency as of June 30, 2021. Brigadier leases office and storage facilities in Regina, Saskatchewan. The minimum lease obligations for the Regina facility require monthly payments of approximately US$2,659 translated to U.S. currency as of June 30, 2021. Original Sprout currently leases office and warehouse space in San Clemente, CA with 3-year facility lease expiring on November 30, 2023. Minimum monthly lease payments of approximately $21,875 commenced June 1, 2021. Wainwright leases office space in Walnut Creek, California under an operating lease which expires in December 2024. Minimum monthly lease payments are approximately $13,063 with increases annually.

For years ended June 30, 2021 and 2020, the combined lease payments of the Company and its subsidiaries totaled $763,304 and $407,042, respectively, and recorded under general and administrative expense in the Consolidated Statements of Income. As of June 30, 2021 the Consolidated Balance Sheets included operating lease right-of-use assets totaling $1,058,199, recorded net of $62,432 in deferred rent, and $1,120,631 in total operating lease liabilities.

Future minimum consolidated lease payments for Concierge and its subsidiaries are as follows:

Year Ended June 30,	Lease Amount
2022	$564,162
2023	486,375
2024	228,505
Total minimum lease payments	1,279,042
Less: Present value discount	(158,411)
Total operating lease liabilities	$1,120,631

The weighted average remaining lease term for the Company’s operating leases was 2.87 years as of  June 30, 2021 and a weighted-average discount rate of 5.6% was used to determine the total operating lease liabilities.

Additionally, Gourmet Foods entered into a General Security Agreement in favor of the Gerald O’Leary Family Trust and registered on the Personal Property Securities Register for a priority sum of NZ$110,000 (approximately US$76,937) to secure the lease of its primary facility. In addition, a NZ$20,000 (approximately US$13,989) bond has been posted through ANZ Bank and secured with a cash deposit of equal amount to secure a separate facilities lease. The General Security Agreement and the cash deposit will remain until such time as the respective leases are satisfactorily terminated in accordance with their terms. Interest from the cash deposit securing the lease accumulates to the benefit of Gourmet Foods and is listed as a component of interest income/expense on the accompanying Consolidated Statements of Income.

F-55

Other Agreements and Commitments

USCF manages four Funds (BNO, CPER, UGA, UNL) which had expense waiver provisions during the fiscal year, whereby USCF reimburses funds when fund expenditure levels exceed certain threshold amounts. Effective May 1, 2021 USCF discontinued expense waiver reimbursements for BNO, CPER and UGA with only UNL continuing. As of June 30, 2021 and 2020 the expense waiver payable was $0.1 million and $0.4 million, respectively. USCF has no obligation to continue such payments for UNL into subsequent periods.

As Marygold builds out its application it enters into agreements with various service providers. As of June 30, 2021, Marygold has future payment commitments with its primary service vendors totaling $647,000 including $47,000 due in 2021 and approximately $300,000 due in 2022 and 2023, respectively.

Litigation

From time to time, the Company and its subsidiaries may be involved in legal proceedings arising primarily from the ordinary course of their respective businesses. Except as described below there are no pending legal proceedings against the Company. USCF, is an indirect wholly-owned subsidiary of the Company.  USCF, as the general partner of USO and the general partner and sponsor of the related public funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, USO and USCF are not currently party to any material legal proceedings.

SEC and CFTC Wells Notices

On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice relates to USO’s disclosures in late April and early May 2020 regarding constraints imposed on USO’s ability to invest in Oil Futures Contracts. The SEC Wells Notice states that the SEC staff has made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the 1933 Act and Section 10(b) of the 1934 Act and Rule 10b-5 thereunder, in each case with respect to its disclosures and USO’s actions.

On August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice states that the CFTC staff has made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the CEA, 7 U.S.C. §§ 6o(1)(A), (B), 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019), in each case with respect to its disclosures and USO’s actions.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law. USCF, USO, and Mr. Love maintain that USO’s disclosures and their actions were appropriate. They intend to vigorously contest the allegations made by the SEC staff in the SEC Wells Notice and the CFTC staff in the CFTC Wells Notice.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”).  The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff.  The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

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On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5.  The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war.  The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements.  The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees.  The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and has moved for their dismissal.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

F-57

The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court entered and consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation. No accrual has been recorded with respect to the above legal matters as of June 30, 2021 and 2020. We are currently unable to predict the timing or outcome of, or reasonably estimate the possible losses or range of, possible losses resulting from these matters. It is reasonably possible that this estimate will change in the near term. An adverse outcome regarding these matters could materially adversely affect the Company’s financial condition, results of operations and cash flows.

Retirement Plan

Concierge through its wholly-owned subsidiary USCF, has a 401(k) Profit Sharing Plan (“401K Plan”) covering U.S. employees, including Original Sprout, who are over 21 years of age and who have completed a minimum of 1,000 hours of service and have worked for USCF or Original Sprout for at least three months. Participants may make contributions pursuant to a salary reduction agreement. In addition, the 401K Plan makes a safe harbor matching contribution. Quarterly profit sharing contributions paid totaled approximately $159 thousand and $153 thousand for each of the years ended June 30, 2021 and 2020, respectively.

NOTE 16.	SEGMENT REPORTING

With the acquisition of Wainwright, Gourmet Foods, Brigadier, and the launch of the Original Sprout business unit of Kahnalytics, the Company has identified four segments for its products and services; U.S.A. investment fund management, U.S.A. beauty products, New Zealand food industry and Canada security alarm systems. Our recently incorporated subsidiary, Marygold, has not begun operations, so its accounts have been consolidated with those of the parent, Concierge, and is not yet identified as a separate segment. The Company’s reportable segments are business units located in different global regions. The Company’s operations in the U.S.A. include the manufacture and wholesale distribution of hair and skin care products by Original Sprout and the income derived from management of various investment funds by our subsidiary Wainwright. In New Zealand operations include the production, packaging and distribution on a commercial scale of gourmet meat pies and related bakery confections, and the printing of specialized food wrappers through our wholly-owned subsidiary Gourmet Foods, Ltd. and their subsidiary, Printstock. In Canada, the Company provides security alarm system installation and maintenance services to residential and commercial customers sold through its wholly-owned subsidiary, Brigadier. Separate management of each segment is required because each business unit is subject to different operational issues and strategies due to their particular regional location. The Company accounts for intra-company sales and expenses as if the sales or expenses were to third parties and eliminates them in the consolidation. Amounts are adjusted for currency translation as of the balance sheet date and presented in US dollars.

F-58

The following table presents a summary of identifiable assets as of June 30, 2021 and June 30, 2020:

	As of June 30, 2021	As of June 30, 2020

Identifiable assets:
Corporate headquarters - including Marygold	$3,513,008	$2,891,284
U.S.A. : investment fund management	17,467,044	12,834,581
U.S.A. : beauty products	4,024,803	3,611,471
New Zealand: food industry	3,831,539	2,606,256
Canada: security systems	2,671,286	2,347,327
Consolidated	$31,507,680	$24,290,919

The following table presents a summary of operating information for the years ended June 30, 2021 and June 30, 2020:

	Year Ended June 30, 2021	Year Ended June 30, 2020
Revenues:
U.S.A. : investment fund management - related party	$25,169,182	$15,459,061
U.S.A. : beauty products	3,756,512	3,883,953
New Zealand : food industry	8,263,267	4,745,821
Canada : security systems	2,715,487	2,660,153
Consolidated	$39,904,448	$26,748,988

Net income (loss):
U.S.A. : investment fund management - related party	$9,983,156	$2,850,451
U.S.A. : beauty products	(191,857)	215,620
New Zealand : food industry	469,028	326,448
Canada : security systems	284,151	294,295
Corporate headquarters - including Marygold	(4,695,035)	(1,913,413)
Consolidated	$5,849,443	$1,773,401

The following table presents a summary of capital expenditures for the year ended June 30:

	2021	2020
Capital expenditures:
U.S.A.: investment fund management	$—	$—
U.S.A. : beauty products	41,974	6,242
New Zealand: food industry (1)	436,775	133,975
Canada: security systems	—	416,271
U.S.A. : corporate headquarters - including Marygold	653	2,786
Consolidated	$479,402	$559,274

(1)	Includes $401,681 related to the acquisition of Printstock. See Note 15, Business Combinations
F-59

The following table represents property, plant and equipment in use at each of the Company’s locations as of June 30:

	2021	2020
Asset location:
U.S.A.: investment fund management	$—	$—
U.S.A. : beauty products	58,961	16,987
New Zealand: food industry	2,345,569	1,721,195
Canada: security systems	998,612	929,712
U.S.A. : corporate headquarters - including Marygold	17,744	17,091
Total all locations	3,420,886	2,684,985
Less accumulated depreciation	(1,847,441)	(1,487,793)
Net property, plant and equipment	$1,573,445	$1,197,192

NOTE 17.	SUBSEQUENT EVENTS

The Company evaluated subsequent events for recognition and disclosure through the date the consolidated financial statements were issued or filed. Nothing has occurred outside normal operations since that required recognition or disclosure in these financial statements other than the items noted below.

On August 2, 2021, the Company formed a wholly-owned subsidiary named Marygold & Co. (UK) Limited (“Marygold UK”) organized under the laws of England and Wales. Marygold UK was initially capitalized with GBP 50,000 (approximately US$70,000) and Matthew Parden was named President. On August 13, 2021, Marygold UK entered into a Share Purchase Agreement that, when consummated, would result in the acquisition of all the outstanding and issued shares of Tiger Financial and Asset Management Limited, a U.K. limited company, (“Tiger”) in exchange for GBP 1,500,000 (approximately US$2,100,000) plus acquired cash-on-hand at the time of closing. Marygold UK will pay the purchase price in 3 approximately equal payments commencing at closing and at each annual anniversary date. Funding for the purchase price will be provided through a loan facility granted by Concierge Technologies. The Company plans to project its Marygold fintech services into the U.K. market provided a successful launch in the U.S. is realized. Tiger is an established and certified investment advisor in the U.K., and will be able to offer such services as Marygold’s to its clientele and other U.K. residents thus greatly reducing the cost and time to market for Marygold. The transaction remains subject to regulatory approval by U.K. government agencies and other usual and customary prerequisites for a transaction of this nature. (see Form 8-K dated August 13, 2021 and referenced herein as Exhibit 10.6)

On or about August 25, 2021, the Company received written consents in lieu of a meeting of stockholders representing a majority of the issued and outstanding shares, or 59.33%, of the voting securities of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the following: (1) the amendment to the Company’s Articles of Incorporation, as amended, to effect the name change of the Company to “The Marygold Companies, Inc.” (the “Name Change”); (2) the amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of our Common Stock by a ratio of not less than 1-for-1.5 and not more than 1-for-2.75 (the “Reverse Stock Split”) at any time prior to the one year anniversary of filing of a definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set within the above range as determined by the Board in its discretion; and (3) the adoption of the Concierge Technologies, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan” and, together with the Name Change and Reverse Stock Split, the “Actions”).

On August 24, 2021, the Board of Directors of the Company approved the Actions by unanimous written consent in lieu of a meeting. The Plan became effective upon approval of the Majority Stockholders. The Name Change and Reverse Stock Split will become effective at such future date as determined by the Board, as evidenced by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, but in no event earlier than October 3, 2021, which is the 20th calendar day after the Company’s Definitive Information Statement was mailed or furnished to the stockholders of record as of September 3, 2021. (see Schedule 14C Definitive Information Statement, dated September 13, 2021 and filed with the U.S. Securities and Exchange Commission on September 13, 2021).

F-60

2,388,060 Shares of Common Stock

_____________________

PROSPECTUS

_____________________

Sole Book-Running Manager

Maxim Group LLC

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee and FINRA filing fee.

Securities and Exchange Commission registration fee	$2,659.86
FINRA filing fee	$1,500.00
Accounting fees and expenses	$35,000.00
Printing and engraving expenses	$2,500.00
Legal fees and expenses	$200,000.00
NYSE American listing fees	$5,000.00
Transfer agent and registrar fees	$5,000.00
Miscellaneous
Total	$251,659.86

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws (“Bylaws”), provide that we shall, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. Every director, officer, or employee of the Company is required to be indemnified by the Company against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company (collectively, “Company Agents”) or is or was serving at the request of the Company as a Company Agent, or any settlement thereof, whether or not he/she is a Company Agent at the time such expenses are incurred, except in such cases wherein the person is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that such indemnification only applies when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Company.

The Bylaws also allow us to pay in advance of the final disposition of such action or proceeding, such amounts, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in the Bylaws.

Neither our Bylaws nor our Amended and Restated Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On August 15, 2019, the Company issued 175,000 shares of restricted common stock to Maxim Partners LLC in exchange for investment banking services in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. On February 7, 2019, and on January 15, 2021, the Company issued 7,678,380 and 73,440, respectively, of unregistered common stock in the conversion of 383,919 and 3,672, respectively, shares of our Series B Voting, Convertible, Preferred Stock. The conversion of the preferred stock was non-dilutive as total voting shares remained unchanged. The Company neither sold or issued any other shares of any class of stock within the last two years up to and including June 30, 2021. The Company has no stock option plan nor any outstanding stock warrants.

ITEM 16. EXHIBITS

The Exhibit Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.
2.1	Agreement for Sale and Purchase of a Business, dated May 29, 2015, by and between Gourmet Foods Ltd. and Concierge Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 2, 2015).
2.2	Stock Purchase Agreement, dated May 27, 2016, by and among Concierge Technologies, Inc., Brigadier Security Systems (2000) Ltd., and the shareholders of Brigadier Security Systems (2000) Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2016).
2.3	Stock Purchase Agreement, dated September 19, 2016 by and among Concierge Technologies, Inc., Wainwright Holdings, Inc. and each of the individuals and entities executing signature pages attached thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 20, 2016).
2.4	Asset Purchase Agreement, dated June 24, 2019, by and between Concierge Technologies, Inc., through its wholly-owned subsidiary Gourmet Foods Ltd. and RG & MK Wilson Limited. (incorporated by reference to the Company’s Current Report on Form 8-K filed on June 27, 2019).
2.5	Termination of Asset Purchase Agreement, dated June 24, 2019, by and between Concierge Technologies, Inc., through its wholly-owned subsidiary Gourmet Foods Ltd. and RG & MK Wilson Limited (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 2, 2019).
3.1	Amended Articles of Incorporation of Concierge Technologies, Inc. (incorporated by reference to Exhibit A to the Definitive Proxy Materials on Schedule 14A filed on February 28, 2017).
3.2	Amended Bylaws of Concierge Technologies, Inc. (incorporated by reference to Exhibit B to the Definitive Proxy Materials on Schedule 14A filed on February 28, 2017).
3.3	Certificate of Designation (Series of Preferred Stock) (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on October 8, 2010).
3.4	Amendment to Certificate of Designation filed with the Secretary of State of the State of Nevada on January 31, 2013 (incorporated by reference to Exhibit 3.3 of the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).
3.5	Amendment to Certificate of Designation filed with the Secretary of State of the State of Nevada on January 5, 2015 (incorporated by reference to Exhibit 3.4 of the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).
4.1*	Form of Underwriter’s Warrant.
5.1#	Opinion of McCarter & English, LLP.
10.1	Securities Purchase Agreement, dated January 26, 2015, by and among Concierge Technologies, Inc. and Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2015).
10.2	Registration Rights Agreement, dated January 26, 2015, by and among Concierge Technologies, Inc. and Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 29, 2015).
10.3	Convertible Promissory Note, dated January 27, 2016, by and between Wainwright Holdings, Inc. and Concierge Technologies, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 2, 2016).
10.4	Amended and Restated Asset Purchase Agreement, dated November 20, 2017, by and between The Original Sprout, LLC and each of the Individual Members of Original Sprout LLC and Kahnalytics, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 21, 2017).
10.5	Form of Agreement for Sale and Purchase, dated March 11, 2020, of Shares and Current Account Graham Eric Eagle, Linda Janice Eagle, and Stephen Peter Lunn as Trustees of the GE and LJ Eagle Family Trust as to 266,850 shares, and Graham Eric Eagle of Napier, Company Director, as to 29,650 shares (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2020).
21	Subsidiaries of the Registrant.
23.1*	Consent of BPM LLP, independent registered public accounting firm.
23.2#	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (see signature page to the registration statement).

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith.
**	Indicates management contract or compensatory plan or arrangement.
#	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Clemente, State of California on the 31st day of January, 2022.

CONCIERGE TECHNOLOGIES, INC.

/s/ Nicholas D. Gerber
By: Nicholas D. Gerber Chief Executive Officer and President (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Nicholas D. Gerber and Mr. David W. Neibert or any one of them, with full power of substitution and authority to act in the absence of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas D. Gerber	Chief Executive Officer, President and Director	January 31, 2022
Nicholas D. Gerber	(Principal Executive Officer)

/s/ Stuart Crumbaugh	Chief Financial Officer	January 31, 2022
Stuart Crumbaugh	(Principal Financial Officer and Principal Accounting Officer)

/s/ David W. Neibert	Chief Operating Officer, Secretary and Director	January 31, 2022
David W. Neibert

/s/ Scott Schoenberger		January 31, 2022
Scott Schoenberger	Director

/s/ Matt Gonzalez		January 31, 2022
Matt Gonzalez	Director

/s/ Derek Mullins		January 31, 2022
Derek Mullins	Director

/s/ Kathryn D. Rooney		January 31, 2022
Kathryn D. Rooney	Director

/s/ Erin Grogan		January 31, 2022
Erin Grogan	Director

/s/ Kelly J. Anderson		January 31, 2022
Kelly J. Anderson	Director

/s/ Joya Delgado Harris		January 31, 2022
Joya Delgado Harris	Director